EXHIBIT 4

NOTE: Certain exhibits have been omitted due to their being substantially described in the body of the Indenture dated July 30, 1996.

                                                                [EXECUTION COPY]
================================================================================

                              MAXXIM MEDICAL, INC.
                                    AS ISSUER

                                       AND

                         MAXXIM MEDICAL, INC. (DELAWARE)

                             MAXXIM ACQUISITION CO.

                            FABRITEK LA ROMANA, INC.

                          MAXXIM MEDICAL CANADA LIMITED

                                 MEDICA B.V. AND

                         MEDICA HOSPITAL SUPPLIES, N.V.
                                  AS GUARANTORS

                                  $100,000,000

                   10 1/2% SENIOR SUBORDINATED NOTES DUE 2006

                         ------------------------------

                                    INDENTURE

                            DATED AS OF JULY 30, 1996

                         ------------------------------

                  FIRST UNION NATIONAL BANK OF NORTH CAROLINA,
                                     TRUSTEE

================================================================================

                              CROSS-REFERENCE TABLE

         Reconciliation and tie between the Trust Indenture Act of 1939, as amended, and the Indenture, dated as of July 30, 1996.

TRUST
INDENTURE
ACT                                                         INDENTURE
SECTION                                                      SECTION
- ----------                                                   -------
ss.310(a)(1) ..........................................        7.10
      (a)(2) ..........................................        7.10
      (a)(3) ..........................................        N.A.
      (a)(4) ..........................................        N.A.
      (a)(5) ..........................................        7.10
      (b) .............................................        7.08; 7.10
      (c) .............................................        N.A.
ss.311(a) .............................................        7.11
      (b) .............................................        7.11
      (c) .............................................        N.A.
ss.312(a) .............................................        7.06(a); 7.06(b)
      (b) .............................................        7.06(c)
      (c) .............................................        7.06(d)
ss.313(a) .............................................        7.06(e)
      (b) .............................................        7.06(f)
      (c) .............................................        7.06(f)
      (d) .............................................        7.06(g)
ss.314(a) .............................................        4.16; 4.20
      (b) .............................................        N.A.
      (c)(1) ..........................................        12.03
      (c)(2) ..........................................        12.03
      (c)(3) ..........................................        N.A.
      (d) .............................................        N.A.
      (e) .............................................        12.04
      (f) .............................................        4.19
ss.315(a) .............................................        7.01(b)
      (b) .............................................        7.05
      (c) .............................................        7.01(a)
      (d) .............................................        7.01(c)
      (e) .............................................        6.10
ss.316(a) .............................................        2.08
      (a)(1)(A) .......................................        6.05
      (a)(1)(B) .......................................        6.04
      (a)(2) ..........................................        N.A.
      (b) .............................................        6.07
      (c) .............................................        9.05(b)
ss.317(a)(1) ..........................................        6.03
      (a)(2) ..........................................        6.08
      (b) .............................................        2.04
ss.318(a) .............................................       12.01

Note: This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.

                                TABLE OF CONTENTS

                                                                            PAGE
                                    ARTICLE I
                   DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

     SECTION 1.01.      Definitions............................................1
     SECTION 1.02.      Incorporation by Reference of Trust Indenture Act.....19
     SECTION 1.03.      Rules of Construction.................................19
     SECTION 1.04.      Form of Documents Delivered to Trustee................20
     SECTION 1.05.      Acts of Holders.......................................20
     SECTION 1.06.      Satisfaction and Discharge............................21


                                   ARTICLE II
                                    THE NOTES

     SECTION 2.01.      Form and Dating.......................................22
     SECTION 2.02.      Execution and Authentication..........................24
     SECTION 2.03.      Registrar and Paying Agent............................26
     SECTION 2.04.      Paying Agent to Hold Money in Trust...................26
     SECTION 2.05.      Global Notes..........................................27
     SECTION 2.06.      Transfer and Exchange.................................27
     SECTION 2.07.      Replacement Notes.....................................34
     SECTION 2.08.      Outstanding Notes.....................................34
     SECTION 2.09.      Temporary Notes.......................................35
     SECTION 2.10.      Cancellation..........................................35
     SECTION 2.11.      Payment of Interest; Interest Rights Preserved........36
     SECTION 2.12.      Computation of Interest...............................37
     SECTION 2.13.      Persons Deemed Owners.................................37
     SECTION 2.14.      CUSIP Numbers.........................................37


                                   ARTICLE III
                                   REDEMPTION

     SECTION 3.01.      Notice to Trustee.....................................37
     SECTION 3.02.      Selection of Notes to be Redeemed.....................37
     SECTION 3.03.      Notice of Redemption..................................37
     SECTION 3.04.      Effect of Notice of Redemption........................38
     SECTION 3.05.      Deposit of Redemption Price...........................39
     SECTION 3.06.      Notes Redeemed in Part................................39


                                   ARTICLE IV
                                    COVENANTS

     SECTION 4.01.      Payment of Notes......................................40
     SECTION 4.02.      Maintenance of Office or Agency.......................40
     SECTION 4.03.      Money for the Note Payments to be Held in Trust.......41
     SECTION 4.04.      Corporate Existence...................................41
     SECTION 4.05.      Maintenance of Property...............................41
     SECTION 4.06.      Payment of Taxes and Other Claims.....................41
     SECTION 4.07.      Repurchase at the Option of Holders upon a Change of
                           Control............................................42
     SECTION 4.08.      Limitation on Asset Sales.............................44
     SECTION 4.09.      Limitation on Incurrence of Indebtedness and Issuance of
                           Preferred Stock....................................48
     SECTION 4.10.      Limitation on Restricted Payments.....................49
     SECTION 4.11.      Limitation on Dividends and Other Payment Restrictions
                           Affecting Subsidiaries.............................52
     SECTION 4.12.      Limitation on Layering Debt...........................53
     SECTION 4.13.      Limitation on Liens...................................53
     SECTION 4.14.      Limitation on Ownership of and Liens on Capital Stock.53
     SECTION 4.15.      Transactions with Affiliates..........................54
     SECTION 4.16.      Reports...............................................54
     SECTION 4.17.      Unrestricted Subsidiaries.............................54
     SECTION 4.18.      Payments for Consent, Waiver or Amendment.............55
     SECTION 4.19.      Waiver of Stay, Extension or Usury Laws...............55
     SECTION 4.20.      Compliance Certificate; Notice of Default or Event of
                           Default............................................55
     SECTION 4.21.      Investment Company Act................................56
     SECTION 4.22.      Further Instruments and Acts..........................56


                                    ARTICLE V
                       CONSOLIDATION, MERGER, CONVEYANCE,
                                LEASE OR TRANSFER

     SECTION 5.01.      Merger, Consolidation or Sale of Assets...............56
     SECTION 5.02.      Successor Corporation Substituted.....................57


                                   ARTICLE VI
                              DEFAULTS AND REMEDIES

     SECTION 6.01.      Events of Default.....................................58
     SECTION 6.02.      Acceleration..........................................59
     SECTION 6.03.      Other Remedies........................................60
     SECTION 6.04.      Waiver of Past Defaults...............................60

                                       ii

     SECTION 6.05.      Control by Majority...................................61
     SECTION 6.06.      Limitation on Suits...................................61
     SECTION 6.07.      Rights of Holders to Receive Payment..................61
     SECTION 6.08.      Trustee May File Proofs of Claim......................62
     SECTION 6.09.      Priorities............................................62
     SECTION 6.10.      Undertaking for Costs.................................63
     SECTION 6.11.      Waiver of Stay or Extension Laws......................63
     SECTION 6.11.      Trustee May Enforce Claims Without Possession of the
                           Notes..............................................63
     SECTION 6.13.      Restoration of Rights and Remedies....................63
     SECTION 6.14.      Rights and Remedies Cumulative........................63
     SECTION 6.15.      Delay or Omission Not Waiver..........................64


                                   ARTICLE VII
                                     TRUSTEE

     SECTION 7.01.      Duties of Trustee.....................................64
     SECTION 7.02.      Rights of Trustee.....................................65
     SECTION 7.03.      Individual Rights of Trustee..........................65
     SECTION 7.04.      Trustee's Disclaimer..................................66
     SECTION 7.05.      Notice of Defaults....................................66
     SECTION 7.06.      Preservation of Information; Reports by Trustee to
                           Holders............................................66
     SECTION 7.07.      Compensation and Indemnity............................67
     SECTION 7.08.      Replacement of Trustee................................68
     SECTION 7.09.      Successor Trustee by Merger...........................70
     SECTION 7.10.      Eligibility; Disqualification.........................70
     SECTION 7.11.      Preferential Collection of Claims Against Company.....71


                                  ARTICLE VIII
                                   DEFEASANCE

     SECTION 8.01.      Company's Option to Effect Legal Defeasance or Covenant
                           Defeasance.........................................71
     SECTION 8.02.      Legal Defeasance and Discharge........................71
     SECTION 8.03.      Covenant Defeasance...................................72
     SECTION 8.04.      Conditions to Defeasance or Covenant Defeasance.......72
     SECTION 8.05.      Deposited Money and U.S. Government Obligations to be
                           Held in Trust; Miscellaneous Provisions............74
     SECTION 8.06.      Reinstatement.........................................74


                                   ARTICLE IX
                                   AMENDMENTS

     SECTION 9.01.      Without Consent of Holders............................75

                                      iii

     SECTION 9.02.      With Consent of Holders...............................75
     SECTION 9.03.      Effect of Supplemental Indentures.....................77
     SECTION 9.04.      Compliance with Trust Indenture Act...................77
     SECTION 9.05.      Revocation and Effect of Consents and Waivers.........77
     SECTION 9.06.      Notation on or Exchange of Notes......................77
     SECTION 9.07.      Trustee to Execute Supplemental Indentures............77


                                    ARTICLE X
                                  SUBORDINATION

     SECTION 10.01.     Agreement to Subordinate..............................78
     SECTION 10.02.     Liquidation; Dissolution; Bankruptcy..................79
     SECTION 10.03.     Default on Designated Senior Indebtedness.............79
     SECTION 10.04.     Acceleration of Notes.................................80
     SECTION 10.05.     When Distribution Must be Paid Over...................80
     SECTION 10.06.     Notice By Company.....................................81
     SECTION 10.07.     Subrogation...........................................81
     SECTION 10.08.     Relative Rights.......................................81
     SECTION 10.09.     Subordination May Not be Impaired by Company..........81
     SECTION 10.10.     Distribution or Notice to Representative..............81
     SECTION 10.11.     Rights of Trustee and Paying Agent....................82
     SECTION 10.12.     Authorization to Effect Subordination.................82


                                   ARTICLE XI
                     NOTE GUARANTEES; SUBORDINATION OF NOTE
                     GUARANTEES; RELEASE OF NOTE GUARANTEES

     SECTION 11.01.     Note Guarantees.......................................83
     SECTION 11.02      Obligations of Guarantors Unconditional...............85
     SECTION 11.03.     Limitation of Guarantors' Liability...................85
     SECTION 11.04.     Subordination of Note Guarantees......................85
     SECTION 11.05.     Release of Note Guarantees............................87
     SECTION 11.06.     Application of Certain Terms and Provisions to
                           Guarantors.........................................87
     SECTION 11.07.     Additional Guarantors.................................88


                                   ARTICLE XII
                                  MISCELLANEOUS

     SECTION 12.01.     Trust Indenture Act Controls..........................88
     SECTION 12.02.     Notices...............................................88
     SECTION 12.03.     Certificate and Opinion as to Conditions Precedent....89
     SECTION 12.04.     Statements Required in Certificate or Opinion.........89
     SECTION 12.05.     Rules by Trustee, Paying Agent and Registrar..........89
     SECTION 12.06.     Payments on Business Days.............................89

                                       iv

     SECTION 12.07.     Governing Law, Submission to Jurisdiction. ...........89
     SECTION 12.08.     No Recourse Against Others............................90
     SECTION 12.09.     Successors............................................90
     SECTION 12.10.     Counterparts..........................................90
     SECTION 12.11.     Table of Contents; Headings...........................90
     SECTION 12.12.     Severability..........................................90
     SECTION 12.13.     Further Instruments and Acts. ........................90



EXHIBIT A      FORM OF INITIAL GLOBAL NOTE
EXHIBIT B      FORM OF INITIAL CERTIFICATED NOTE
EXHIBIT C      FORM OF NEW GLOBAL NOTE
EXHIBIT D      FORM OF NEW CERTIFICATED NOTE
EXHIBIT E      FORM OF TRANSFER CERTIFICATE TO A QIB
EXHIBIT F      FORM OF TRANSFER CERTIFICATE FOR TRANSFER TO AN INSTITUTIONAL
               ACCREDITED INVESTOR
EXHIBIT G      FORM OF INVESTMENT LETTER FOR INSTITUTIONAL ACCREDITED INVESTORS
EXHIBIT H      FORM OF TRANSFER CERTIFICATE FOR TRANSFER TO A NON-U.S. PERSON
EXHIBIT I      FORM OF INVESTMENT LETTER FOR REGULATION S PURCHASERS
EXHIBIT J      FORM OF REGISTRATION RIGHTS AGREEMENT

                                       v

               INDENTURE, dated as of July 30, 1996, among MAXXIM MEDICAL, INC., a Texas corporation (the "Company"), having its principal office at 104 Industrial Blvd., Sugar Land, Texas 77478, and MAXXIM MEDICAL, INC. (DELAWARE), a Delaware corporation, MAXXIM ACQUISITION CO., a Virginia corporation, FABRITEK LA ROMANA, INC., a Mississippi corporation, MAXXIM MEDICAL CANADA LIMITED, a Canadian corporation, MEDICA B.V., a Netherlands corporation, and MEDICAL HOSPITAL SUPPLIES, N.V., a Belgian corporation (collectively, the "Guarantors"), and FIRST UNION NATIONAL BANK OF NORTH CAROLINA, a North Carolina banking corporation, as trustee hereunder (the "Trustee"), having its Corporate National Trust Office at 230 South Tryon Street, Ninth Floor, Charlotte, North Carolina 28288.

                                    RECITALS

               The Company has duly authorized the creation and issue of its 10 1/2% Senior Subordinated Notes Due 2006 (the "Initial Notes") of substantially the tenor and amount hereinafter set forth and to provide therefor and for, if and when issued in exchange for the Initial Notes pursuant to the Indenture and the Registration Rights Agreement, the Company's 10 1/2% Senior Subordinated Notes Due 2006 (the "New Notes," and together with the Initial Notes, the "Notes"), the Company has duly authorized the execution and delivery of this Indenture.

               Each of the Guarantors has duly authorized the execution and delivery of this Indenture to provide a guarantee of the Notes and of certain of the obligations of the Company hereunder.

               All things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid instrument of the Company and of each of the Guarantors, in accordance with their respective terms, have been done.

               NOW, THEREFORE, THIS INDENTURE WITNESSETH, that, for and in consideration of the premises and the purchase of the Initial Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                    ARTICLE I

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

               SECTION 1.01. DEFINITIONS. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

               (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular; and

               (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP.

               "ACQUIRED INDEBTEDNESS" means, with respect to any specified Person, (i) any Indebtedness or Disqualified Stock of any other Person existing at the time such other Person is merged with or into or becomes a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person, and in either case for purposes of this Indenture shall be deemed to be incurred by such specified Person at the time such other Person is merged with or into or becomes a Subsidiary of such specified Person or at the time such asset is acquired by such specified Person, as the case may be.

               "ACT" when used with respect to any Holder, has the meaning set forth in Section 1.05 hereof.

               "AFFILIATE" of any specified Person means (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (ii) any other Person who is a director or executive officer of (a) such specified Person or (b) any Person described in the preceding clause (i). For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED that beneficial ownership of 10% or more of any class, or any series of any class, of equity securities of a Person, whether or not voting, shall be deemed to be control.

               "AGENT BANK" means NationsBank of Texas, N.A. and its successors under the Credit Agreement.

               "AGENT MEMBERS" has the meaning set forth in Section 2.05(a) hereof.

               "ASSET SALE" means with respect to any Person, the sale, lease, conveyance or other disposition, that does not constitute a Restricted Payment or an Investment, by such Person of any of its assets (including, without limitation, by way of a sale and leaseback and including the issuance, sale or transfer of any Equity Interests in any Subsidiary of the Company or the sale or transfer of Equity Interests in any Unrestricted Subsidiary) other than to the Company (including the receipt of proceeds of insurance paid on account of the loss of or damage to any asset and awards of compensation for any asset taken by condemnation, eminent domain or similar proceeding, and including the receipt of proceeds of business interruption insurance), in each case, in one or a series of related transactions; PROVIDED, that notwithstanding the foregoing, the term "Asset Sale" shall not include:

               (i) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company, in accordance with
Section 5.01 hereof;

               (ii) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business consistent with past practice;

               (iii) a transfer of assets by the Company to a Wholly Owned Subsidiary of the Company or by a Wholly Owned Subsidiary of the Company to the Company or to another Wholly Owned Subsidiary of the Company;

               (iv) an issuance of Equity Interests by a Wholly Owned Subsidiary of the Company to the Company or to another Wholly Owned Subsidiary of the Company, PROVIDED that the consideration paid by the Company or such Wholly Owned Subsidiary of the Company for such Equity Interests shall be deemed to be an Investment; or

               (v) the sale or other disposition of cash or Cash Equivalents.

               "ASSET SALE OFFER" has the meaning set forth in Section 4.08(d) hereof.

               "ASSET SALE OFFER AMOUNT" has the meaning set forth in Section 4.08(d) hereof.

               "ASSET SALE PURCHASE DATE" has the meaning set forth in Section 4.08(e)(ii) hereof.

               "BANKRUPTCY LAW" means Title 11, United States Code, or any other applicable federal, state or foreign bankruptcy, insolvency or similar law as now or hereafter constituted.

               "BOARD" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

               "BOARD RESOLUTION" means a duly adopted resolution of the Board in full force and effect at the time of determination and certified as such by the Secretary or an Assistant Secretary of the Company.

               "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the Borough of Manhattan, The City of New York or in Charlotte, North Carolina are authorized or obligated by law, executive order or regulation to close.

               "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

               "CAPITAL STOCK" means (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

               "CASH EQUIVALENT" means:

               (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities not more than twelve months from the date of acquisition;

               (ii) U.S. dollar denominated (or foreign currency fully hedged) time deposits, certificates of deposit, Eurodollar time deposits or Eurodollar certificates of deposit of (a) any domestic commercial bank of recognized standing having capital and surplus in excess of $500 million or (b) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Lender"), in each case with maturities of not more than twelve months from the date of acquisition; and

               (iii) commercial paper issued by any Approved Lender (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody's and maturing within twelve months of the date of acquisition.

               "CERTIFICATED NOTES" means Notes in certificated form.

               "CHANGE OF CONTROL" means such time as either:

               (i) any Person or group (within the meaning of Section 13(d) or 14(d) of the Exchange Act) (other than an underwriter conducting a firm commitment underwriting of the Company's Voting Stock) has become, directly or indirectly, the beneficial owner by way of merger, consolidation or otherwise, of 35% or more of the voting power of the Voting Stock of the Company on a fully-diluted basis, after giving effect to the conversion and exercise of all outstanding warrants, options and other securities of the Company convertible into or exercisable for Voting Stock of the Company (whether or not such securities are then currently convertible or exercisable); or

               (ii) the sale, lease or transfer of all or substantially all of the assets of the Company to any Person or group; or

               (iii) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Board, together with any new members of such Board whose election by such Board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the members of such Board then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the directors of the Company then in office; or

               (iv) the Company consolidates with or merges with or into another Person or any Person consolidates with, or merges with or into, the Company (in each case, whether or not in compliance with the terms of this Indenture), in any such event pursuant to a transaction in which immediately after the consummation thereof Persons owning a majority of the Voting Stock of the Company immediately prior to such consummation shall cease to own a majority of the Voting Stock of the Company or the surviving entity if other than the Company.

               "CHANGE OF CONTROL OFFER" has the meaning set forth in Section 4.07(a) hereof.

               "CHANGE OF CONTROL PAYMENT DATE" has the meaning set forth in
Section 4.07(a) hereof.

               "CHANGE OF CONTROL PURCHASE PRICE" has the meaning specified in
Section 4.07(a) hereof.

               "CLEARING AGENCY" has the meaning set forth in Section 3(a)(23) of the Exchange Act.

               "COMMISSION" means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

               "COMPANY" means the party named as such in the preamble to this Indenture until a successor replaces it pursuant to the applicable provisions hereof and, thereafter, means such successor.

               "COMPANY ORDER" means a written order signed in the name of the Company by (i) the Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer or any Vice President of the Company and (ii) the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

               "CONSOLIDATED EBITDA" means, with respect to any Person for any period, the sum, of, without duplication, (i) the Consolidated Net Income of such Person and its Subsidiaries for such period, plus (ii) the Fixed Charges for such period, plus (iii) amortization of deferred financing charges for such period, plus (iv) provision for taxes based on income or profits for such period (to the extent such income or profits were included in computing Consolidated Net Income for such period), plus (v) consolidated depreciation, amortization and other noncash charges of such Person and its Subsidiaries required to be reflected as expenses on the books and records of such Person, minus (vi) cash payments with respect to any nonrecurring, noncash charges previously added back pursuant to clause (v), and excluding (vii) the impact of foreign currency translations. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and other noncash charges of, a Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated EBITDA only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to such Person by such Subsidiary without prior approval (unless such approval has been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

               "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; PROVIDED that (i) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Subsidiary thereof, (ii) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (unless such approval has been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded, and (v) the Net Income of, or any dividends or other distributions from, any Unrestricted Subsidiary, to the extent otherwise included, shall be excluded, until distributed in cash to the Company or one of its Subsidiaries.

               "CONSOLIDATED NET WORTH" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups subsequent to the date of this Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person (other than purchase accounting adjustments made, in connection with any acquisition of any entity that becomes a consolidated Subsidiary of such Person after the date of this Indenture, to the book value of the assets of such entity), (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined on a consolidated basis in accordance with GAAP.

               "CORPORATE NATIONAL TRUST OFFICE" means the principal office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office is, at the date of execution of this Indenture, 230 South Tryon Street, Ninth Floor, Charlotte, North Carolina, 28288; PROVIDED, that for purposes of Section 4.02 hereof, "Corporate National Trust Office" shall mean the office of the Trustee located at IBJ Schroder Bank & Trust Co., One State Street Plaza, New York, New York, 10004, Ref. SC-1.

               "COVENANT DEFEASANCE" has the meaning set forth in Section 8.03 hereof.

               "CREDIT AGREEMENT" means that certain Second Amended and Restated Credit Agreement dated as of the date of this Indenture, by and among the Company and NationsBank of Texas, N.A., as agent, and the lenders parties thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, increased, renewed, refunded, replaced, restated or refinanced from time to time.

               "CUSTODIAN" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

               "DEFAULT" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

               "DEFAULTED INTEREST" has the meaning set forth in Section 2.11 hereof.

               "DEPOSITARY" means The Depository Trust Company, its nominees, and their respective successors.

               "DESIGNATED SENIOR INDEBTEDNESS" means, in respect of the Company, (i) so long as the Senior Bank Debt is outstanding, the Senior Bank Debt and (ii) any other Senior Indebtedness permitted under this Indenture the principal amount of which is $15.0 million or more and that has been designated by the Company as "Designated Senior Indebtedness" and, in respect of any Guarantor, any guarantee by such Guarantor of Designated Senior Indebtedness of the Company.

               "DISQUALIFIED STOCK" means (i) with respect to any Person, Capital Stock of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date which is one year after the date on which the Notes mature and (ii) with respect to any Subsidiary of such Person (including with respect to any Subsidiary of the Company), any Capital Stock other than any common stock with no preference, privileges, or redemption or repayment provisions.

               "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock), whether outstanding prior to, on or after the date of this Indenture.

               "EVENT OF DEFAULT" has the meaning set forth in Section 6.01 hereof.

               "EXCESS PROCEEDS" has the meaning set forth in Section 4.08(c) hereof.

               "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

               "EXEMPT AFFILIATE TRANSACTIONS" means (i) transactions between or among the Company and/or its Wholly Owned Subsidiaries, (ii) advances to officers of the Company or any Subsidiary of the Company in the ordinary course of business to provide for the payment of reasonable expenses incurred by such persons in the performance of their responsibilities to the Company or such Subsidiary or in connection with any relocation, (iii) fees and compensation paid to and indemnity provided on behalf of directors, officers or employees of the Company or any Subsidiary of the Company in the ordinary course of business,
(iv) any employment agreement that is in effect on the date of this Indenture in the ordinary course of business and any such agreement entered into by the Company or a Subsidiary of the Company after the date of this Indenture in the ordinary course of business of the Company or such Subsidiary and (v) any Restricted Payment that is not prohibited by Section 4.10 hereof.

               "EXEMPT ASSET SALE" means an Asset Sale on or after the date of this Indenture the Net Proceeds of which plus the Net Proceeds of all other Asset Sales (other than Net Proceeds from a sale of the Company's sterilization unit in Oldsmar, Florida) concurrently or previously made on or after the date of this Indenture do not exceed $10.0 million.

               "EXISTING INDEBTEDNESS" means the Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of this Indenture, until such amounts are repaid.

               "FINAL MEMORANDUM" means the final Offering Memorandum, dated July 18, 1996, used in connection with the Initial Placement.

               "FIXED CHARGE COVERAGE RATIO" means with respect to any Person for any period, the ratio of the Consolidated EBITDA of such Person and its Subsidiaries for such period to the Fixed Charges of such Person and its Subsidiaries for such period. In the event that the Company or any of its Subsidiaries incurs, assumes, guarantees or repays or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the four-quarter reference period for which the Fixed Charge Coverage Ratio is being calculated but on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. For purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period, and (ii) the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such

Fixed Charges will not be obligations of the referent Person or any of its Subsidiaries following the Calculation Date.

               "FIXED CHARGES" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Subsidiaries for such period (net of any interest income) including, without limitation, amortization of original issue discount, noncash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations but excluding amortization of deferred financing charges for such period and (ii) the consolidated interest expense of such Person and its Subsidiaries that was capitalized during such period, and
(iii) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries (whether or not such guarantee or Lien is called upon) and (iv) the product of (a) all cash dividend payments (and noncash dividend payments in the case of a Person that is a Subsidiary) on any series of preferred stock of such Person payable to a party other than the Company or a Wholly Owned Subsidiary, multiplied by (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, on a consolidated basis and in accordance with GAAP.

               "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession of the United States, that are applicable to the circumstances as of the date of determination; PROVIDED THAT, except as specifically provided in this Indenture, all calculations made for purposes of determining compliance with the covenants set forth in Article IV and Section
5.01 of this Indenture shall use GAAP as in effect on the date of this Indenture for financial statements for fiscal years ending on or after December 31, 1996.

               "GLOBAL NOTES" means the Initial Global Note and the New Global Note.

               "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

               "GUARANTOR" means (i) Maxxim Medical, Inc. (Delaware), a Delaware corporation, (ii) Maxxim Acquisition Co., (iii) each other existing Subsidiary of the Company, (iv) each Subsidiary of the Company formed or acquired (and each other Person that becomes a Subsidiary of the Company) after the date of this Indenture that guarantees the Company's obligations under the Credit Agreement or any other Senior Indebtedness, and (v) each other Wholly Owned Subsidiary formed or acquired or that becomes such after the date of this

Indenture; PROVIDED that (a) Sterile Concepts and its Subsidiaries shall not become Guarantors until the consummation of the Merger; (b) any Subsidiary of the Company acquired after the date of this Indenture which is prohibited from entering into a Note Guarantee pursuant to restrictions contained in any debt instrument in existence at the time such Subsidiary was so acquired and not entered into in anticipation or contemplation of such acquisition shall not become a Guarantor so long as any such restriction is in existence and to the extent of any such restriction and so long as such Subsidiary does not guarantee any Senior Indebtedness; and (c) any non-Wholly Owned Subsidiary of the Company that is released from its guarantee of the Company's obligations under the Credit Agreement shall also be released from its Note Guarantee so long as such Subsidiary does not guarantee any Senior Indebtedness.

               "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person entered into in the ordinary course of business under
(i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and other similar financial agreements or arrangements designed to protect such Person against, or manage the exposure of such Person to, fluctuations in interest rates, and (ii) forward exchange agreements, currency swap, currency option and other similar financial agreements or arrangements designed to protect such Person against, or manage the exposure of such Person to, fluctuations in foreign currency exchange rates.

               "HOLDER" means (i) in the case of any Certificated Note, the Person in whose name such Certificated Note is registered on the Note Register and (ii) in the case of any Global Note, the Depositary.

               "INCUR" shall have the meaning specified in Section 4.09(a) hereof.

               "INDEBTEDNESS" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations, or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable incurred in the ordinary course of business, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the guarantee by such Person of any indebtedness of any other Person.

               "INDENTURE" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, and shall include, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument, and any such supplemental indenture, respectively.

               "INDEPENDENT DIRECTOR" means a director of the Company other than a director who is a party, or who is a director, officer, employee or Affiliate (or is related by blood or marriage to any such person) of the other party, to the transaction in question, and who is, in fact, independent in respect of such transaction.

               "INDEPENDENT FINANCIAL ADVISOR" means a nationally recognized investment banking firm that is, in the reasonable judgment of the Board, qualified to perform the task for which such firm has been engaged and disinterested and independent with respect to the Company.

               "INITIAL CERTIFICATED NOTES" has the meaning set forth in Section 2.01(c) hereof.

               "INITIAL GLOBAL NOTE" has the meaning set forth in Section 2.01(c) hereof.

               "INITIAL NOTES" has the meaning set forth in the Recitals hereto and, more particularly, means any of the Notes authenticated and delivered under this Indenture other than pursuant to the Registered Exchange Offer or in exchange for New Notes.

               "INITIAL PLACEMENT" means the initial sales of the Notes by the Initial Purchaser.

               "INITIAL PURCHASERS" means NationsBanc Capital Markets, Inc. and Bear, Stearns & Co. Inc.

               "INSTITUTIONAL ACCREDITED INVESTORS" means institutional "accredited investors," as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, other than QIBs.

               "INTEREST PAYMENT DATE" means each semiannual interest payment date on February 1 and August 1 of each year, commencing February 1, 1997, in respect of the Notes.

               "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding advances to officers of the type specified in clause (ii) of the definition of Exempt Affiliate Transactions), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; PROVIDED that an acquisition of assets, Equity Interests or other securities by the Company for consideration consisting of common equity securities of the Company shall not be deemed to be an Investment.

               "LEGAL DEFEASANCE" has the meaning set forth in Section 8.02 hereof.

               "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

               "LIQUIDATED DAMAGES" shall have the meaning specified in Section 4 of the Registration Rights Agreement.

               "MATURITY" means, when used with respect to a Note, the date on which the principal of such Note becomes due and payable as provided therein or in this Indenture, whether on the date specified in such Note as the fixed date on which the principal of such Note is due and payable, on the Change of Control Payment Date or Asset Sale Purchase Date, or by declaration of acceleration, call for redemption or otherwise.

               "NET INCOME" means, with respect to any Person for any period, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

               "NET PROCEEDS" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any noncash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions), taxes paid or payable as a result thereof, and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

               "NEW CERTIFICATED NOTES" has the meaning set forth in Section 2.01(d) hereof.

               "NEW GLOBAL NOTE" has the meaning set forth in Section 2.01(d) hereof.

               "NEW NOTES" has the meaning set forth in the Recitals hereto and more particularly means any of the Notes authenticated and delivered under this Indenture pursuant to the Registered Exchange Offer.

               "NON-RECOURSE DEBT" means Indebtedness (i) as to which neither the Company nor any of its Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Subsidiaries to declare a default on such other

Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

               "NON-U.S. GUARANTOR" has the meaning set forth in Section 4.09(a) hereof.

               "NON-U.S. PERSON" means any Person who is not a "U.S. Person," as defined in Rule 902(o) under the Securities Act.

               "NOTE GUARANTEE" means the guarantee of the Notes by each Guarantor under Article XI hereof.

               "NOTE REGISTER" has the meaning set forth in Section 2.03 hereof.

               "NOTES" has the meaning set forth in the Recitals of the Company and the Guarantors and more particularly means any of the Notes authenticated and delivered under this Indenture.

               "OBLIGATIONS" means any principal, interest, penalties, premiums, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

               "OFFICERS' CERTIFICATE" means a certificate signed by (i) the Chairman of the Board, the Chief Executive Officer, President, Chief Operating Officer or any Vice President of the Company and (ii) the Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee, which certificate shall comply with the provisions of Section 12.04 hereof; PROVIDED THAT any Officers' Certificate delivered pursuant to the first paragraph of Section 4.20 hereof shall be signed by the Chief Executive Officer or the Chief Financial Officer of the Company.

               "OPINION OF COUNSEL" means a written opinion from legal counsel (who may be counsel to the Company or the Trustee) who is acceptable to the Trustee, which opinion shall comply with the provisions of Section 12.04 hereof; PROVIDED THAT any Opinion of Counsel delivered pursuant to Section 8.04 hereof shall not be rendered by an employee of the Company or any of its Subsidiaries.

               "PARI PASSU," as applied to the ranking of any Indebtedness of a Person in relation to other Indebtedness of such Person, means that each such Indebtedness either (i) is not subordinate in right of payment to any Indebtedness or (ii) is subordinate in right of payment to the same Indebtedness as is the other, and is so subordinate to the same extent, and is not subordinate in right of payment to each other or to any Indebtedness as to which the other is not so subordinate.

               "PAYING AGENT" means any Person authorized by the Company to make payments of principal, premium, if any, or interest with respect to the Notes on behalf of the Company.

               "PAYMENT BLOCKAGE NOTICE" has the meaning set forth in Section 10.03(a) (ii) hereof.

               "PERMITTED INVESTMENTS" means:

               (i)  any Investments in the Company;

               (ii)  any Investments in Cash Equivalents;

               (iii) Investments made as a result of the receipt of noncash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.08 hereof;

               (iv) Investments outstanding as of the date of this Indenture;
and

               (v) Investments in Wholly Owned Subsidiaries of the Company and any entity that (a) is engaged in the same or a similar line of business as the Company or any of its Subsidiaries was engaged in on the date of this Indenture or any reasonable extensions or expansions thereof, and (b) as a result of such Investment, becomes a Wholly Owned Subsidiary of the Company.

               "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Subsidiaries; PROVIDED that:

               (i) the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith);

               (ii) such Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

               (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

               (iv) such Indebtedness is incurred either by the Company or by the Subsidiary of the Company that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

               "PERSON" means any individual, corporation, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

               "PRIVATE PLACEMENT LEGEND" means the legend in the form set forth in Section 2.01(e)(i) hereof.

               "PRO FORMA" means, with respect to any calculation made or required to be made pursuant to the terms hereof, a calculation in accordance with Article 11 of Regulation S-X promulgated under the Securities Act (to the extent applicable), as interpreted in good faith by the Board after consultation with the independent certified public accountants of the Company, or otherwise a calculation made in good faith by the Board after consultation with the independent certified public accountants of the Company, as the case may be.

               "PROPERTY" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, tangible or intangible, excluding Capital Stock in any other Person.

               "PURCHASE AGREEMENT" means the purchase agreement relating to the Notes, dated July 18, 1996, among the Company and the Initial Purchasers.

               "PURCHASE MONEY OBLIGATIONS" of any Person means any obligations of such Person to any seller or any other Person incurred or assumed to finance the construction and/or acquisition of real or personal property to be used in the business of such Person or any of its Subsidiaries in an amount that is not more than 100% of the cost of such property, and incurred within 180 days after the date of such construction or acquisition (excluding accounts payable to trade creditors incurred in the ordinary course of business).

               "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

               "RECORD DATE" means, for the interest payable on any Interest Payment Date, the date specified in Section 2.11 hereof.

               "REDEMPTION DATE" means, when used with respect to any Note or part thereof to be redeemed hereunder, the date fixed for redemption of such Notes pursuant to the terms of the Notes and this Indenture.

               "REDEMPTION PRICE" means, when used with respect to any Note or part thereof to be redeemed hereunder, the price fixed for redemption of such Note pursuant to the terms of the Notes and this Indenture, plus accrued and unpaid interest thereon, if any, and Liquidated Damages, if any, to the Redemption Date.

               "REGISTERED EXCHANGE OFFER" has the meaning set forth in the Registration Rights Agreement.

               "REGISTRAR" has the meaning set forth in Section 2.03 hereof.

               "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement relating to the Notes, dated July 30, 1996, among the Company and the Initial Purchasers, in substantially the form of Exhibit J hereto.

               "REGULATION D" means Regulation D under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.

               "REGULATION S" means Regulation S under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.

               "REGULATION S-X" means Regulation S-X under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.

               "REPRESENTATIVE" means the trustee, agent or representative (if any) for an issue of Senior Indebtedness or, if no such trustee, agent or representative exists, the holder thereof.

               "RESOLUTION" means a copy of a resolution certified by the secretary or an assistant secretary of the Company to have been duly adopted by the Board and to be in full force and effect on the date of such certification, delivered to the Trustee.

               "RESTRICTED PAYMENT" has the meaning set forth in Section 4.10 hereof.

               "RULE 144" means Rule 144 under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.

               "RULE 144A" means Rule 144A under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.

               "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill Corporation, or, if Standard & Poor's Ratings Group shall cease rating the specified debt securities and such ratings business with respect thereto shall have been transferred to a successor Person, such successor Person; PROVIDED THAT if Standard & Poor's Ratings Group ceases rating the specified debt securities and its ratings business with respect thereto shall not have been transferred to any successor Person or such successor Person is Moody's, then "S&P" shall mean any other nationally recognized rating agency (other than Moody's) that rates the specified debt securities and that shall have been designated by the Company in an Officers' Certificate.

               "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

               "SENIOR BANK DEBT" means the Obligations outstanding under the Credit Agreement.

               "SENIOR INDEBTEDNESS" means, with respect to the Company, (i) the Senior Bank Debt and (ii) any other Indebtedness permitted to be incurred by the Company under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to any Indebtedness for money borrowed. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include
(a) any liability for federal, state, local or other taxes owed or owing by the Company, (b) any

Indebtedness of the Company to any of its Subsidiaries, Unrestricted Subsidiaries or other Affiliates, (c) any trade payables or (d) any Indebtedness to the extent that is incurred in violation of this Indenture. "Senior Indebtedness" means, with respect to any Guarantor, any guarantee by such Guarantor of Senior Indebtedness of the Company.

               "SENIOR REVOLVING DEBT" means revolving credit borrowings and letters of credit under the Credit Agreement and/or any successor facility or facilities.

               "SHELF REGISTRATION STATEMENT" has the meaning set forth in the Registration Rights Agreement.

               "SPECIAL RECORD DATE" means a date fixed by the Trustee pursuant to Section 2.11 for the payment of Defaulted Interest.

               "STATED MATURITY" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred), and, when used with respect to any installment of interest on such security, the fixed date on which such installment of interest is due and payable.

               "STERILE CONCEPTS" means Sterile Concepts Holdings, Inc., a Virginia corporation.

               "SUBORDINATED REORGANIZATION SECURITIES" has the meaning specified in Section 10.02(a) hereof.

               "SUBSIDIARY" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof). Notwithstanding the foregoing, an Unrestricted Subsidiary and all of its Subsidiaries shall not be Subsidiaries of the Company for any purposes of this Indenture.

               "TEMPORARY NOTES" has the meaning set forth in Section 2.09 hereof.

               "TRADE PAYABLES" means, with respect to any Person, any accounts payable or any Indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business of such Person in connection with the acquisition of goods or services.

               "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of this Indenture except as required by Section 9.04 hereof or if the Indenture is qualified under the Trust Indenture Act, then as of the date of such qualification; PROVIDED that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939, as so amended.

               "TRUST OFFICER" means any officer or assistant officer of the Trustee (or a successor trustee) assigned by the Trustee (or a successor trustee) to administer this Indenture.

               "TRUSTEE" means the party named as such in the preamble to this Indenture until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means such successor Trustee.

               "UNRESTRICTED SUBSIDIARY" means (i) any Person that (a) is acquired or formed after the date of this Indenture and that is organized under the laws of a jurisdiction other than the United States of America, any state thereof or the District of Columbia, (b) at the time of acquisition or formation shall be designated an Unrestricted Subsidiary by the Board in the manner provided below and (c) would, but for such designation, be a Subsidiary of the Company, and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board shall make any such designation if (i) such Subsidiary does not, directly or indirectly, own any Capital Stock or Indebtedness of, or own or hold any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; (ii) the amount of the Investment by the Company or any of its Subsidiaries in such Unrestricted Subsidiary would be permitted under Section 4.10 hereof as a Restricted Payment after giving effect to the designation; and (iii) all Indebtedness of such Unrestricted Subsidiary is Non-Recourse Debt. The Board may designate any Unrestricted Subsidiary to be a Subsidiary; PROVIDED, HOWEVER, that immediately after giving pro forma effect to such designation (I) the Company could incur $1.00 of additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio test in Section 4.09 hereof and (II) no Default or Event of Default shall have occurred and be continuing following such designation. Any such designation by the Board shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complies with the foregoing provisions.

               "U.S. GOVERNMENT OBLIGATIONS" means:

               (i) securities that are (a) direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof; and

               (ii) depositary receipts issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in clause (i) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal or interest on any U.S. Government Obligation which is so specified and held, PROVIDED THAT (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest of the U.S. Government Obligation evidenced by such depositary receipt.

               "VOTING STOCK" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

               "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the product obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payments at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

               "WHOLLY OWNED SUBSIDIARY" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person. Unrestricted Subsidiaries shall not be included in the definition of Wholly Owned Subsidiary for any purpose of this Indenture.

               SECTION 1.02. INCORPORATION BY REFERENCE OF TRUST INDENTURE
ACT. (a) This Indenture is expressly made subject to the Trust Indenture Act as if this Indenture were, on the Date hereof, subject to the Trust Indenture Act under the provisions of such statute and such provisions are incorporated by reference in this Indenture.

               (b) Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms incorporated by reference in this Indenture have the following meanings:

               "indenture securities" means the Notes.

               "indenture security holder" means a Holder.

               "indenture to be qualified" means this Indenture.

               "indenture trustee" or "institutional trustee" means the Trustee.

               "obligor" on the indenture securities means the Company, the Guarantors, or other obligors on the Notes, if any.

               All other Trust Indenture Act terms used or incorporated by reference in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by Commission rule have the meanings assigned to them therein.

               SECTION 1.03. RULES OF CONSTRUCTION. Unless the context otherwise requires:

               (a) the words "herein," "hereof" and "hereunder," and other words of similar import, refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

               (b) "or" is not exclusive;

               (c) "including" means "including without limitation";

               (d) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and

               (e) when used with respect to the Notes, the term "principal amount" shall mean the principal amount thereof at the Stated Maturity of such principal amount.

               SECTION 1.04. FORM OF DOCUMENTS DELIVERED TO TRUSTEE. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

               Any certificate or opinion of an officer of the Company or any Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company, or such Guarantor, as the case may be, stating that the information with respect to such factual matters is in the possession of the Company, or such Guarantor, as the case may be, unless such officer or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

               Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

               SECTION 1.05. ACTS OF HOLDERS. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee, the Company, and the Guarantors, if made in the manner provided in this Section.

               (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by an acknowledgment of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of the signer's authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

               (c) The ownership of Notes shall be proved by the Note Register, and the ownership of beneficial interests in the Global Note shall be proved by the records of the Depositary.

               SECTION 1.06. SATISFACTION AND DISCHARGE. This Indenture shall cease to be of further effect (except as to the rights of Holders under Sections 2.06, 2.07, 2.09, 4.02, 4.03 and 4.04 hereof) and the Trustee, on receipt of a Company Order requesting such action, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when (a) either (i) all outstanding Notes have been delivered to the Trustee for cancellation or
(ii) such Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Notes, for principal, premium, if any, and interest and Liquidated Damages, if any, to the date of such deposit together with irrevocable instructions from the Company in form and substance satisfactory to the Trustee directing the Trustee to apply such funds to the payment thereof; (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all factual and legal conditions precedent, respectively, herein provided for relating to the satisfaction and discharge of this Indenture have been complied with. Notwithstanding the satisfaction and discharge of this Indenture pursuant to this Section 1.06, the obligations of the Company and the Guarantors to the Trustee under Section 7.07 hereof, and, if money shall have been deposited with the Trustee in trust for the Holders pursuant to this Section 1.06, the obligations of the Trustee under this Section
1.06 and Section 4.03 hereof shall survive.

               All money deposited with the Trustee pursuant to this Section
1.06 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent, to the Persons entitled thereto, of the principal, premium, if any, and interest and Liquidated Damages, if any, for the payment of which such money has been deposited with the Trustee. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
Section 1.06 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and the Guarantors' obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Section 1.06 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Section 1.06; PROVIDED, that if the Company or the Guarantors have made any payment on any Notes because of the reinstatement of its obligations, the Company or the Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the cash or U.S. Government Obligations held by the Trustee or Paying Agent.

               The Company shall pay and indemnify the Trustee against any tax, fee or other charges imposed on or assessed against the U.S. Government Obligations deposited pursuant to this Section 1.06 on the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

                                   ARTICLE II

                                    THE NOTES

               SECTION 2.01. FORM AND DATING. (a) The Initial Notes and the certificate of authentication of the Trustee thereon shall be substantially in the form of Exhibit A or Exhibit B hereto, as applicable, which are hereby incorporated in and expressly made a part of this Indenture. The New Notes and the certificate of authentication of the Trustee thereon shall be substantially in the form of Exhibit C or Exhibit D hereto, as applicable, which are hereby incorporated in and expressly made a part of this Indenture.

               (b) The Notes may have such letters, numbers or other marks of identification and such legends and endorsements, stamped, printed, lithographed or engraved thereon, (i) as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture, (ii) as may be required to comply with this Indenture, any law or any rule of any securities exchange on which the Notes may be listed and (iii) as may be necessary to conform to customary usage. Each Note shall be dated the date of its authentication by the Trustee. The Notes shall be issued only in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof; PROVIDED that Initial Certificated Notes originally purchased by or transferred to Institutional Accredited Investors shall be subject to a minimum denomination of $250,000. Definitive Notes shall be typed, printed, lithographed or engraved or produced by any combination of such methods or produced in any other manner permitted by the rules of any securities exchange on which such Notes may be listed, all as determined by the officers of the Company executing such Notes, as evidenced by their execution of such Notes.

               (c) Initial Notes offered and sold to QIBs in reliance on Rule 144A as provided in the Purchase Agreement shall be issued initially in the form of a single, permanent global note in definitive, fully registered form, without coupons, substantially in the form set forth in Exhibit A hereto and shall bear the legends set forth in Section 2.01(e)(i), Section 2.01(e)(ii) and Section 2.01(e)(iii) hereof (the "Initial Global Note"). Upon issuance, such Initial Global Note shall be registered in the name of the Depositary or its nominee, duly executed by the Company and authenticated by the Trustee as hereinafter provided and deposited on behalf of the purchasers of the Initial Notes represented thereby with the Trustee at its Corporate National Trust Office, as custodian for the Depositary. Owners of beneficial interests in the Initial Global Note shall be entitled to receive physical delivery of Certificated Notes pursuant to Section 2.06(b)(ii). Initial Notes offered and sold to Institutional Accredited Investors as provided in the Purchase Agreement shall be issued in the form of a note in definitive, fully registered form, without coupons, substantially in the form set forth in Exhibit B hereto and shall bear the legend set forth in Section 2.01(e)(i) hereof, except as provided in Section 2.06(a) (such Notes together with interests in the Initial Global Note that are subsequently transferred or exchanged pursuant to Sections 2.06(b)(ii), 2.06(b)(iii), 2.06(b)(iv) or 2.06(c), the "Initial Certificated Notes") Upon issuance, any such Initial Certificated Note shall be duly executed by the Company and authenticated by the Trustee as hereinafter provided. Upon transfer of any Initial Certificated Note to a QIB pursuant to Section 2.06(b)(i) hereof, such Initial Certificated Note may be exchanged for a beneficial interest in the Initial Global Note, except as provided in Section 2.06(c).

               (d) If the Initial Global Note is tendered in a Registered Exchange Offer, it shall be exchanged for a single, permanent global note in definitive, fully registered form, without coupons, substantially in the form set forth in Exhibit C hereto and shall bear the legends set forth in Section 2.01(e)(ii) and Section 2.01(e)(iv) hereof (the "New Global Note"). Upon issuance, such New Global Note shall be registered in the name of the Depositary or its nominee, duly executed by the Company and authenticated by the Trustee as hereinafter provided and deposited on behalf of the beneficial owners of the New Notes represented thereby in accordance with the procedures of the Depositary.

               If Initial Certificated Notes are tendered in a Registered Exchange Offer, they will be exchanged for Certificated Notes in definitive, fully registered form, without coupons and without legends, substantially in the form set forth in Exhibit D hereto ("New Certificated Notes"). Upon issuance, any such New Certificated Note shall be duly executed by the Company and authenticated by the Trustee as hereinafter provided.

               At the option of the Holder thereof, New Notes may be held either in the form of a beneficial interest in the New Global Note or as New Certificated Notes.

               (e) The following legends shall appear on each Global Note and each Certificated Note as indicated below:

                (i) Except as provided in Section 2.06(a) hereof, each Initial Global Note and Initial Certificated Note shall bear the following legend (the "Private Placement Legend") on the face thereof:

                THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF
               1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (SUBJECT TO THE DELIVERY OF SUCH EVIDENCE, IF ANY, REQUIRED UNDER THE INDENTURE PURSUANT TO WHICH THIS NOTE IS ISSUED) AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION.

               (ii) Each Global Note shall bear the following legend on the face thereof:

                UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF
               THE DEPOSITORY TRUST COMPANY TO MAXXIM MEDICAL, INC. OR A SUCCESSOR THEREOF OR THE REGISTRAR FOR REGISTRATION OF TRANSFER OR EXCHANGE AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER ENTITY AS HAS BEEN REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS HAS BEEN REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

               (iii) The Initial Global Note shall bear the following legend on the face thereof:

                TRANSFER OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN
               WHOLE, AND NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF INTERESTS IN THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
               SECTION 2.06 OF THE INDENTURE, DATED AS OF JULY 30, 1996, AMONG MAXXIM MEDICAL, INC., AS ISSUER, AND MAXXIM MEDICAL, INC.

               (DELAWARE), MAXXIM ACQUISITION CO., FABRITEK LA ROMANA, INC., MAXXIM MEDICAL CANADA, LIMITED, MEDICA B.V., AND MEDICA HOSPITAL SUPPLIES, N.V. AS GUARANTORS, AND FIRST UNION NATIONAL BANK OF NORTH CAROLINA, AS TRUSTEE, PURSUANT TO WHICH THIS NOTE WAS ISSUED.

               (iv) The New Global Note shall bear the following legend on the face thereof:

                TRANSFER OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN
               WHOLE, AND NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE.

               SECTION 2.02. EXECUTION AND AUTHENTICATION. The Notes may be issued in two series, a series of Initial Notes and a series of New Notes. The aggregate principal amount of Notes outstanding at any time shall not exceed $100,000,000 except as provided in Section 2.07 hereof. The Notes shall be executed on behalf of the Company by its Chief Executive Officer, President, Chief Operating Officer, Treasurer or any Vice President, under its corporate seal reproduced or imprinted on the Notes by facsimile or otherwise, and shall be attested by the Company's Secretary or one of its Assistant Secretaries, in each case by manual or facsimile signature.

               The Notes shall be authenticated by manual signature of an authorized signatory of the Trustee and shall not be valid for any purpose unless so authenticated.

               In case any officer of the Company whose signature shall have been placed upon any of the Notes shall cease to be such officer of the Company before authentication of such Notes by the Trustee and the issuance and delivery thereof, such Notes may, nevertheless, be authenticated by the Trustee and issued and delivered with the same force and effect as though such Person had not ceased to be such officer of the Company.

               The Trustee shall, upon receipt of a Company Order requesting such action, authenticate (a) Initial Notes for original issue up to the aggregate principal amount not to exceed $100,000,000 outstanding at any given time, or (b) New Notes for issue pursuant to a Registered Exchange Offer for Initial Notes in a principal amount equal to the principal amount of Initial Notes exchanged in such Registered Exchange Offer. Such Company Order shall specify the amount of Notes to be authenticated and the date on which, in the case of clause (a) above, the Initial Notes or, in the case of clause (b) above, the New Notes, are to be authenticated and shall further provide instructions concerning registration, amounts for each Holder and delivery.

               Upon the occurrence of any event specified in Section 2.06(c) hereof, the Company shall execute and the Trustee shall authenticate and make available for delivery to each beneficial owner identified by the Depositary, in exchange for such beneficial owner's interest in the Initial Global Note or New Global Note, as the case may be, Initial Certificated Notes or New

Certificated Notes, as the case may be, representing Notes theretofore represented by the Initial Global Note or New Global Note, as the case may be.

               A Note shall not be valid or entitled to any benefits under this Indenture or obligatory for any purpose unless executed by the Company and authenticated by the manual signature of one of the authorized signatories of the Trustee as provided herein. Such signature upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered under this Indenture and is entitled to the benefits of this Indenture.

               The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate the Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. Any authenticating agent of the Trustee shall have the same rights hereunder as any Registrar or Paying Agent.

               Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Note to the Trustee for cancellation as provided in Section 2.10 together with a written statement (which need not comply with Section 1.04 and need not be accompanied by an Opinion of Counsel) stating that such Note has never been issued and sold by the Company, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall not be entitled to the benefits of this Indenture.

               SECTION 2.03. REGISTRAR AND PAYING AGENT. The Company shall maintain, pursuant to Section 4.02 hereof, an office or agency where the Notes may be presented for registration of transfer or for exchange (the "Registrar"), an office or agency where Notes may be presented for payment (the "Paying Agent") and an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.

               The Company shall cause to be kept at such office a register (the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes entitled to be registered or transferred as provided herein. The Trustee, at its Corporate National Trust Office, is initially appointed Registrar for the purpose of registering Notes and transfers of Notes as herein provided. The Company may, upon written notice to the Trustee, change the designation of the Trustee as Registrar and appoint another Person to act as Registrar for purposes of this Indenture. If any Person other than the Trustee acts as Registrar, the Trustee shall have the right at any time, upon reasonable notice, to inspect or examine the Note Register and to make such inquiries of the Registrar as the Trustee shall in its discretion deem necessary or desirable in performing its duties hereunder.

               The Company shall enter into an appropriate agency agreement with any Person designated by the Company as Registrar or Paying Agent that is not a party to this Indenture, which agreement shall incorporate the provisions of the Trust Indenture Act and shall implement the provisions of this Indenture that relate to such Registrar or Paying Agent. Prior to the designation of any such Person, the Company shall, by written notice (which notice shall include the name and address of such Person), inform the Trustee of such designation. The Trustee, at its Corporate National Trust Office, is initially appointed Paying Agent under this Indenture. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

               Subject to Section 2.06 hereof, upon surrender for registration of transfer of any Note at an office or agency of the Company designated for such purpose, the Company shall execute, and the Trustee shall authenticate and make available for delivery, in the name of the designated transferee or transferees, one or more new Initial Notes or New Notes, as the case may be, of any authorized denomination or denominations, of like tenor and aggregate principal amount, all as requested by the transferor.

               Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company, the Trustee or the Registrar) be duly endorsed, or be accompanied by a duly executed instrument of transfer in form satisfactory to the Company, the Trustee and the Registrar, by the Holder thereof or such Holder's attorney duly authorized in writing.

               SECTION 2.04. PAYING AGENT TO HOLD MONEY IN TRUST. On or prior to each due date of the principal, premium, if any, or any payment of interest or Liquidated Damages, if any, with respect to any Note, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal, premium, if any, or interest or Liquidated Damages, if any, when so becoming due.

               The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal, premium, if any, or interest or Liquidated Damages, if any, with respect to the Notes, shall notify the Trustee of any default by the Company in making any such payment and at any time during the continuance of any such default, upon the written request of the Trustee, shall forthwith pay to the Trustee all sums held in trust by such Paying Agent.

               The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 2.04, the Paying Agent shall have no further liability for the money delivered to the Trustee.

               SECTION 2.05. GLOBAL NOTES. (a) So long as a Global Note is registered in the name of the Depositary or its nominee, members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to the Global Note held on their behalf by the Depositary or the Trustee as its custodian, and the Depositary may be treated by the Company, the Guarantors, the Trustee and any agent of the Company, the Guarantors or the Trustee as the absolute owner of such Global Note for all purposes. Notwithstanding the foregoing, nothing herein shall (i) prevent the Company, the Guarantors, the Trustee or any agent of the Company, the Guarantors or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (ii) impair, as between the

Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder.

               (b) The Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests in such Global Note through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

               (c) Whenever, as a result of an optional redemption of Notes by the Company, a Change of Control Offer, an Asset Sale Offer, a Registered Exchange Offer or an exchange for Certificated Notes pursuant to the provisions of Section 2.06(b) or Section 2.06(c) hereof, a Global Note is redeemed, repurchased or exchanged in part, such Global Note shall be surrendered by the Holder thereof to the Trustee who shall cause an adjustment to be made to Schedule A thereof so that the principal amount of such Global Note will be equal to the portion of such Global Note not redeemed, repurchased or exchanged and shall thereafter return such Global Note to such Holder, PROVIDED that each such Global Note shall be in a principal amount of $1,000 or an integral multiple thereof.

               SECTION 2.06. TRANSFER AND EXCHANGE. (a) By its acceptance of any Initial Note represented by a certificate bearing the Private Placement Legend, each Holder of, and beneficial owner of an interest in, such Initial Note acknowledges the restrictions on transfer of such Initial Note set forth in the Private Placement Legend and agrees that it will transfer such Initial Note only in accordance with the Private Placement Legend. Upon the registration of transfer, exchange or replacement of an Initial Note not bearing the Private Placement Legend, the Trustee shall deliver an Initial Note or Initial Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of an Initial Note bearing the Private Placement Legend, the Trustee shall deliver an Initial Note or Initial Notes bearing the Private Placement Legend, unless such legend may be removed from such Note as provided in this
Section 2.06(a). If the Private Placement Legend has been removed from an Initial Note, as provided herein, no other Initial Note issued in exchange for all or any part of such Initial Note shall bear such legend, unless the Company has reasonable cause to believe that such other Initial Note represents a "restricted security" within the meaning of Rule 144 and instructs the Trustee in writing to cause a legend to appear thereon. Each Initial Note shall bear the Private Placement Legend unless and until:

                       (i) a transfer of such Initial Note is made pursuant to an effective Shelf Registration Statement, in which case the Private Placement Legend shall be removed from such Initial Note so transferred at the request of the Holder; or

                      (ii) there is delivered to the Company such satisfactory evidence, which may include an opinion of independent counsel licensed to practice law in the State of New York, as may reasonably be requested by the Company confirming that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers of such Initial Note will not violate the registration and prospectus delivery requirements of the Securities Act; PROVIDED that the Trustee shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such evidence; and upon provision of such evidence, the Trustee shall authenticate and deliver in exchange for such Initial Note, an Initial Note or Initial Notes (representing the same aggregate principal amount of the Initial Note being exchanged) without such legend.

               (b) SPECIAL TRANSFER PROVISIONS. The following provisions of this paragraph (b) are applicable only to Initial Notes bearing the Private Placement
Legend:

                        (i) TRANSFERS TO QIBS. If the Holder of an Initial Certificated Note wishes to transfer such Initial Certificated Note to a QIB pursuant to Rule 144A, such Holder may, subject to the rules and procedures of the Depositary, cause the exchange of such Initial Certificated Note for an equivalent beneficial interest in the Initial Global Note. Upon receipt by the Trustee, as Registrar, at its Corporate National Trust Office of (A) such Initial Certificated Note, duly endorsed as provided herein, (B) instructions from such Holder directing the Trustee, as Registrar, to credit or cause to be credited a beneficial interest in the Initial Global Note equal to the principal amount of the Initial Certificated Note to be exchanged, such instructions to contain information regarding the participant account with the Depositary to be credited with such increase and (C) a certificate in the form of Exhibit E attached hereto from the transferor, then the Trustee, as Registrar, shall cancel or cause to be canceled such Initial Certificated Note and shall instruct the Depositary to increase or cause to be increased such Initial Global Note by the aggregate principal amount of the beneficial interest in the Initial Certificated Note to be exchanged and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Initial Global Note equal to the principal amount of the Initial Certificated Note so canceled;

                      (ii) TRANSFERS TO INSTITUTIONAL ACCREDITED INVESTORS AND EXCHANGE OF INTERESTS IN GLOBAL NOTES.

                      (A) If a Holder of a beneficial interest in the Initial
               Global Note deposited with the Depositary or the Trustee as custodian for the Depositary wishes at any time to transfer its interest in such Initial Global Note to an Institutional Accredited Investor or to exchange such interest for an Initial Certificated Note evidencing such interest, such Holder may, subject to the rules and procedures of the Depositary, cause the transfer or exchange of such interest for one or more Initial Certificated Notes of any authorized denomination or denominations and of the same aggregate principal amount. Upon receipt by the Trustee, as Registrar, at its Corporate National Trust Office of (I) instructions from the Depositary directing the Trustee, as Registrar, to authenticate and deliver one or more Initial Certificated Notes of the same aggregate principal amount as the beneficial interest in the Initial Global Note to be transferred or exchanged, such instructions to contain the name or names of the designated transferee or transferees, if any, the authorized denomination or denominations of the Initial Certificated Notes to be so issued and appropriate delivery instructions and (II) in the case of a transfer,

               (x) a certificate in the form of Exhibit F attached hereto from the transferor, (y) a certificate in the form of Exhibit G attached hereto from the transferee and (z) such other certifications, legal opinions or other information as the Company or the Trustee may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then the Trustee, as Registrar, will instruct the Depositary to reduce or cause to be reduced such Initial Global Note by the aggregate principal amount of the beneficial interest therein to be exchanged or transferred and to debit or cause to be debited from the account of the Person making such exchange or transfer the beneficial interest in the Initial Global Note that is being exchanged or transferred, and concurrently with such reduction and debit the Company shall execute, and the Trustee shall authenticate and deliver, one or more Initial Certificated Notes of the same aggregate principal amount in accordance with the instructions referred to above; and

                      (B) if a Holder of an Initial Certificated Note wishes to
               transfer such Note to an Institutional Accredited Investor, such Holder may, subject to the restrictions on transfer set forth herein and in such Initial Certificated Note, cause the exchange of such Initial Certificated Note for one or more Initial Certificated Notes of any authorized denomination or denominations and of the same aggregate principal amount. Upon receipt by the Trustee, as Registrar, at its Corporate National Trust Office of (I) such Initial Certificated Note, duly endorsed as provided herein, (II) instructions from such Holder directing the Trustee, as Registrar, to authenticate and deliver one or more Initial Certificated Notes of the same aggregate principal amount as the Initial Certificated Notes to be exchanged, such instructions to contain the name or names of the designated transferee or transferees, the authorized denomination or denominations of the Initial Certificated Notes to be so issued and appropriate delivery instructions, (III) a certificate in the form of Exhibit F attached hereto from the transferor, (IV) a certificate in the form of Exhibit G attached hereto from the transferee and (V) such other certifications, legal opinions or other information as the Company or the Trustee may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then the Trustee, as Registrar, shall cancel or cause to be canceled such Initial Certificated Note and concurrently therewith, the Company shall execute, and the Trustee shall authenticate and deliver, one or more Initial Certificated Notes of the same aggregate principal amount, in accordance with the instructions referred to above;

                      (iii) TRANSFERS TO NON-U.S. PERSONS. (A) If a Holder of a
               beneficial interest in the Initial Global Note deposited with the Depositary or the Trustee as custodian for the Depositary wishes at any time to transfer its interest in such Initial Global Note to a Non-U.S. Person pursuant to Regulation S who wishes to take delivery thereof in the form of a Certificated Note, such Holder may, subject to the rules and procedures of the Depositary, cause the exchange of such interest for one or more Initial Certificated Notes of any authorized denomination or denominations and of the same aggregate principal amount. Upon receipt by the Trustee, as Registrar, at its Corporate National Trust Office of (I) instructions from the Depositary directing the Trustee, as Registrar, to authenticate and deliver one or more Initial Certificated Notes of the same aggregate principal amount as the beneficial interest in the Initial Global Note to be exchanged, such instructions to contain the name or names of the designated transferee or transferees, the authorized denomination or denominations of the Initial Certificated Notes to be so issued and appropriate delivery instructions, (II) a certificate in the form of Exhibit H attached hereto from the transferor and (III) a certificate in the form of Exhibit I attached hereto from the transferee, then the Trustee, as Registrar, will instruct the Depositary to reduce or cause to be reduced such Initial Global Note by the aggregate principal amount of the beneficial interest therein to be exchanged and to debit or cause to be debited from the account of the Person making such transfer the beneficial interest in the Initial Global Note that is being transferred, and concurrently with such reduction and debit the Company shall execute, and the Trustee shall authenticate and deliver, one or more Initial Certificated Notes of the same aggregate principal amount in accordance with the instructions referred to above; and

                      (B) if a Holder of an Initial Certificated Note wishes to
               transfer such Note to a Non-U.S. Person pursuant to Regulation S who wishes to take delivery thereof in the form of a Certificated Note, such Holder may, subject to the restrictions on transfer set forth herein and in such Initial Certificated Note, cause the exchange of such Initial Certificated Note for one or more Initial Certificated Notes of any authorized denomination or denominations and of the same aggregate principal amount. Upon receipt by the Trustee, as Registrar, at its Corporate National Trust Office of (I) such Initial Certificated Note, duly endorsed as provided herein, (II) instructions from such Holder directing the Trustee, as Registrar, to authenticate and deliver one or more Initial Certificated Notes of the same aggregate principal amount as the Initial Certificated Notes to be exchanged, such instructions to contain the name or names of the designated transferee or transferees, the authorized denomination or denominations of the Initial Certificated Notes to be so issued and appropriate delivery instructions, (III) a certificate in the form of Exhibit H attached hereto from the transferor and (IV) a certificate in the form of Exhibit I attached hereto from the transferee, then the Trustee, as Registrar, shall cancel or cause to be canceled such Initial Certificated Note and concurrently therewith, the Company shall execute, and the Trustee shall authenticate and deliver, one or more Initial Certificated Notes of the same aggregate principal amount, in accordance with the instructions referred to above;

                       (iv) TRANSFERS PURSUANT TO OTHER EXEMPTIONS. (A) If a
               Holder of a beneficial interest in the Initial Global Note deposited with the Depositary or the Trustee as custodian for the Depositary wishes at any time to transfer its interest in such Initial Global Note pursuant to another applicable exemption from the registration requirements of the Securities Act, such Holder may, subject to the rules and procedures of the Depositary, cause the exchange of such interest for one or more Initial Certificated Notes of any authorized denomination or denominations and of the same aggregate principal amount. Upon receipt by the Trustee, as Registrar, at its Corporate National Trust Office of (I) instructions from the Depositary directing the Trustee, as Registrar, to authenticate and deliver one or more Initial Certificated Notes of the same aggregate principal amount as the beneficial interest in the Initial Global Note to be exchanged, such instructions to contain the name or names of the designated transferee or transferees, the authorized denomination or denominations of the Initial Certificated Notes to be so issued and appropriate delivery instructions and (II) such certifications, legal opinions or other information as the Company or the Trustee may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then the Trustee, as Registrar, will instruct the Depositary to reduce or cause to be reduced such Initial Global Note by the aggregate principal amount of the beneficial interest therein to be exchanged and to debit or cause to be debited from the account of the Person making such transfer the beneficial interest in the Initial Global Note that is being transferred, and concurrently with such reduction and debit the Company shall execute, and the Trustee shall authenticate and deliver, one or more Initial Certificated Notes of the same aggregate principal amount in accordance with the instructions referred to above; and

                      (B) if a Holder of a Initial Certificated Note wishes to
               transfer such Initial Certificated Note pursuant to another applicable exemption from the registration requirements of the Securities Act, such Holder may, subject to the restrictions on transfer set forth herein and in such Initial Certificated Note, cause the exchange of such Initial Certificated Note for one or more Initial Certificated Notes of any authorized denomination or denominations and of the same aggregate principal amount. Upon receipt by the Trustee, as Registrar, at its Corporate National Trust Office of (I) such Initial Certificated Note, duly endorsed as provided herein, (II) instructions from such Holder directing the Trustee, as Registrar, to authenticate and deliver one or more Initial Certificated Notes of the same aggregate principal amount as the Initial Certificated Notes to be exchanged, such instructions to contain the name or authorized denomination or denominations of the Initial Certificated Notes to be so issued and appropriate delivery instructions and (III) such certifications, legal opinions or other information as the Company or the Trustee may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then the Trustee, as Registrar, shall cancel or cause to be canceled such Initial Certificated Note and concurrently therewith, the Company shall execute, and the Trustee shall authenticate and deliver, one or more Initial Certificated Notes of the same aggregate principal amount, in accordance with the instructions referred to above.

The Company shall deliver to the Trustee, and the Trustee shall retain for two years, copies of all documents received pursuant to this Section 2.06(b). The Company shall have the right to inspect and make copies of all such documents at any reasonable time upon the giving of reasonable written notice to the Trustee.

               (c) The Initial Global Note or New Global Note, as the case may be, shall be exchanged by the Company for one or more Initial Certificated Notes or New Certificated Notes, as the case may be, if (i) the Depositary has notified the Company that it is unwilling or unable to continue as, or ceases to be, a clearing agency registered under Section 17A of the Exchange Act and a successor to the Depositary registered as a clearing agency under Section 17A of the Exchange Act is not able to be appointed by the Company within 90 calendar days, or (ii) the Depositary is at any time unwilling or unable to continue as Depositary and a successor to the Depositary is not able to be appointed by the Company within 90 calendar days, or (iii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes in the form of Certificated Notes. If an Event of Default occurs and is continuing, the Company shall, at the request of the Holder thereof, exchange all or part of the Initial Global Note or New Global Note, as the case may be, for one or more Initial Certificated Notes or New Certificated Notes, as the case may be; PROVIDED that the principal amount of each of such Initial Certificated Notes or New Certificated Notes, as the case may be, and such Global Note, after such exchange, shall be $1,000 or an integral multiple thereof. Whenever a Global
Note is exchanged as a whole for one or more Initial Certificated Notes or New Certificated Notes, as the case may be, it shall be surrendered by the Holder thereof to the Trustee for cancellation. Whenever a Global Note is exchanged in part for one or more Initial Certificated Notes or New Certificated Notes, as the case may be, it shall be surrendered by the Holder thereof to the Trustee and the Trustee shall make the appropriate notations thereon pursuant to Section 2.05(c) hereof. All Initial Certificated Notes or New Certificated Notes, as the case may be, issued in exchange for a Global Note or any portion thereof shall be registered in such names, and delivered, as the Depositary shall instruct the Trustee. Any Initial Certificated Notes issued pursuant to this Section 2.06(c) shall include the Private Placement Legend, except as set forth in Section 2.06(a) hereof.

               (d) Any Initial Notes that are presented to the Registrar for exchange pursuant to a Registered Exchange Offer shall be exchanged for New Notes of equal principal amount upon surrender to the Registrar of the Initial Notes to be exchanged in accordance with the terms of the Registered Exchange Offer; PROVIDED that the Initial Notes so surrendered for exchange are accompanied by a letter of transmittal and duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee and the Registrar and duly executed by the Holder thereof or such Holder's attorney who shall be duly authorized in writing to execute such document on behalf of such Holder. Whenever any Initial Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver to the surrendering Holder thereof, New Notes in the same aggregate principal amount as the Initial Notes so surrendered.

               (e) A Holder may transfer a Note only upon the surrender of such Note for registration of transfer. No such transfer shall be effected until, and the transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer in the Note Register by the Registrar. When Notes are presented to the Registrar with a request to register the transfer of, or to exchange, such Notes, the Registrar shall register the transfer or make such exchange as requested if its requirements for such transactions and any applicable requirements hereunder are satisfied. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Certificated Notes at the Registrar's request.

               (f) The Company shall not be required to make and the Registrar need not register the transfer or exchange of Certificated Notes or portion thereof selected for redemption (except, in the case of a Certificated Note to be redeemed in part, the portion of such Note not to be redeemed) or any Certificated Notes for a period of 15 calendar days before a selection of Notes to be redeemed.

               (g) No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer of Notes (other than in respect of a Registered Exchange Offer, except as provided in the Registration Rights Agreement).

               (h) All Notes issued upon any registration of transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Notes surrendered for such registration of transfer or exchange.

               (i) Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by such Holder (or its agent), and that ownership of a beneficial interest in the Notes represented thereby shall be required to be reflected in book-entry form. Transfers of a Global Note shall be limited to transfers in whole and not in part, to the Depositary, its successors, and their respective nominees. Interests of beneficial owners in a Global Note shall be transferred in accordance with the rules and procedures of the Depositary (or its successors), which shall, in the case of the Initial Global Note, include restrictions designed to ensure that the beneficial owners of such Initial Global Note are QIBs.

               SECTION 2.07. REPLACEMENT NOTES. If any mutilated Note is surrendered to the Trustee, the Company shall execute and upon its written request the Trustee shall authenticate and make available for delivery, in exchange for any such mutilated Note, a new Note containing identical provisions and of like principal amount, bearing a number not contemporaneously outstanding.

               If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and
(ii) such security or indemnity as may be required by them to save either of them and any agent of each of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Note, a new Note containing identical provisions and of like principal amount, bearing a number not contemporaneously outstanding.

               In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

               Upon the issuance of any new Note under this Section 2.07, the Company may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

               Every new Note issued pursuant to this Section 2.07 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

               The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

               SECTION 2.08. OUTSTANDING NOTES. Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those paid pursuant to Section 2.07 hereof and those described in this Section 2.08 as not outstanding. A Note does not cease to be outstanding because the Company or an Affiliate of the Company holds such Note.

               If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that such replaced Note is held by a bona fide purchaser.

               If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or Maturity date money sufficient to pay all principal, premium, if any, and interest and Liquidated Damages, if any, payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Notes (or such portions thereof) shall cease to be outstanding and interest on them shall cease to accrue.

               In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent or any amendment, modification or other change to this Indenture, Notes held or beneficially owned by the Company, any Subsidiary of the Company or any of their respective Affiliates or by agents of any of the foregoing shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes which a Trust Officer actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee such pledgee's right so to act with respect to the Notes and that the pledgee is not the Company, any Subsidiary of the Company, any Unrestricted Subsidiary or any of their respective Affiliates or any of their agents.

               SECTION 2.09. TEMPORARY NOTES. Pending the preparation of definitive Notes, the Company may execute, and the Trustee shall authenticate, temporary notes ("Temporary Notes") which are printed, lithographed, or otherwise produced, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officer executing the Notes may reasonably determine, as conclusively evidenced by such officer's execution of such Notes.

               If Temporary Notes are issued, the Company shall cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the Temporary Notes shall be exchangeable for definitive Notes upon surrender of the Temporary Notes to the Trustee, without charge to the Holder. Until so exchanged, Temporary Notes will evidence the same debt and will be entitled to the same benefits under this Indenture as the definitive Notes in lieu of which they have been issued.

               SECTION 2.10. CANCELLATION. The Company at any time may deliver Notes to the Trustee for prompt cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange, purchase or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, purchase, payment or cancellation and shall return such canceled Notes to the Company. The Company may not issue new Notes to replace Notes it has redeemed or paid or that have been delivered to the Trustee for cancellation.

               SECTION 2.11. PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED. Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such
Note is registered at the close of business on the Record Date for such interest payment, which shall be the January 15 or July 15 (whether or not a Business
Day) immediately preceding such Interest Payment Date.

               Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered Holder on the relevant Record Date, and, except as hereinafter provided, such Defaulted Interest, and any interest payable on such Defaulted Interest, may be paid by the Company, at its election, as provided in clause (a) or (b) below:

               (a) The Company may elect to make payment of any Defaulted Interest, and any interest payable on such Defaulted Interest, to the Persons in whose names the Notes are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on the Notes and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this Section 2.11(a). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 calendar days and not less than 10 calendar days prior to the date of the proposed payment and not less than 10 calendar days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be sent, first-class mail, postage prepaid, to each Holder at such Holder's address as it appears in the Note Register, not less than 10 calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Notes are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b); or

               (b) The Company may make payment of any Defaulted Interest, and any interest payable on such Defaulted Interest, on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

               Subject to the foregoing provisions of this Section 2.11, each Note delivered under this Indenture upon registration of transfer of, or in exchange for, or in lieu of, any other Note, shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

               SECTION 2.12. COMPUTATION OF INTEREST. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

               SECTION 2.13. PERSONS DEEMED OWNERS. Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name such Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, and interest and Liquidated Damages, if any, on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-Registrar shall be affected by notice to the contrary.

               SECTION 2.14. CUSIP NUMBERS. The Company, in issuing the Notes, may use a "CUSIP" number for each series of Notes and, if so, the Trustee shall use the relevant CUSIP number in any notices to Holders as a convenience to such Holders; PROVIDED that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in any CUSIP number used.

                                   ARTICLE III

                                   REDEMPTION

               SECTION 3.01. NOTICE TO TRUSTEE. If the Company elects to redeem Notes pursuant to the optional redemption provisions thereof it shall notify the Trustee in writing of the Redemption Date and the principal amount of Notes to be redeemed. The Company shall give each such notice to the Trustee at least 45 calendar days prior to the Redemption Date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with any conditions to such redemption set forth herein and in the Notes.

               SECTION 3.02. SELECTION OF NOTES TO BE REDEEMED. If less than all the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed by such method as the Trustee shall deem fair and appropriate and that complies with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or if the Notes are not so listed, on a PRO RATA basis. In selecting Notes to be redeemed pursuant to this
Section 3.02, the Trustee shall make such adjustments, reallocations and eliminations as it shall deem proper so that the principal amount of each Note to be redeemed shall be $1,000 or an integral multiple thereof, by increasing, decreasing or eliminating any amount less than $1,000 which would be allocable to any Holder. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be redeemed.

               SECTION 3.03. NOTICE OF REDEMPTION. At least 30 calendar days but not more than 60 calendar days before a Redemption Date, the Company shall send a notice of redemption, first class mail, postage prepaid, to Holders to be redeemed at the addresses of such Holders as they appear in the Note Register.

               The notice shall identify the Notes to be redeemed (including CUSIP number) and shall state:

               (a) the Redemption Date;

               (b) the Redemption Price (and shall specify the portion of such Redemption Price that constitutes the amount of accrued and unpaid interest and Liquidated Damages to be paid, if any);

               (c) the name and address of the Paying Agent;

               (d) that the Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

               (e) if any Global Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, the Global Note, with a notation on Schedule A thereof adjusting the principal amount thereof to be equal to the unredeemed portion, will be returned to the Holder thereof;

               (f) if any Certificated Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, a new Certificated Note or Certificated Notes in principal amount equal to the unredeemed portion will be issued;

               (g) if fewer than all the outstanding Notes are to be redeemed, the identification and principal amounts of the particular Notes to be redeemed;

               (h) that, unless the Company defaults in making the redemption payment, interest on the Notes (or portions thereof) called for redemption shall cease and such Notes (or portions thereof) shall cease to accrue interest on and after the Redemption Date;

               (i) the paragraph of the Notes pursuant to which the Notes are being called for redemption; and

               (j) any other information necessary to enable Holders to comply with the notice of redemption.

               At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this
Section 3.03 in a timely manner.

               SECTION 3.04. EFFECT OF NOTICE OF REDEMPTION. Once notice of redemption is mailed, Notes called for redemption shall become due and payable on the Redemption Date and at the Redemption Price stated in such notice. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price stated in such notice. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

               SECTION 3.05. DEPOSIT OF REDEMPTION PRICE. On or prior to 10:00 a.m., New York City time, on each Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company, one of its Subsidiaries or any of their Affiliates is the Paying Agent, the Paying Agent shall segregate and hold in trust for the benefit of the Holders) money, in federal or other immediately available funds, sufficient to pay the Redemption Price on all Notes or portions thereof to be redeemed on that date other than Notes or portions of Notes called for redemption on such date which have been delivered by the Company to the Trustee for cancellation.

               So long as the Company complies with the preceding paragraph and the other provisions of this Article III, interest on the Notes or portions thereof to be redeemed on the applicable Redemption Date shall cease to accrue from and after such date and such Notes or portions thereof shall be deemed not to be entitled to any benefit under this Indenture except to receive payment of the Redemption Price on the Redemption Date (subject to the right of each Holder of record on the relevant Record Date to receive interest due on the relevant Interest

Payment Date). If any Note called for redemption shall not be so paid upon surrender for redemption, then, from the Redemption Date until such Redemption Price is paid, interest shall be paid on the unpaid principal and premium and, to the extent permitted by law, on any accrued but unpaid interest thereon, in each case at the rate prescribed therefor by such Notes.

               SECTION 3.06. NOTES REDEEMED IN PART. (a) Upon surrender and cancellation of a Certificated Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate and make available for delivery to the surrendering Holder (at the Company's expense) a new Certificated Note equal in principal amount to the unredeemed portion of the Certificated Note surrendered and canceled, PROVIDED THAT each such Certificated Note shall be in a principal amount of $1,000 or an integral multiple thereof.

               (b) Upon surrender of a Global Note that is redeemed in part, the Paying Agent shall forward such Global Note to the Trustee who shall make a notation on Schedule A thereof to reduce the principal amount of such Global Note to an amount equal to the unredeemed portion of such Global Note, as provided in Section 2.05(c) hereof.

                                   ARTICLE IV

                                    COVENANTS

               SECTION 4.01. PAYMENT OF NOTES. The Company shall promptly pay the principal of, premium, if any, and interest and Liquidated Damages, if any, on, the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal, premium, interest and overdue Liquidated Damages shall be considered paid on the date due if, on such date, the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal, premium, interest and Liquidated Damages then due.

               To the extent lawful, the Company shall pay interest on overdue principal, overdue premium, Defaulted Interest and Liquidated Damages (without regard to any applicable grace period) at the interest rate borne on the Notes. The Company's obligation pursuant to the previous sentence shall apply whether such overdue amount is due at its Stated Maturity, as a result of the Company's obligations pursuant to Sections 3.05, Section 4.07 or Section 4.08 hereof, or otherwise.

               All payments with respect to a Global Note or a Certificated Note (including principal, premium, if any, interest and Liquidated Damages, if any) the Holders of whom have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the account or (in the case of a Global Note) accounts specified by the Holders thereof or, if no such account is specified, by sending via first-class mail, postage prepaid, a check to each such Holders' registered address.

               SECTION 4.02. MAINTENANCE OF OFFICE OR AGENCY. The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the

Notes and this Indenture may be served, which office shall be initially the Corporate National Trust Office. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate National Trust Office of the Trustee, and the Company hereby appoints the Trustee its agent to receive all presentations, surrenders, notices and demands.

               The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Notes may be presented or surrendered for any or all of such purposes, and may from time to time rescind such designations; PROVIDED that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation and any change in the location of any such other office or agency.

               The Company hereby designates the Corporate National Trust Office of the Trustee as one such office or agency of the Company in accordance with
Section 2.03 hereof.

               SECTION 4.03. MONEY FOR THE NOTE PAYMENTS TO BE HELD IN TRUST. If the Company, any Subsidiary of the Company or any of their respective Affiliates shall at any time act as Paying Agent with respect to the Notes, such Paying Agent shall, on or before each due date of the principal of, premium, if any, or interest or Liquidated Damages, if any, on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto money sufficient to pay the principal, premium, if any, or interest or Liquidated Damages, if any, so becoming due until such money shall be paid to such Persons or otherwise disposed of as herein provided, and shall promptly notify the Trustee of its action or failure so to act.

               Whenever the Company shall have one or more Paying Agents with respect to the Notes, it shall, prior to or on each due date of the principal of, premium, if any, or interest or Liquidated Damages, if any, on any of the Notes, deposit with a Paying Agent a sum sufficient to pay the principal, premium, if any, or interest or Liquidated Damages, if any, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest or Liquidated Damages, if any, and (unless such Paying Agent is the Trustee) the Paying Agent shall promptly notify the Trustee of the Company's action or failure so to act.

               SECTION 4.04. CORPORATE EXISTENCE. Subject to the provisions of Article V hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory) and franchises of the Company and each of its Subsidiaries; PROVIDED that the Company and any such Subsidiary shall not be required to preserve the corporate existence of any such Subsidiary or any such right or franchise if the Board shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

               SECTION 4.05. MAINTENANCE OF PROPERTY. The Company shall cause all Property used or useful in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as, in the judgment of the Company, may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; PROVIDED that nothing in this Section 4.05 shall prevent the Company from discontinuing the operation or maintenance of any of such Property if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any of its Subsidiaries and not disadvantageous in any material respect to the Holders.

               SECTION 4.06. PAYMENT OF TAXES AND OTHER CLAIMS. The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any of its Subsidiaries or upon the income, profits or Property of the Company or any of its Subsidiaries and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the Property of the Company or any of its Subsidiaries; PROVIDED that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP or other appropriate provision has been made.

               SECTION 4.07. REPURCHASE AT THE OPTION OF HOLDERS UPON A CHANGE OF CONTROL. (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require the Company to purchase such Holder's Notes, in whole or in part, in a principal amount that is an integral multiple of $1,000, pursuant to the offer described in Section 4.07(b) hereof (the "Change of Control Offer") at a purchase price (the "Change of Control Purchase Price") in cash equal to 101% of the principal amount of such Notes (or portions thereof) to be redeemed plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase (the "Change of Control Payment Date") (subject to the right of each Holder of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

               (b) Within 30 calendar days after the date of any Change of Control, the Company, or the Trustee at the request and expense of the Company, shall send to each Holder by first class mail, postage prepaid, a notice prepared by the Company describing the transaction or transactions that constitute the Change of Control and stating:

                (i) that a Change of Control has occurred and a Change of Control Offer is being made pursuant to this Section 4.07, and that all Notes that are timely tendered will be accepted for payment;

                (ii) the Change of Control Purchase Price, and the Change of Control Payment Date, which date shall be a Business Day no earlier than 30 calendar days nor later than 60 calendar days subsequent to the date such notice is mailed;

                (iii) that any Notes or portions thereof not tendered or accepted for payment will continue to accrue interest;

                (iv) that, unless the Company defaults in the payment of the Change of Control Purchase Price with respect thereto, all Notes or portions thereof accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest from and after the Change of Control Payment Date;

                (v) that any Holder electing to have any Notes or portions thereof purchased pursuant to a Change of Control Offer will be required to tender such Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of such Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

                (vi) that any Holder shall be entitled to withdraw such election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter, setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing such Holder's election to have such Notes or portions thereof purchased pursuant to the Change of Control Offer;

                (vii) that any Holder electing to have Notes purchased pursuant to the Change of Control Offer must specify the principal amount that is being tendered for purchase, which principal amount must be $1,000 or an integral multiple thereof;

                (viii) if Certificated Notes have been issued, that any Holder of Certificated Notes whose Certificated Notes are being purchased only in part will be issued new Certificated Notes equal in principal amount to the unpurchased portion of the Certificated Note or Notes surrendered, which unpurchased portion will be equal in principal amount to $1,000 or an integral multiple thereof;

                (ix) that the Trustee will return to the Holder of a Global Note that is being purchased in part, such Global Note with a notation on Schedule A thereof adjusting the principal amount thereof to be equal to the unpurchased portion of such Global Note; and

                (x) any other information necessary to enable any Holder to tender Notes and to have such Notes purchased pursuant to this Section 4.07.

               (c) On the Change of Control Payment Date, the Company shall (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) irrevocably deposit with the Paying Agent, by 10:00 a.m., New York City time, on such date, in immediately available funds, an amount equal to the Change of Control Purchase Price in respect of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so tendered together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. Subject to the provisions of Section 4.01 hereof, the Paying Agent shall promptly send by first class mail, postage prepaid, to each Holder or portions thereof so accepted for payment the Change of Control Purchase Price for such Notes or portions thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. For purposes of this Section 4.07, the Trustee shall act as the Paying Agent.

               (d) Upon surrender and cancellation of a Certificated Note that is purchased in part pursuant to the Change of Control Offer, the Company shall promptly issue and the Trustee shall authenticate and deliver to the surrendering Holder of such Certificated Note a new Certificated Note equal in principal amount to the unpurchased portion of such surrendered Certificated Note; PROVIDED that each such new Certificated Note shall be in a principal amount of $1,000 or an integral multiple thereof.

               Upon surrender of a Global Note that is purchased in part pursuant to a Change of Control Offer, the Paying Agent shall forward such Global Note to the Trustee who shall make a notation on Schedule A thereof to reduce the principal amount of such Global Note to an amount equal to the unpurchased portion of such Global Note, as provided in Section 2.05(c) hereof.

               (e) The Company shall comply with the requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act and any other securities laws or regulations to the extent such laws and regulations are applicable in connection with the purchase of Notes pursuant to a Change of Control Offer.

               (f) Prior to complying with the provisions of this Section 4.07, but in any event within 30 days following a Change of Control, the Company shall either repay all outstanding Senior Indebtedness or obtain the requisite consents, if any, under all agreements governing outstanding Senior Indebtedness to permit the repurchase of Notes required by this Section 4.07.

               SECTION 4.08. LIMITATION ON ASSET SALES. (a) The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, engage in an Asset Sale (except an Exempt Asset Sale) unless:

                (i) the Company (or such Subsidiary) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of, and in the case of a lease of assets, a lease providing for rent and other conditions which are no less favorable to the Company (or such Subsidiary) in any material respect than the then prevailing market conditions (as determined in each case by the Board, whose determination shall be conclusive if made in good faith and evidenced by a Board Resolution set forth in an Officers' Certificate delivered to the Trustee); and

                (ii) at least 75% (100% in the case of lease payments) of the consideration therefor received by the Company or such Subsidiary is in the form of cash or Cash Equivalents; PROVIDED that an Asset Sale of the Company's sterilization unit in Oldsmar, Florida shall not be subject to the requirement set forth in this clause (ii).

               (b) The Company may apply, and may permit its Subsidiaries to apply, Net Proceeds of an Asset Sale (other than an Exempt Asset Sale), at its option, in each case within 365 days after the consummation of such an Asset
Sale:

                      (i) to permanently reduce Senior Indebtedness other than Senior Revolving Debt;

                      (ii) to permanently reduce Senior Revolving Debt (and to correspondingly reduce the commitments, if any, with respect thereto);

                      (iii) to permanently reduce any outstanding Indebtedness of any Guarantor (and to correspondingly reduce the commitments, if any, with respect thereto);

                      (iv) to acquire another business or any substantial part of another business or other long-term assets, in each case, in, or used or useful in, the same or a similar line of business as the Company or any of its Subsidiaries was engaged in on the date of this Indenture or any reasonable extensions or expansions thereof (including the Capital Stock of another Person engaged in such business, PROVIDED such other Person is, or immediately after giving effect to any such acquisition shall become, a Wholly Owned Subsidiary of the Company); or

                      (v) to reimburse the Company or its Subsidiaries for expenditures made, and costs incurred, to repair, rebuild, replace or restore property subject to loss, damage or taking to the extent that the Net Proceeds consist of insurance proceeds received on account of such loss, damage or taking.

Pending the final application of any such Net Proceeds, the Company may temporarily reduce Senior Revolving Debt or otherwise invest such Net Proceeds temporarily in Cash Equivalents.

               (c) Any Net Proceeds from Asset Sales (other than Exempt Asset Sales) that are not applied as provided in paragraph (b) of this Section 4.08 within 365 days after the consummation of such an Asset Sale will be deemed to constitute "Excess Proceeds."

               (d) When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company will be required to make an offer to all Holders (an "Asset Sale Offer"), to purchase, on a pro rata basis the principal amount of Notes equal in amount to the Excess Proceeds (and not just the amount thereof that exceeds $5.0 million) (the "Asset Sale Offer Amount"), at a purchase price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon to the date of purchase (subject to the right of each Holder or record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), in accordance with the procedures set forth in this Indenture, and in accordance with the following standards:

                (i) If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a PRO RATA basis, based on the principal amount of Notes tendered, with such adjustments as may be deemed appropriate by the Trustee, so that only Notes in denominations of $1,000 or integral multiples thereof shall be purchased.

                (ii) If the aggregate principal amount of Notes tendered pursuant to such Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds following the completion of the Asset Sale Offer for general corporate purposes (subject to the other provisions of this Indenture).

Upon completion of an Asset Sale Offer, the amount of Excess Proceeds then required to be otherwise applied in accordance with this covenant shall be reset to zero, subject to any subsequent Asset Sale.

               (e) Within 30 calendar days after the date the amount of Excess Proceeds exceeds $5.0 million, the Company, or the Trustee at the request and expense of the Company, shall send to each Holder by first-class mail, postage prepaid, a notice prepared by the Company stating:

                      (i) that an Asset Sale Offer is being made pursuant to this Section 4.08 and that all Notes that are timely tendered will be accepted for payment, subject to proration if the amount of Excess Proceeds is less than the aggregate principal amount of all Notes timely tendered pursuant to the Asset Sale Offer;

                      (ii) the Asset Sale Offer Amount, the amount of Excess Proceeds that are available to be applied to purchase tendered Notes, and the date Notes are to be purchased pursuant to the Asset Sale Offer (the "Asset Sale Purchase Date"), which date shall be a Business Day no earlier than 30 calendar days nor later than 60 calendar days subsequent to the date such notice is mailed;

                      (iii) that any Notes or portions thereof not tendered or accepted for payment will continue to accrue interest;

                      (iv) that, unless the Company defaults in the payment of the Asset Sale Offer Amount with respect thereto, all Notes or portions thereof accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest from and after the Asset Sale Purchase Date;

                      (v) that any Holder electing to have any Notes or portions thereof purchased pursuant to the Asset Sale Offer will be required to surrender such Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of such Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Asset Sale Purchase Date;

                      (vi) that any Holder shall be entitled to withdraw such election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Asset Sale Purchase Date, a facsimile transmission or letter, setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing such Holder's election to have such Notes or portions thereof purchased pursuant to the Asset Sale Offer;

                      (vii) that any Holder electing to have Notes purchased pursuant to the Asset Sale Offer must specify the principal amount that is being tendered for purchase, which principal amount must be $1,000 or an integral multiple thereof;

                      (viii) if Certificated Notes have been issued hereof, that any Holder of Certificated Notes whose Certificated Notes are being purchased only in part will be issued new Certificated Notes equal in principal amount to the unpurchased portion of the Certificated Note or Notes surrendered, which unpurchased portion will be equal in principal amount to $1,000 or an integral multiple thereof;

                      (ix) that the Trustee will return to the Holder of a Global Note that is being purchased in part, such Global Note with a notation on Schedule A thereof adjusting the principal amount thereof to be equal to the unpurchased portion of such Global Note; and

                      (x) any other information necessary to enable any Holder to tender Notes and to have such Notes purchased pursuant to this
        Section 4.08.

               (f) On the Asset Sale Payment Date, the Company shall (i) accept for payment any Notes or portions thereof properly tendered and selected for purchase pursuant to the Asset Sale Offer and Section 4.08(e) hereof; (ii) irrevocably deposit with the Paying Agent, by 10:00 a.m., New York City time, on such date, in immediately available funds, an amount equal to the Asset Sale Offer Amount in respect of all Notes or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee the Notes so accepted together with an Officers' Certificate listing the Notes or portions thereof tendered to the Company and accepted for payment. Subject to the provisions of Section 4.01, the Paying Agent shall promptly send by first class mail, postage prepaid, to each Holder or portions thereof so accepted for payment the Asset Sale Offer Amount for such Notes or portions thereof. The Company shall publicly announce the results of the Asset Sale Offer on or as soon as practicable after the Asset Sale Purchase Date. For purposes of this Section 4.08, the Trustee shall act as the Paying Agent.

               (g) Upon surrender and cancellation of a Certificated Note that is purchased in part, the Company shall promptly issue and the Trustee shall authenticate and deliver to the surrendering Holder of such Certificated Note, a new Certificated Note equal in principal amount to the unpurchased portion of such surrendered Certificated Note; PROVIDED that each such new Certificated Note shall be in a principal amount of $1,000 or an integral multiple thereof.

               (h) Upon surrender of a Global Note that is purchased in part, the Paying Agent shall forward such Global Note to the Trustee who shall make a notation on Schedule A thereof to reduce the principal amount of such Global Note, as provided in Section 2.05(c) hereof.

               (i) Upon completion of an Asset Sale Offer (including payment of the Asset Sale Purchase Price for accepted Notes), any surplus Excess Proceeds that were the subject of such offer shall cease to be Excess Proceeds, and the Company may then use such amounts for general corporate purposes (subject to other provisions of this Indenture).

               (j) If at any time any non-cash consideration received by the Company or any Subsidiary of the Company in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash, then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Proceeds thereof shall be applied in accordance with this Section 4.08.

               (k) The provisions of this Section 4.08 shall not apply to a transaction consummated in compliance with the provisions of Section 5.01 hereof. In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Subsidiaries as an entirety to a Person in a transaction permitted by Section 5.01 hereof, the successor corporation shall be deemed to have sold the properties and assets of the Company and its Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company and its Subsidiaries deemed to be sold shall be deemed to be Net Proceeds for purposes of this Section 4.08.

               (l) The Company may use Net Proceeds from Exempt Asset Sales for general corporate purposes (subject to the other provisions of this Indenture).

               (m) The Company shall comply with the requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act and any other securities laws or regulations, to the extent such laws and regulations are applicable in connection with the purchase of Notes pursuant to an Asset Sale Offer.

               SECTION 4.09. LIMITATION ON INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK. (a) The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Indebtedness) and the Company shall not issue any Disqualified Stock and shall not permit any of its Subsidiaries to issue any shares of preferred stock; PROVIDED, HOWEVER, that the Company and any Guarantor that is organized under the laws of a jurisdiction other than the United States of America, any state thereof or the District of Columbia (a "Non-U.S. Guarantor") may incur Indebtedness (including Acquired Indebtedness) and the Company may issue shares of Disqualified Stock if:

                (i) the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period; and

                (ii) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

PROVIDED, that the aggregate principal amount of any such Indebtedness incurred by all such non-U.S. Guarantors pursuant to this Section 4.09(a) and outstanding at any time shall not exceed $15.0 million.

                (b) The foregoing limitations on the incurrence of Indebtedness will not apply to:

                (i) the incurrence by the Company of Indebtedness under the Credit Agreement (and the incurrence by Subsidiaries of the Company of guarantees thereof) in an aggregate principal amount at any time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiaries thereunder) not to exceed $165.0 million, less the aggregate amount of all Net Proceeds of Asset Sales applied to permanently reduce the outstanding amount or the commitments with respect to such Indebtedness pursuant to Section 4. 08;

                (ii) the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes and the Note Guarantees;

                (iii) the incurrence by the Company or any of its Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or Purchase Money Obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in the business of the Company or such Subsidiary, or any Permitted Refinancing Indebtedness thereof (PROVIDED, that the requirements of clause (ii) of the definition of Permitted Refinancing Indebtedness need not be met for purposes of this clause (iii)), in an aggregate principal amount not to exceed $5.0 million at any time outstanding;

                (iv) the incurrence by the Company of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, any Indebtedness described in Section 4.09(a) above or Indebtedness evidenced by the Company's 6 3/4% Convertible Subordinated Debentures due 2003 issued pursuant to an Indenture dated as of March 18, 1993 among Henley International Maxxim Medical, Inc., as predecessor to the Company, and Chemical Bank, as trustee;

                (v) the incurrence by the Company or any of its Subsidiaries of intercompany Indebtedness between or among the Company and any of its Wholly Owned Subsidiaries or between or among any Wholly Owned Subsidiaries; PROVIDED that, in the case of Indebtedness of the Company, such obligations shall be unsecured and subordinated in case of an event of default in all respects to the Company's obligations pursuant to the Notes; and PROVIDED, HOWEVER that (a) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Wholly Owned Subsidiary of the Company and (b) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly Owned Subsidiary of the Company shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be;

                (vi) the incurrence by the Company of Hedging Obligations;

                (vii) the incurrence by Subsidiaries of Indebtedness represented by Guarantees of Indebtedness of the Company permitted under Section 4.09(a) or Section 4.09(b)(iv) hereof; and

                (viii) the incurrence by the Company and its Subsidiaries of Indebtedness (in addition to Indebtedness permitted by any other clause of this Section 4.09) in an aggregate principal amount at any time outstanding not to exceed $10.0 million.

                SECTION 4.10. Limitation on Restricted Payments"3". (a) The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

                      (i) declare or pay any dividend or make any distribution of any kind or character (whether in cash, securities or other property) on account of any class of the Company's or any of its Subsidiaries' Equity Interests or to holders thereof (including, without limitation, any payment to stockholders of the Company in connection with a merger or consolidation involving the Company), other than (A) dividends or distributions payable solely in Equity Interests (other than Disqualified Stock) of the Company or (B) dividends or distributions payable solely to the Company or any Wholly Owned Subsidiary of the Company and, if such Subsidiary is not a Wholly Owned Subsidiary of the Company, payable simultaneously to its minority shareholders on a PRO RATA basis;

                      (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company, any Subsidiary of the Company or any Unrestricted Subsidiary or any other Affiliate of the Company (other than any such Equity Interests owned by the Company or any Wholly Owned Subsidiary of the Company);

                      (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Company or any Guarantor that is PARI PASSU with or subordinated to the Notes or the Note Guarantees prior to any scheduled repayment date, mandatory sinking fund payment date or final maturity date (other than the Notes), other than through the purchase, redemption or acquisition by the Company of Indebtedness of the Company or any of its Subsidiaries through the issuance in exchange therefor of Equity Interests (other than Disqualified Stock) of the Company; or

                      (iv) make any Investment (other than Permitted
        Investments)

        (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted
        Payment:

                             (I) no Default or Event of Default shall have
               occurred and be continuing or would occur as a consequence thereof;

                             (II) at the time of such Restricted Payment and
               after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, the Company would have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth under Section 4.09(a) hereof; and

                             (III) such Restricted Payment, together with the
               aggregate amount of all other Restricted Payments declared or made by the Company and its Subsidiaries on or after the date of this Indenture (excluding Restricted Payments permitted by Sections 4.10(c)(ii), 4.10(c)(iii) and 4.10(c)(iv) hereof) is less than the sum of (A) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of this Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), PLUS (B) 100% of the aggregate net cash proceeds received by the Company from the issue or sale after the date of this Indenture of Equity Interests of the Company or of debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Subsidiary of the Company or an Unrestricted Subsidiary and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), subject to the proviso of Section 4.10(b) hereof.


               (b) The foregoing clause (III) of Section 4.10(a) will not prohibit the Company and its Subsidiaries from declaring or making up to an aggregate amount of $10.0 million of Restricted Payments, in addition to the aggregate amount of Restricted Payments that are permitted under the foregoing clause (III); PROVIDED, HOWEVER, that if the aggregate amount of Restricted Payments declared or made under this Section 4.10(b) equals $10.0 million, neither the Company nor any of its Subsidiaries may declare or make any further Restricted Payments under the foregoing clause (III) unless, and only to the extent that, the aggregate amount of Restricted Payments that would, but for this sentence, be permitted by clause (III) exceeds $10.0 million.

               (c) The foregoing clauses (II) and (III) of Section 4.10(a) will not prohibit:

                      (i) the payment of any dividend on any class of Capital Stock of the Company or any Subsidiary of the Company within 60 days after the date of declaration thereof, if on the date on which such dividend was declared such payment would have complied with the provisions of this Indenture; or

                      (ii) the making of any Investment in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company or to any Unrestricted Subsidiary) of Equity Interests of the Company (other than Disqualified Stock); PROVIDED, that any net cash proceeds that are utilized for any such Investment, and any Net Income resulting therefrom, shall be excluded from clause (III) of
        Section 4.10(a); or

                      (iii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company or to any Unrestricted Subsidiary) of other Equity Interests of the Company (other than any Disqualified Stock); PROVIDED that any net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition, and any Net Income resulting therefrom, shall be excluded from clause (III) of
        Section 4.10(a); or

                      (iv) the defeasance, redemption or repurchase of PARI PASSU or subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness or the substantially concurrent sale (other than to a Subsidiary of the Company or to any Unrestricted Subsidiary) of Equity Interests of the Company (other than Disqualified Stock); PROVIDED, that any net cash proceeds that are utilized for any such defeasance, redemption or repurchase, and any Net Income resulting therefrom, shall be excluded from clause (III) of
        Section 4.10(a).

               (d) The amount of all Restricted Payments (other than cash) shall be the fair market value (as determined by the Board, whose determination shall be conclusive if made in good faith and evidenced by a Board Resolution) on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted, setting forth the basis upon which the calculations required by this Section 4.10 were computed and accompanied by such Board Resolution, which calculations may be based upon the Company's latest available financial statements.

               SECTION 4.11. LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of the Company to:

               (a) (i) pay dividends or make any other distributions to the Company or any of its Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or (ii) pay any Indebtedness or other obligation owed to the Company or any of its Subsidiaries; or

               (b) make loans or advances to the Company or any of its Subsidiaries; or

               (c) sell, lease or transfer any of its properties or assets to the Company or any of its Subsidiaries; or

               (d) guarantee the obligations of the Company evidenced by the Notes or any renewals, refinancings, exchanges, refundings or extensions thereof, except for such encumbrances or restrictions existing under or by reason of:

                      (i) Existing Indebtedness as in effect on the date of this Indenture consisting of capital leases whose encumbrances or restrictions are limited to the property subject to such leases,

                      (ii)  this Indenture and the Notes,

                      (iii)  applicable law,

                      (iv) any instrument governing Acquired Indebtedness or Capital Stock of a Person acquired by the Company or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Acquired Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, PROVIDED that the Consolidated EBITDA of such Person is not taken into account in determining whether such acquisition was permitted by the terms of this Indenture, or

                      (v) any document or instrument governing Indebtedness incurred pursuant to Section 4.09(b)(iii) hereof, PROVIDED that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, or

                      (vi) Permitted Refinancing Indebtedness of Indebtedness described in clause (iv) of this Section 4.11(d), PROVIDED that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

               SECTION 4.12. LIMITATION ON LAYERING DEBT. The Company shall not incur, create, issue, assume , guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Indebtedness and senior in any respect in right of payment to the Notes.

               SECTION 4.13. LIMITATION ON LIENS. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any of its assets, now owned or hereafter acquired, securing any Indebtedness other than Senior Indebtedness or Indebtedness specified in clauses (a) or (c) of the second sentence of the definition of "Senior Indebtedness," unless the Notes, in the case of the Company, or the Note Guarantees, in the case of the Guarantors, are secured equally and ratably with such other

Indebtedness; PROVIDED that, if such Indebtedness is by its terms expressly subordinate to the Notes or the Note Guarantees, the Lien securing such subordinate or junior Indebtedness shall be subordinate and junior to the Lien securing the Notes or the Note Guarantees with the same relative priority as such subordinated or junior Indebtedness shall have with respect to the Notes or the Note Guarantees.

               SECTION 4.14. LIMITATION ON OWNERSHIP OF AND LIENS ON CAPITAL STOCK. The Company (a) shall not permit any Person (other than the Company or any Wholly Owned Subsidiary of the Company) to own any Capital Stock of any Subsidiary of the Company, and (b) shall not permit any Subsidiary of the Company to issue Capital Stock (except to the Company or to a Wholly Owned Subsidiary) or create, incur, assume or suffer to exist any Lien thereon, in each case except:

               (i) directors' qualifying shares;

               (ii) Capital Stock issued prior to the time such Person became a Subsidiary of the Company, provided that such Capital Stock was not issued in anticipation of such transaction;

               (iii) if such Subsidiary merges with another Subsidiary of the Company;

               (iv) if such Subsidiary ceases to be a Subsidiary of the Company (as a result of the sale of 100% of the shares of such Subsidiary, the Net Proceeds from which are applied in accordance with Section 4.08 hereof); or

               (v) Liens on Capital Stock of any Subsidiary of the Company incurred to secure Indebtedness under the Credit Agreement or other Senior Indebtedness incurred in compliance with the Fixed Charge Coverage Ratio Test set forth in Section 4.09 (a), or (vi) Liens on Capital Stock of any Subsidiary of the Company granted in accordance with the provisions of Section 4.13 hereof.

               SECTION 4.15. TRANSACTIONS WITH AFFILIATES. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, after the date of this Indenture, in any one transaction or a series of related transactions, sell, lease, transfer or otherwise dispose of any of its properties, assets or services to, or make any payment to, or purchase any property, assets or services from, or enter into or make any agreement, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the FOREGOING, an "Affiliate Transaction"), other than Exempt Affiliate Transactions, unless:

               (a) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable arm's length transaction by the Company or such Subsidiary with a Person that is not an Affiliate; and

               (b) the Company delivers to the Trustee (i) with respect to any Affiliate Transaction entered into after the date of this Indenture involving aggregate consideration in excess of $1.0 million, a Board Resolution, as set forth in an Officer's Certificate, certifying that such Affiliate Transaction complies with clause (a) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board, and (ii) with respect to any Affiliate Transaction involving aggregate consideration in excess of $5.0 million, a written opinion issued by an independent financial advisor of national standing that such Affiliate Transaction is fair to the Company or such Subsidiary, as the case may be, from a financial point of view.

               SECTION 4.16. REPORTS. Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company shall furnish to the Holders, and file with the Trustee, within 15 days after it is or would have been required to file such with the Commission (i) all quarterly and annual financial information that is or would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company is or were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that are or would be required to be filed with the Commission on Form 8-K if the Company is or were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, at any time after the Company files a registration statement with respect to the Exchange Offer or a Shelf Registration Statement, the Company shall file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, for so long as any Notes remain outstanding, the Company shall furnish to the Holders and securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. The Company also shall comply with the other provisions of
Section 314(a) of the Trust Indenture Act.

               SECTION 4.19. UNRESTRICTED SUBSIDIARIES. An Unrestricted Subsidiary shall continue to be an Unrestricted Subsidiary only if it (a) has no Indebtedness other than Non-Recourse Debt and (b) is a Person with respect to which neither the Company nor any of its Subsidiaries has any direct or indirect obligation (i) to subscribe for additional Equity Interests or (ii) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results. If, at any time, any Unrestricted Subsidiary fails to meet the foregoing requirements, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Unrestricted Subsidiary shall be deemed to be incurred by a Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Company shall be in default of such covenant).

               SECTION 4.18. PAYMENTS FOR CONSENT, WAIVER OR AMENDMENT. Neither the Company nor any of its Subsidiaries or any Unrestricted Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any terms or provisions of the Notes, unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes which so consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

               SECTION 4.19. WAIVER OF STAY, EXTENSION OR USURY LAWS. The Company and the Guarantors will not at any time, to the extent that they may lawfully not do so, insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company or the Guarantors from paying all or any portion of the principal of or premium, if any, or interest or Liquidated Damages, if any, on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and, to the extent that they may lawfully do so, the Company and the Guarantors hereby expressly waive all benefit or advantage of any such law and expressly agree that they will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

               SECTION 4.20. COMPLIANCE CERTIFICATE; NOTICE OF DEFAULT OR EVENT OF DEFAULT. (a) The Company shall deliver to the Trustee within 120 calendar days after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate stating whether or not, to the best knowledge of such officer, the Company has complied with all conditions and covenants under this Indenture, and, if the Company shall be in Default, specifying all such Defaults and the nature thereof of which such officer may have knowledge.

               For the purposes of this Section 4.20(a), compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

               (b) The Company shall deliver written notice to the Trustee immediately upon any executive officer of the Company becoming aware of the occurrence of any event which constitutes, or with the giving of notice or the lapse of time or both would constitute, a Default or Event of Default, describing such Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

               (c) So long as not contrary to the then-current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.16 hereof shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article IV or Article V hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

               SECTION 4.21. INVESTMENT COMPANY ACT. None of the Company, its Subsidiaries or its Unrestricted Subsidiaries shall become an investment company subject to registration under the Investment Company Act of 1940, as amended.

               SECTION 4.22. FURTHER INSTRUMENTS AND ACTS. Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                                    ARTICLE V

              CONSOLIDATION, MERGER, CONVEYANCE, LEASE OR TRANSFER

               SECTION 5.01. MERGER, CONSOLIDATION OR SALE OF ASSETS. The Company shall not, and shall not permit any Subsidiary of the Company to, in a single transaction or series of related transactions, consolidate or merge with or into (other than the consolidation or merger of a Wholly Owned Subsidiary of the Company with another Wholly Owned Subsidiary of the Company or into the Company) (whether or not the Company or such Subsidiary is the surviving corporation), or directly and/or indirectly through its Subsidiaries sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Subsidiaries (determined on a consolidated basis for the Company and its Subsidiaries taken as a whole) in one or more related transactions to, another corporation, Person or entity unless:

               (a) either (i) the Company, in the case of a transaction involving the Company, or such Subsidiary, in the case of a transaction involving a Subsidiary of the Company, is the surviving corporation or (ii) in the case of a transaction involving the Company or such Subsidiary, the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company or such Subsidiary) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States of America, any state thereof or the District of Columbia and expressly assumes all the obligations of the Company under the Notes and this Indenture or such Subsidiary under the relevant Note Guarantee and this Indenture, as the case may be, pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

               (b) immediately after such transaction no Default or Event of Default exists;

               (c) in the case of a transaction involving the Company, the Company or, if other than the Company, the entity or Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (i) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (ii) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09 hereof;

               (d) if, as a result of any such transaction, property or assets of the Company or a Guarantor would become subject to a Lien securing Indebtedness not excepted from the provisions of this Indenture described in
Section 4.13 hereof, the Company, any such Guarantor or the surviving entity, as the case may be, shall have secured the Notes and the relevant Note Guarantee, as required by such provisions; and

               (e) the Company shall deliver, or cause to be delivered to the Trustee, in form reasonably satisfactory to the Trustee, an Officers' Certificate and, except in the case of a merger of a Subsidiary of the Company into the Company or into a Wholly Owned Subsidiary of the Company, an Opinion of Counsel, each stating that such consolidation, merger, conveyance, lease or disposition and any supplemental indenture with respect thereto, comply with this Section 5.01 and that all conditions precedent herein provided relating to such transaction or series of transactions have been complied with.

               For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

               SECTION 5.02. SUCCESSOR CORPORATION SUBSTITUTED. Upon any consolidation with, or merger by the Company with and into, any other corporation, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the Property of the Company and its Subsidiaries taken as a whole in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into which the Company is merged, or the Person to which such sale, conveyance, assignment, transfer, lease, conveyance or other disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person has been named as the Company herein; and thereafter the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Notes, EXCEPT for the obligation to pay the principal of, premium, if any, and interest or Liquidated Damages, if any, on the Notes.

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

               SECTION 6.01. EVENTS OF DEFAULT. The term "Event of Default," wherever used herein with respect to the Notes, means any one of the following events (whatever the reason for such event, and whether it shall be voluntary or involuntary, or be effected by operation of law, pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

               (a) the Company fails to make any payment of interest on, or Liquidated Damages with respect to, any Note when the same becomes due and payable and such failure continues for a period of 30 calendar days, whether or not such payment is prohibited by the provisions of Article X hereof; or

               (b) the Company fails to make any payment of the principal or of premium, if any, on any Note when the same becomes due and payable at Maturity, whether or not such payment is prohibited by the provisions of Article X hereof; or

               (c) the Company fails to observe or perform any covenant, condition or agreement on the part of the Company to be observed or performed pursuant to Sections 4.07, 4.08, 4.09, 4.10, 4.14 and 5.01 hereof; or

               (d) the Company fails to consummate the merger of Maxxim Acquisition Co. with and into Sterile Concepts on or prior to December 15, 1996; or

               (e) the Company fails to comply with any of its other agreements or covenants in or provisions of the Notes or this Indenture and such failure continues for 60 days after written notice by the Trustee or Holders of at least 25% of the aggregate principal amount of the Notes outstanding; or

               (f) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default (a) is caused by a failure to pay principal of such Indebtedness at final maturity thereof (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness as to which there has been a Payment Default or the maturity of which has been so accelerated, exceeds in the aggregate $5.0 million; or

               (g) a final judgment or final judgments for the payment of money not fully covered by insurance are entered by a court or courts of competent jurisdiction against the Company or any of its Subsidiaries and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days, PROVIDED that the aggregate of all such undischarged judgments exceeds $5.0 million; or

               (h) the entry by a court having jurisdiction in the premises of
(i) a decree or order for relief in respect of the Company or any Subsidiary of the Company in an involuntary case or proceeding under any Bankruptcy Law or
(ii) a decree or order (A) adjudging the Company or any Subsidiary of the Company a bankrupt or insolvent, or (B) approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of, or in respect of, the Company or any Subsidiary of the Company under any Bankruptcy Law, or
(C) appointing a Custodian of the Company or any Subsidiary of the Company or of any substantial part of the Property of the Company or any Subsidiary of the Company, or (D) ordering the winding-up or liquidation of the affairs of the Company or any Subsidiary of the Company, and in each case, the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive calendar days; or

               (i) (i) the commencement by the Company or any Subsidiary of the Company of a voluntary case or proceeding under any Bankruptcy Law or of any other case or proceeding to be adjudicated a bankrupt or insolvent; or (ii) the consent by the Company or any Subsidiary of the Company to the entry of a decree or order for relief in respect of the Company or any Subsidiary of the Company in an involuntary case or proceeding under any Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any Subsidiary of the Company; or (iii) the filing by the Company or any Subsidiary of the Company of a petition or answer or consent seeking reorganization or relief under any Bankruptcy Law; or (iv) the consent by the Company or any Subsidiary of the Company to the filing of such petition or to the appointment of or taking possession by a Custodian of the Company or any Subsidiary of the Company or of any substantial part of the Property of the Company or any Subsidiary of the Company, or (v) the making by the Company or any Subsidiary of the Company of an assignment for the benefit of creditors; or
(vi) the admission by the Company or any Subsidiary of the Company in writing of its inability to pay its debts generally as they become due; or (vii) the approval by stockholders of the Company or any Subsidiary of the Company of any plan or proposal for the liquidation or dissolution of the Company or any Subsidiary of the Company; or (viii) the taking of corporate action by the Company or any Subsidiary of the Company in furtherance of any such action; or

               (j) the Note Guarantee of any Guarantor is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect (other than in accordance with the terms of the Indenture) or any Guarantor or any Person acting on behalf of any Guarantor denies or disaffirms such Guarantor's obligations under its Note Guarantee (other than by reason of a release of such Guarantor from its Note Guarantee in accordance with the terms of the Indenture).

               SECTION 6.02. ACCELERATION. If an Event of Default (other than an Event of Default specified in Section 6.01(h) or Section 6.01(i)) occurs and is continuing, then and in every such case the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of all of the then outstanding Notes by written notice to the Company and the Trustee may declare the unpaid principal of and any accrued interest on all the Notes then outstanding to be immediately due and payable. Upon such declaration the principal and interest shall be due and payable immediately (together with any premium or Liquidated Damages, if applicable). If an Event of Default specified in Section 6.01(h) or Section 6.01(i) hereof occurs, such an amount shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

               The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee and the Company may rescind and annul such acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest, premium or Liquidated Damages that have become due solely because of the acceleration) have been cured or waived. No such recission shall affect any subsequent Default or impair any right consequent thereto.

               SECTION 6.03. OTHER REMEDIES. The Company covenants that if an Event of Default specified in Section 6.01(a) or Section 6.01(b) occurs the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders, the whole amount then due and payable on the Notes for principal (and premium, if any) and interest (and Liquidated Damages, if any) and, to the extent that payment of such interest shall be legally enforceable, interest upon the overdue principal (and premium, if any) and upon Defaulted Interest (and Liquidated Damages, if any) at the rate or rates prescribed therefor in the Notes; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee pursuant to Section 7.07 hereof.

               If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company, each Guarantor or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the Property of the Company, each Guarantor or any other obligor upon the Notes, wherever situated.

               If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

               SECTION 6.04. WAIVER OF PAST DEFAULTS. The Holders of not less than a majority in principal amount of the outstanding Notes may, on behalf of the Holders of all the Notes, waive any existing Default or Event of Default and its consequences under this Article VI, except a continuing Default or Event of Default (a) in the payment of the principal of, premium, if any, or interest or Liquidated Damages, if any, on any Note (except a payment default resulting from an acceleration that has been rescinded), or (b) in respect of a covenant or provision hereof which under Section 9.02 hereof cannot be modified or amended without the consent of the Holder of each outstanding Note. Any such waiver may (but need not) be given in connection with a tender offer or exchange offer for the Notes.

               SECTION 6.05. CONTROL BY MAJORITY. The Holders of not less than a majority in principal amount of the outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; PROVIDED that

               (a) such direction shall not be in conflict with any rule of law or with this Indenture or unduly prejudicial to the rights of other Holders and would not subject the Trustee to personal liability, and

               (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

               SECTION 6.06. LIMITATION ON SUITS. No Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

               (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes;

               (b) the Holders of not less than 25% in principal amount of the outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

               (c) such Holder or Holders have offered to the Trustee security or indemnity satisfactory to the Trustee in its reasonable discretion against the costs, expenses and liabilities to be incurred in compliance with such request;

               (d) the Trustee for 30 calendar days after its receipt of such notice, request and offer of security or indemnity has failed to institute any such proceeding; and

               (e) no direction inconsistent with such written request has been given to the Trustee during such 30-day period by the Holders of a majority in principal amount of the outstanding Notes;

in any event, it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all Holders.

               SECTION 6.07. RIGHTS OF HOLDERS TO RECEIVE PAYMENT. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes held by such Holder, on or after the respective due dates expressed in the Notes or the Redemption Dates or purchase dates provided for therein, or to bring suit for the enforcement of any such payment on or after such respective dates, shall be absolute and unconditional and shall not be impaired or affected without the consent of such Holder.

               SECTION 6.08. TRUSTEE MAY FILE PROOFS OF CLAIM. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceedings, or any voluntary or involuntary case under any Bankruptcy Law relative to the Company or any other obligor upon the Notes or the Property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of such Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise, (i) to file and prove a claim for the whole amount of principal of, premium, if any, and interest and Liquidated Damages, if any, owing and unpaid in respect of the Notes, to file such other papers or documents and to take such other actions, including participating as a member or otherwise in any official committee of creditors appointed in the matter, as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee pursuant to
Section 7.07 hereof) and of the Holders allowed in such judicial proceeding, and
(ii) to collect and receive any moneys or other Property payable or deliverable on any such claims and to distribute the same; and any Custodian, in any such proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

               SECTION 6.09. PRIORITIES. Any money collected by the Trustee pursuant to this Article VI shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal of, premium, if any, or interest or Liquidated Damages, if any, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

               FIRST: To the payment of all amounts due the Trustee under
        Section 7.07 hereof;

               SECOND: To the payment of the amounts then due and unpaid for principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, premium, if any, and interest and Liquidated Damages, if any, respectively; and

               THIRD: To the Company.

               The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.09. At least 15 calendar days before such record date, the Company shall mail to each Holder and the Trustee a notice that states such record date, the payment date and amount to be paid. The Trustee may mail such notice in the name and at the expense of the Company.

               SECTION 6.10. UNDERTAKING FOR COSTS. All parties to this Indenture agree, and each Holder of any Note by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, premium, if any, or interest or Liquidated Damages, if any, on any Note on or after its Stated Maturity.

               SECTION 6.11. WAIVER OF STAY OR EXTENSION LAWS. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.
SECTION 6.11. Trustee May Enforce Claims Without Possession of the Notes"3". All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name, as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

               SECTION 6.13. RESTORATION OF RIGHTS AND REMEDIES. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

               SECTION 6.14. RIGHTS AND REMEDIES CUMULATIVE. Except as otherwise provided in Section 2.07 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

               SECTION 6.15. DELAY OR OMISSION NOT WAIVER. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VI or by law to the

Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                                   ARTICLE VII

                                     TRUSTEE

               SECTION 7.01. DUTIES OF TRUSTEE. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and shall use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

               (b) Except during the continuance of an Event of Default: (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; PROVIDED that in the case of any such certificates or opinions that by any provision of this Indenture are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

               (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, PROVIDED that: (i) this paragraph (c) shall not limit the effect of paragraph (b) of this Section 7.01; (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section
6.05 hereof.

               (d) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

               (e) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

               (f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk of liability is not reasonably assured to it.

               (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article VII and to the provisions of the Trust Indenture Act.

               SECTION 7.02. RIGHTS OF TRUSTEE. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. Except as provided in Section 7.01(b) hereof, the Trustee need not investigate any fact or matter stated in the document.

               (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on any Officers' Certificate or Opinion of Counsel.

               (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any such agent; PROVIDED that such agent was appointed with due care by the Trustee.

               (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; PROVIDED that the Trustee's conduct does not constitute willful misconduct or negligence.

               (e) The Trustee shall not be charged with knowledge of any Default or Event of Default under Sections 6.01(c), 6.01(d), 6.01(e), 6.01(f), 6.01(g), 6.01(h) or 6.01(i) hereof, of the identity of any Subsidiary or of the existence of any Change of Control or Asset Sale unless either (i) a Trust Officer with responsibility for the administration of this Indenture shall have actual knowledge thereof, or (ii) the Trustee shall have received notice thereof in accordance with Section 12.02 hereof from the Company or any Holder.

               (f) The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

               (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

               SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE. The Trustee, any Paying Agent or Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, the Guarantors or their Affiliates with the same rights it would have if it were not Trustee, Paying Agent or Registrar hereunder, as the case may be; PROVIDED that the Trustee must in any event comply with Section 7.10 and Section 7.11 hereof.

               SECTION 7.04. TRUSTEE'S DISCLAIMER. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible (a) for any statement of the Company in this Indenture, including the recitals contained herein, or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee's certificate of authentication or (b) for compliance by the Company with the Registration Rights Agreement.

               SECTION 7.05. NOTICE OF DEFAULTS. Within 90 calendar days after the occurrence of any Default hereunder with respect to the Notes, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Note Register, notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; PROVIDED that, except in the case of a Default in the payment of the principal of (or premium, if any) or interest (or Liquidated Damages) on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Trust Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders.

               SECTION 7.06. PRESERVATION OF INFORMATION; REPORTS BY TRUSTEE TO HOLDERS. (a) The Company shall furnish or cause to be furnished to the
Trustee:

               (i) semiannually, not less than 10 calendar days prior to each Interest Payment Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of the Record Date immediately preceding such Interest Payment Date, and

               (ii) at such other times as the Trustee may request in writing, within 30 calendar days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 calendar days prior to the time such list is furnished;

PROVIDED, HOWEVER, that if and so long as the Trustee shall be the Registrar for the Notes, no such list need be furnished with respect to the Notes.

               (b) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.06(a) hereof and the names and addresses of Holders received by the Trustee in its capacity as Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 7.06(a) hereof upon receipt of a new list so furnished.

               (c) Holders may communicate as provided in Section 312(b) of the Trust Indenture Act with other Holders with respect to their rights under this Indenture or under the Notes.

               (d) Each Holder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with this Section 7.06, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under this Section 7.06.

               (e) Within 60 calendar days after July 15 of each year commencing with the year 1997, the Trustee shall transmit by mail to all Holders, a brief report dated as of such July 15 if and to the extent required under Section 313(a) of the Trust Indenture Act.

               (f) The Trustee shall comply with Sections 313(b) and 313(c) of the Trust Indenture Act.

               (g) A copy of each report described in Section 7.06(e) hereof shall, at the time of its transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which the Notes are then listed, with the Commission and also with the Company. The Company shall promptly notify the Trustee of any stock exchange upon which the Notes are listed.

               SECTION 7.07. COMPENSATION AND INDEMNITY. (a) The Company shall pay to the Trustee from time to time such compensation for its services as the Company and the Trustee shall from time to time agree. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents and counsel. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust.

               (b) The Company shall indemnify the Trustee for, and hold it harmless against, any and all loss, liability, damage, claim or expense (including reasonable attorneys' fees and expenses) arising out of or incurred by it in connection with the acceptance or administration of the trust created by this Indenture and the performance of its duties hereunder, except as set forth in the next paragraph. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend any such claim and the Trustee shall cooperate in the defense of such claim. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

               (c) The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith.

               (d) To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of, premium, if any, and interest and Liquidated Damages, if any, on, particular Notes.

               (e) The Company's payment obligations pursuant to this Section
7.07 shall survive the resignation or removal of the Trustee and discharge of this Indenture. Subject to any other rights available to the Trustee under applicable bankruptcy law, when the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(h) or Section 6.01(i) hereof, the expenses are intended to constitute expenses of administration under Bankruptcy Law.

               SECTION 7.08. REPLACEMENT OF TRUSTEE. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article VII shall become effective until the acceptance of appointment by the successor Trustee under this Section 7.08.

               (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 calendar days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

               (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the outstanding Notes, delivered to the Trustee and to the Company. A successor Trustee may be appointed by Act of the Holders with the Company's consent. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 calendar days after the giving of notice of removal, the Trustee being removed may petition any court of competent jurisdiction for the appointment of a successor Trustee.

               (d)  If at any time:

                      (i) the Trustee shall fail to comply with Section 310(b) of the Trust Indenture Act after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, unless the Trustee's duty to resign is stayed in accordance with the provisions of Section 310(b) of the Trust Indenture Act; or

                      (ii) the Trustee shall cease to be eligible under Section
        7.10 hereof and shall fail to resign after written request therefor by the Company or by any such Holder; or

                      (iii) the Trustee shall become incapable of acting or a decree or order for relief by a court having jurisdiction in the premises shall have been entered in respect of the Trustee in an involuntary case under any Bankruptcy Law; or a decree or order by a court having jurisdiction in the premises shall have been entered for the appointment of a Custodian of the Trustee or of its Property or affairs, or any public officer shall take charge or control of the Trustee or of its Property or affairs for the purpose of rehabilitation, conservation, winding up or liquidation; or

                      (iv) the Trustee shall commence a voluntary case under any Bankruptcy Law or shall consent to the appointment of or taking possession by a Custodian of the Trustee or its Property or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee with respect to the Notes, or (ii) subject to Section 6.10 hereof, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee for the Notes. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 calendar days after the giving of notice of removal, the Trustee being removed may petition any court of competent jurisdiction for the appointment of a successor Trustee.

               (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by or pursuant to a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by the Holders of a majority in principal amount of the outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with this Section 7.08, become the successor Trustee and to that extent replace any successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and shall have accepted appointment in the manner hereinafter provided, any Holder that has been a bona fide Holder for at least six months may, subject to Section 6.10 hereof, on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

               (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such resignation, removal and appointment by first-class mail, postage prepaid, to the Holders as their names and addresses appear in the Note Register. Each notice shall include the name of the successor Trustee with respect to the Notes and the address of its Corporate National Trust Office.

               (g) In the event of an appointment hereunder of a successor Trustee, each such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all Property and money held by such former Trustee hereunder, subject to its Liens, if any, provided for in Section 7.07 hereof.

               (h) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in Section 7.08(g) hereof.

               (i) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article VII and under the Trust Indenture Act.

               SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; PROVIDED that such corporation shall be otherwise qualified and eligible under this Article VII and under the Trust Indenture Act, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In the event that any Notes shall not have been authenticated by such predecessor Trustee, any such successor Trustee may authenticate and deliver such Notes, in either its own name or that of its predecessor Trustee, with the full force and effect which this Indenture provides for the certificate of authentication of the Trustee.

               SECTION 7.10. ELIGIBILITY; DISQUALIFICATION. (a) There shall at all times be a Trustee hereunder which shall be:

                (i) a corporation organized and doing business under the laws of the United States of America, any State or Territory thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority; or

                (ii) a corporation or other Person organized and doing business under the laws of a foreign government that is permitted to act as Trustee pursuant to a rule, regulation or order of the Commission, authorized under such laws to exercise corporate trust powers, and subject to supervision or examination by authority of such foreign government or a political subdivision thereof substantially equivalent to supervision or examination applicable to United States institutional trustees, in either case having a combined capital and surplus of at least $50,000,000.

               (b) If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 7.10, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Neither the Company nor any Guarantor nor any their respective Affiliates shall serve as Trustee hereunder. If at any time the Trustee shall cease to be eligible to serve as Trustee hereunder pursuant to the provisions of this Section 7.10, it shall resign immediately in the manner and with the effect specified in this Article VII.

               (c) If the Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee and the Company shall in all respects comply with the provisions of
Section 310(b) of the Trust Indenture Act. Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of Section 310(b) of the Trust Indenture Act.

               SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY. The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to
Section 311(a) of the Trust Indenture Act to the extent indicated therein.

                                  ARTICLE VIII

                                   DEFEASANCE

               SECTION 8.01. COMPANY'S OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE. The Company may elect, at its option, at any time, to have
Section 8.02 or Section 8.03 hereof applied to the outstanding Notes (in whole and not in part) upon compliance with the conditions set forth below in this
Article VIII. Such election shall be evidenced by a Board Resolution delivered to the Trustee and shall specify whether the Notes are being defeased to Stated Maturity or to a specified Redemption Date determined in accordance with the terms of this Indenture and the Notes.

               SECTION 8.02. LEGAL DEFEASANCE AND DISCHARGE. Upon the Company's exercise under Section 8.01 hereof of its option to have this Section 8.02 applied to the outstanding Notes (in whole and not in part), the Company and the Guarantors shall be deemed to have been discharged from their obligations with respect to such Notes as provided in this Section 8.02 on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter called "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Notes which shall thereafter be deemed to be "outstanding" only for the purpose of Section 8.05 hereof and the other Section of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder:

               (a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of premium, if any, and interest and Liquidated Damages, if any, on such Notes when payments are due from the trust referred to below,

               (b) the Company's obligations with respect to such Notes under Sections 2.03, 2.04, 2.06, 2.07, 2.09, 4.02, 4.03 and 4.04 hereof,

               (c) the Company's obligations under the Registration Rights Agreement,

               (d) the rights, powers, trusts, duties and immunities of the Trustee under this Indenture and the Company's obligations in connection therewith,

               (e) Article III hereof, and

               (f) this Article VIII.

               Subject to compliance with this Article VIII, the Company may exercise its option to have this Section 8.02 applied to the outstanding Notes (in whole and not in part) notwithstanding the prior exercise of its option to have Section 8.03 hereof applied to such Notes.

               SECTION 8.03. COVENANT DEFEASANCE. Upon the Company's exercise under Section 8.01 hereof of its option to have this Section 8.03 applied to the outstanding Notes (in whole and not in part):

               (a) the Company shall be released from its obligations under
Section 5.01(c), Sections 4.05 through 4.17, inclusive;

               (b) the occurrence of any event specified in Section 6.01(c), or
Section 6.01(e) hereof, with respect to any of Section 5.01(c) or Sections 4.05 through 4.17, inclusive, shall be deemed not to be or result in an Event of Default, in each case with respect to such Notes as provided in this Section
8.03 on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter called "Covenant Defeasance"); and

               (c) the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent, declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes).

               For this purpose, such Covenant Defeasance means that, with respect to such Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section (to the extent so specified in the case of Sections 6.01(c) and 6.01(e) hereof), whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document; but the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01 (f) and 6.01(g) hereof shall thereafter not constitute Events of Default.

               SECTION 8.04. CONDITIONS TO DEFEASANCE OR COVENANT DEFEASANCE. The following shall be the conditions to the application of Section 8.02 or
Section 8.03 hereof to the outstanding Notes:

               (a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the Holders, (i) cash in United States dollars, or (ii) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, cash in United States dollars, or (iii) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying trustee) to pay and discharge, the principal of, premium, if any, and any installment of interest and Liquidated Damages on the outstanding Notes on the Stated Maturity thereof or applicable Redemption Date, as the case may be, in accordance with the terms of this Indenture and such Notes;

               (b) In the event of an election to have Section 8.02 hereof apply to the outstanding Notes, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture, there has been a change in the applicable Federal income tax law, in either case (i) or (ii) to the effect that, and based thereon such opinion shall confirm that, the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of the deposit, Legal Defeasance and discharge to be effected with respect to such Notes and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would be the case if such deposit, Legal Defeasance and discharge were not to occur;

               (c) In the event of an election to have Section 8.03 hereof apply to the outstanding Notes, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to such Notes and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur;

               (d) No Default or Event of Default with respect to the outstanding Notes shall have occurred and be continuing at the time of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) after giving effect thereto or, with respect to a Default or Event of Default specified in Section 6.01(h) or Section 6.01(i), any time on or prior to the 123rd calendar day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 123rd calendar day);

               (e) Such Legal Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming for the purpose of this clause (e) that all Notes are in default within the meaning of such Act);

               (f) Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

               (g) The Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or the Guarantors or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company, the Guarantors or others;

               (h) Such Legal Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered under such Act or exempt from registration thereunder; and

               (i) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Legal Defeasance or Covenant Defeasance have been complied with.

               SECTION 8.05. DEPOSITED MONEY AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST; MISCELLANEOUS PROVISIONS. (a) All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any such Paying Agent as the Trustee may determine, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal and any premium and interest and Liquidated Damages, but money so held in trust need not be segregated from other funds except to the extent required by law. Money and U.S. Government Obligations so held in trust are not subject to Article X hereof. The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

               (b) Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon receipt of a Company Order any money or U.S. Government Obligations held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect the Legal Defeasance or Covenant Defeasance, as the case may be, with respect to the outstanding Notes.

               SECTION 8.06. REINSTATEMENT. If the Trustee or Paying Agent is unable to apply any money in accordance with this Article VIII with respect to any Notes by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under this Indenture and such Notes from which the Company and the Guarantors have been discharged or released pursuant to Section 8.02 or 8.03 hereof shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII with respect to such Notes, until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 8.05 hereof with respect to such Notes in accordance with this
Article VIII; PROVIDED that if the Company makes any payment of principal of or any premium or interest or Liquidated Damages on any such Note following such reinstatement of its obligations, the Company shall be subrogated to the rights (if any) of the Holders of such Notes to receive such payment from the money so held in trust.



                                   ARTICLE IX

                                   AMENDMENTS

               SECTION 9.01. WITHOUT CONSENT OF HOLDERS. The Company, the Guarantors and the Trustee may, at any time, and from time to time, without notice to or consent of any Holder, enter into one or more indentures supplemental hereto, in form reasonably satisfactory to the Trustee, for any of the following purposes:

               (a) to evidence the succession of another Person to the Company and the assumption by such successor of the covenants of the Company herein and contained in the Notes; or

               (b) to add to the covenants of the Company, for the benefit of the Holders of all of the Notes, or to surrender any right or power herein conferred upon the Company; or

               (c) to add any additional Events of Default; or

               (d) to provide for uncertificated Notes in addition to or in place of Certificated Notes; or

               (e) to evidence and provide for the acceptance of appointment hereunder of a successor Trustee; or

               (f) to secure the Notes; or

               (g) to cure any ambiguity herein, or to correct or supplement any provision hereof which may be inconsistent with any other provision hereof or to add any other provisions with respect to matters or questions arising under this Indenture; PROVIDED that such actions shall not adversely affect the interests of the Holders in any material respect; or

               (h) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act; or

               (i) to evidence the agreement or acknowledgment of a Subsidiary that it is a Guarantor for all purposes under this Indenture (including, without limitation, Article XI hereof).

               SECTION 9.02. WITH CONSENT OF HOLDERS. (a) With the consent of the Holders of not less than a majority in principal amount of the outstanding Notes (which consent may, but need not, be given in connection with any tender offer or exchange offer for the Notes), by Act of said Holders delivered to the Company and the Trustee, the Company, the Guarantors and the Trustee may enter into one or more indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders (including Sections 4.07 and 4.08 hereof); PROVIDED that no such supplemental indenture shall, without the consent of the Holder of each outstanding Note:

               (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver; or

               (ii) reduce the principal of or premium on or change the Stated Maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes, except as provided above with respect to Sections 4.07 and 4.08 hereof; or

               (iii) reduce the rate of or change the time for payment of interest, including Defaulted Interest, on any Note;

               (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest or Liquidated Damages, if any, on any Note (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration); or

               (v) make any Note payable in money other than that stated in the Notes; or

               (vi) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest or Liquidated Damages, if any, on the Notes; or

               (vii) waive a redemption payment with respect to any Note (other than a payment required by Section 4.07 or Section 4.08 hereof); or

               (viii) modify the ranking or priority of the Notes or the Note Guarantee of any Guarantor; or

               (ix) release any Guarantor from any of its obligations under its Note Guarantee or this Indenture other than in accordance with the terms of this Indenture; or

               (x) make any change in Sections 6.04 or 6.07 hereof or the foregoing amendment and waiver provisions.

               (b) It shall not be necessary for any Act of Holders under this
Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

               (c) After an amendment or supplement under this Section or a waiver under Section 6.04 becomes effective, the Company shall mail to the Holders a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not however, in any way impair or affect the validity of any such amended or supplemented indenture or waiver.

               SECTION 9.03. EFFECT OF SUPPLEMENTAL INDENTURES. Upon the execution of any supplemental indenture under this Article IX, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

               SECTION 9.04. COMPLIANCE WITH TRUST INDENTURE ACT. Every amendment or supplement to this Indenture or the Notes shall comply with the Trust Indenture Act as then in effect.

               SECTION 9.05. REVOCATION AND EFFECT OF CONSENTS AND WAIVERS. (a) A consent to an amendment, supplement or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of such Note or portion of such Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent or waiver is not made on such Note; PROVIDED that any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Note or portion of such Note if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. After an amendment, supplement or waiver becomes effective pursuant to this Article IX, it shall bind every Holder.

               (b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 calendar days after such record date.

               SECTION 9.06. NOTATION ON OR EXCHANGE OF NOTES. If a supplemental indenture changes the terms of a Note, the Trustee may require the Holder thereof to deliver such Note to the Trustee. The Trustee may place an appropriate notation on such Note regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for such Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment or supplement.

               SECTION 9.07. TRUSTEE TO EXECUTE SUPPLEMENTAL INDENTURES. The Trustee shall execute any supplemental indenture authorized pursuant to this
Article IX if such supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but shall not be required to, execute such supplemental indenture. In executing any supplemental indenture, the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01 hereof) shall be fully protected in relying upon, an Officers' Certificate (which need only cover the matters set forth in clause (a) below) and an Opinion of Counsel provided by the Company stating that:

               (a) such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent to the execution, delivery and performance of such supplemental indenture have been satisfied;

               (b) the Company and each Guarantor have all necessary corporate power and authority to execute and deliver the supplemental indenture and that the execution, delivery and performance of such supplemental indenture have been duly authorized by all necessary corporate action of the Company and each Guarantor;

               (c) the execution, delivery and performance of the supplemental indenture do not conflict with, or result in the breach of or constitute a default under any of the terms, conditions or provisions of (i) this Indenture,
(ii) the charter documents and By-Laws of the Company or any Guarantor or (iii) any material agreement or instrument to which the Company or any Guarantor is subject;

               (d) to the best knowledge and belief of legal counsel writing such Opinion of Counsel, the execution, delivery and performance of the supplemental indenture do not conflict with, or result in the breach of any of the terms, conditions or provisions of (i) any law or regulation applicable to the Company or any Guarantor or (ii) any material order, writ, injunction or decree of any court or governmental instrumentality applicable to the Company or any Guarantor;

               (e) such supplemental indenture has been duly and validly executed and delivered by the Company and each Guarantor, and this Indenture together with such supplemental indenture constitutes a legal, valid and binding obligation of the Company and each Guarantor enforceable against the Company and each Guarantor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and general equitable principles; and

               (f) this Indenture together with such amendment or supplement complies with the Trust Indenture Act.

                                    ARTICLE X

                                  SUBORDINATION

               SECTION 10.01. AGREEMENT TO SUBORDINATE. The Company agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by the
Note is subordinated in right of payment, to the extent and in the manner provided in this Article X, to the prior payment in full in cash of all Senior Indebtedness (whether outstanding on the date hereof or hereafter incurred), and that the subordination is for the benefit of the holders of Senior Indebtedness. This Article X shall constitute a continuing offer to all Persons who become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness.

               SECTION 10.02. LIQUIDATION; DISSOLUTION; BANKRUPTCY. Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, in an assignment for the benefit of creditors or any marshaling of the Company's assets and liabilities:

               (a) holders of Senior Indebtedness shall be entitled to receive payment in full in cash of all Obligations due in respect of Senior Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness) before Holders shall be entitled to receive any payment with respect to the Notes and until all obligations with respect to Senior Indebtedness are paid in full in cash, any distribution to which the Holders would be entitled shall be made to the holders of Senior Indebtedness (except that Holders may receive and retain (i) securities of a Person that are subordinated ("Subordinated Reorganization Securities") to at least the same extent as the Notes to (A) Senior Indebtedness and (B) any securities issued in exchange for Senior Indebtedness, and (ii) payments and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof); and

               (b) until all Obligations with respect to Senior Indebtedness (as provided in subsection (a) above) are paid in full in cash, any distribution to which Holders would be entitled but for this Article shall be made to holders of Senior Indebtedness (except that Holders may receive and retain (i) Subordinated Reorganization Securities and (ii) payments and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof), as their interests may appear.

               SECTION 10.03. DEFAULT ON DESIGNATED SENIOR INDEBTEDNESS. (a) The Company may not make any payment upon or in respect of the Notes (other than (i) Subordinated Reorganization Securities and (ii) payments and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof) if:

                      (i) a default in the payment of any principal, premium, if any, or interest with respect to Designated Senior Indebtedness occurs and is continuing beyond any applicable grace period in the agreement, indenture or other document governing Designated Senior Indebtedness; or

                      (ii) any other default occurs and is continuing with respect to Designated Senior Indebtedness which permits holders of such Designated Senior Indebtedness as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from a Person who may give it pursuant to Section 10.11 hereof. If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section 10.03 unless and until at least 360 days shall have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. No default specified in this clause (ii) that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice, unless such default has been cured or waived for a period of not less than 90 days. No new period of payment blockage may be commenced by a Payment Blockage Notice unless and until 360 days have elapsed since the first day of the effectiveness of the immediately prior Payment Blockage Notice.

               (b) The Company may and shall resume payments on and distributions in respect of the Notes and may acquire them upon the earlier of:

                      (i) in the case of a default referred to in Section 10.03(a), the date upon which such default is cured or waived, or

                      (ii) in the case of a default referred to in Section 10.03(b) hereof, the earlier of the date on which such default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of such Designated Senior Indebtedness has been accelerated, if this Article X otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition.

               SECTION 10.04. ACCELERATION OF NOTES. If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of the acceleration.

               SECTION 10.05. WHEN DISTRIBUTION MUST BE PAID OVER. In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Notes at a time when the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by Section 10.03 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Indebtedness as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Indebtedness may have been issued, for application to the payment of all Obligations with respect to Senior Indebtedness remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

               With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article X, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or any other Person money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article X, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

               SECTION 10.06. NOTICE BY COMPANY. The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes to violate this Article X, but failure to give such notice shall not affect the subordination of the Notes to Senior Indebtedness as provided in this Article X.

               SECTION 10.07. SUBROGATION. After all Senior Indebtedness is paid in full and until the Notes are paid in full, Holders shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Indebtedness. A distribution made under this Article X to holders of Senior Indebtedness that otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on Senior Indebtedness.

               SECTION 10.08. RELATIVE RIGHTS. This Article X defines the relative rights of Holders and holders of Senior Indebtedness. Nothing in this Indenture shall:

               (a) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of, premium, if any, on and interest and Liquidated Damages, if any, on the Notes in accordance with their terms;

               (b) affect the relative rights of Holders and creditors of the Company other than their rights in relation to holders of Senior Indebtedness; or

               (c) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Indebtedness to receive distributions and payments otherwise payable to Holders.

               If the Company fails because of this Article X to pay principal of, premium, if any, on or interest or Liquidated Damages, if any, on a Note on the due date, the failure is still a Default or Event of Default.

               SECTION 10.09. SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY. No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

               SECTION 10.10. DISTRIBUTION OR NOTICE TO REPRESENTATIVE. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative.

               Upon any payment or distribution of assets of the Company referred to in this Article X, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article X.

               The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee or agent on behalf of such holder) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee or agent on behalf of any such holder). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article X, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article X, and if such evidence is not furnished, the Trustee may defer any payment which it may be required to make for the benefit of such Person pursuant to the terms of this Indenture pending judicial determination as to the rights of such Person to receive such payment.

               SECTION 10.11. RIGHTS OF TRUSTEE AND PAYING AGENT. Notwithstanding the provisions of this Article X or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate National Trust Office at least two Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article X. Only the holders of Designated Senior Indebtedness or a Representative thereof may give the notice. Nothing in this Article X shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

               The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. Any Paying Agent may do the same with like rights.

               SECTION 10.12. AUTHORIZATION TO EFFECT SUBORDINATION. Each Holder of a Note by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article X, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any judicial proceeding relative to the Company (or any other obligor upon the Notes), its creditors or its property at least 30 days before the expiration of the time to file such claim, the Representative of the Designated Senior Indebtedness (or, if no Designated Senior Indebtedness exists, any Representative) is hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

                                   ARTICLE XI

               NOTE GUARANTEES; SUBORDINATION OF NOTE GUARANTEES;
                           RELEASE OF NOTE GUARANTEES

               SECTION 11.01. NOTE GUARANTEES.(a) Subject to the provisions of this Article XI, each Guarantor, jointly and severally, hereby irrevocably and unconditionally Guarantees to each Holder and to the Trustee on behalf of the Holders (i) the due and punctual payment of principal of, premium, if any, interest and Liquidated Damages, if any, in full on each Note when and as the same shall become due and payable whether at Stated Maturity, by declaration of acceleration, in connection with a Change of Control Offer, Asset Sale Offer or redemption, or otherwise, (ii) the due and punctual payment of interest on the overdue principal of, premium, if any, interest and Liquidated Damages, if any, in full on the Notes, to the extent permitted by law, and (iii) the due and punctual performance of all other Obligations of the Company and the other Guarantors to the Holders or the Trustee, including without limitation the payment of fees, expenses, indemnification or other amounts, all in accordance with the terms of the Notes and this Indenture. In case of the failure of the Company punctually to make any such principal or interest payment or the failure of the Company or any other Guarantor to perform any such other Obligation, each Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at Stated Maturity by declaration of acceleration, in connection with a Change of Control Offer, Asset Sale Offer or redemption or otherwise, and as if such payment were made by the Company and to perform any such other Obligation of the Company immediately. Each Guarantor hereby further agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under these Note Guarantees. The Note Guarantees under this
Article XI are guarantees of payment and not of collection.

               (b) Each of the Company and the Guarantors hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger, insolvency or bankruptcy of the Company or any other Guarantor, any right to require a proceeding first against the Company or any other Guarantor, protest or notice with respect to the Notes or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that the Note Guarantees will not be discharged except by complete performance of the Obligations contained in the Notes, in this Indenture and pursuant to the Note Guarantees.

               (c) Each Guarantor hereby waives and relinquishes:

               (i) any right to require the Trustee, the Holders or the Company (each, a "Benefited Party") to proceed against the Company, the Subsidiaries of the Company or any other Person or to proceed against or exhaust any security held by a Benefited Party at any time or to pursue any other remedy in any secured party's power before proceeding against such Guarantor;

               (ii) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of a Benefited Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person or Persons;

               (iii) demand, protest and notice of any kind (except as expressly required by this Indenture), including but not limited to notice of the existence, creation or incurring of any new or additional Indebtedness or obligation or of any action or non-action on the part of any of the Guarantors, the Company, the Subsidiaries of the Company, any Benefited Party, or any creditor of the Guarantors, the Company or the Subsidiaries of the Company or on the part of any other Person whomsoever in connection with any obligations the performance of which are hereby guaranteed;

               (iv) any defense based upon an election of remedies by a Benefited Party, including but not limited to an election to proceed against any Guarantor for reimbursement;

               (v) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

               (vi) any defense arising because of a Benefited Party's election, in any proceeding instituted under the Bankruptcy Law, of the application of Section 1111(b)(2) of the Bankruptcy Law; and

               (vii) any defense based on any borrowing or grant of a security interest under Section 364 of the Bankruptcy Law.

               (d) Each Guarantor further agrees that, as between such Guarantor, on the one hand, and Holders and the Trustee, on the other hand, (i) for purposes of the relevant Note Guarantee, the maturity of the Obligations Guaranteed by such Note Guarantee may be accelerated as provided in Article VI, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed thereby, and (ii) in the event of any acceleration of such Obligations (whether or not due and payable) such Obligations shall forthwith become due and payable by such Guarantor for purposes of such Note Guarantee.

               (e) The Note Guarantees shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment, or any part thereof, of principal of, premium, if any, or interest or Liquidated Damages, if any, on any of the Notes is rescinded or must otherwise be returned by the Holders or the Trustee upon the insolvency, bankruptcy or reorganization of the Company or any of the Guarantors, all as though such payment had not been made.

               (f) Each Guarantor shall be subrogated to all rights of the Holders against the Company in respect of any amounts paid by such Guarantor pursuant to the provisions of the Note Guarantees or this Indenture; PROVIDED, HOWEVER, that a Guarantor shall not be entitled to enforce or to receive any payments until the principal of, premium, if any, interest and Liquidated Damages, if any, on all Notes issued hereunder shall have been paid in full.

               (g) Each Guarantor specifically designates the relevant Note Guarantee as Indebtedness of such Guarantor for purposes of this Indenture.

               SECTION 11.02 OBLIGATIONS OF GUARANTORS UNCONDITIONAL. Each Guarantor hereby agrees that its Obligations hereunder shall be guarantees of payment and shall be unconditional, irrespective of and unaffected by the validity, regularity or enforceability of the Notes or this Indenture, or of any amendment thereto or hereto, the absence of any action to enforce the same, the waiver or consent by any Holder or by the Trustee with respect to any provisions thereof or of this Indenture, the entry of any judgment against the Company or any other Guarantor or any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

               SECTION 11.03. LIMITATION OF GUARANTORS' LIABILITY. Each Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee by such Guarantor pursuant to its Note Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state or foreign law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocable agree that the Obligations of such Guarantor under this Article XI shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the Obligations of such other Guarantor under this
Article XI, result in the Obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance under applicable federal, state or foreign law.

               SECTION 11.04. SUBORDINATION OF NOTE GUARANTEES. (a) Each Guarantor agrees, and each Holder by accepting a Note agrees, that the Note Guarantee of such Guarantor shall be junior and subordinated to Senior Indebtedness of such Guarantor on the same basis that the Notes are junior and subordinated to Senior Indebtedness of the Company pursuant to Article X hereof. Without limiting the foregoing sentence, (i) each Guarantor may make, and the Trustee and the Holders of the Notes shall have the right to receive and/or retain, payments by such

Guarantor only at such time as they may receive and/or retain payments in respect of the Notes pursuant to this Indenture, including Article X hereof, and
(ii) the rights and obligations of the relevant parties relative to the Note Guarantee of such Guarantor and Senior Indebtedness of such Guarantor shall be the same as the respective rights and obligations relative to the Notes and Senior Indebtedness of the Company pursuant to Article X hereof.

               (b) Upon any distribution to creditors of a Guarantor in a liquidation or dissolution of such Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Guarantor or its property, in an assignment for the benefit of creditors or any marshaling of such Guarantor's assets and liabilities:

                      (i) holders of Senior Indebtedness of such Guarantor shall be entitled to receive and retain payment in full in cash of all Obligations due in respect of Senior Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness of such Guarantor) before Holders shall be entitled to receive any payment with respect to the relevant Note Guarantee and until all obligations with respect to Senior Indebtedness of such Guarantor are paid in full in cash, any distribution to which Holders would be entitled shall be made to holders of Senior Indebtedness (except that Holders may receive and retain Subordinated Reorganization Securities and payments and other distributions made from any defeasance trust pursuant to Section 8.01 hereof); and

                      (ii) until all Obligations with respect to Senior Indebtedness (as provided in subsection (a) above) are paid in full in cash, any distribution that would have been made under such Note Guarantee but for this Article shall be made to holders of Senior Indebtedness of such Guarantor (except that Holders may receive and retain Subordinated Reorganization Securities and payments and other distributions made from any defeasance trust pursuant to Section 8.01 hereof), as their interests may appear.

               (c) Such Guarantor may not make any payment in respect of its Note Guarantee (other than Subordinated Reorganization Securities and payments and other distributions made from any defeasance trust pursuant to Section 8.01 hereof) if:

                      (i) a default in the payment of any principal, premium, if any, or interest with respect to Designated Senior Indebtedness of such Guarantor occurs and is continuing beyond any applicable grace period in the agreement, indenture or other document governing such Designated Senior Indebtedness; or

                      (ii) any other default occurs and is continuing with respect to such Designated Senior Indebtedness which then permits holders of such Designated Senior Indebtedness to accelerate its maturity and the Trustee receives a Payment Blockage Notice from a holder of Designated Senior Indebtedness or a Representative thereof. If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section 11.04(c) unless and until at least 360 days shall have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. No default specified in this clause (ii) that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice, unless such default has been cured or waived for a period of not less than 90 days. No new period of payment blockage may be commenced by a Payment Blockage Notice unless and until 360 days have elapsed since the first day of the effectiveness of the immediately prior Payment Blockage Notice.

               Such Guarantor may and shall resume payments on and distributions in respect of its Note Guarantee upon the earlier of:

                      (i) in the case of a default referred to in Section 11.04(c)(i), the date upon which such default is cured or waived, or

                      (ii) in the case of a default referred to in Section 11.04(c)(ii) hereof, the earlier of the date on which such default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of such Designated Senior Indebtedness has been accelerated, if this Article XI otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition.

               SECTION 11.05. RELEASE OF NOTE GUARANTEES. In the event of a sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Guarantor, by way of merger, consolidation or otherwise, such Guarantor will be released and relieved of any obligations under its Note Guarantee; PROVIDED, in each case, that (i) such transaction is carried out pursuant to and in accordance with Section 4.08 and Section 5.01 hereof and
(ii) such Guarantor is also released from its guarantee of the Company's obligations under the Credit Agreement and does not guarantee any Senior Indebtedness. Upon delivery by the Company to the Trustee of an Officers' Certificate and Opinion of Counsel, to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.08 and Section 5.01 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any such Guarantor from its obligations under its Note Guarantee.

               In addition, any non-Wholly Owned Subsidiary of the Company that is released from its guarantee of the Company's obligations under the Credit Agreement shall also be released from its Note Guarantee so long as such Subsidiary does not guarantee any Senior Indebtedness. Upon delivery by the Company to the Trustee of an Officers' Certificate to the effect that such Guarantor (i) is not a Wholly Owned Subsidiary of the Company, (ii) has been released from its guarantee of the Company's obligations under the Credit Agreement, and (iii) does not guarantee any Senior Indebtedness, the Trustee shall execute any documents reasonably required in order to evidence the release of any such Guarantor from its obligations under its Note Guarantee.

               Any Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of, premium, if any, interest and Liquidated Damages, if any, on the Notes and for the other obligations of the Company, such Guarantor and any other Guarantor under this Indenture as provided in this Article XI.

               SECTION 11.06. APPLICATION OF CERTAIN TERMS AND PROVISIONS TO GUARANTORS. (a) For purposes of any provision of this Indenture which provides for the delivery by any Guarantor of an Officers' Certificate or an Opinion of Counsel, or both, the definitions of such terms in Section 1.01 hereof shall apply to such Guarantor as if references therein to the Company were references to such Guarantor.

               (b) Any request, direction, order or demand which by any provision of this Indenture is to be made by any Guarantor, shall be sufficient if evidenced by a Company Order; PROVIDED that the definition of such term in
Section 1.01 hereof shall apply to such Guarantor as if references therein to the Company were references to such Guarantor.

               (c) Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders to or on any Guarantor may be given or served as described in Section 12.02 hereof.

               (d) Upon any demand, request or application by any Guarantor to the Trustee to take any action under this Indenture, such Guarantor shall furnish to the Trustee such certificates and opinions as are required in Section
12.03 and Section 12.04 hereof as if all references therein to the Company were references to such Guarantor.

               SECTION 11.07. ADDITIONAL GUARANTORS. The Company shall cause each Person that becomes a Guarantor after the date of this Indenture to execute and deliver to the Trustee, promptly upon becoming a Guarantor, (a) a supplemental indenture in form and substance satisfactory to the Trustee pursuant to which such Person agrees and acknowledges that it is a Guarantor for all purposes of this Indenture (including, without limitation, Article X hereof) and which subjects such Person to the provisions of this Indenture as a Guarantor, and (b) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such Person and constitutes the legal, valid, binding and enforceable obligation of such Person (subject to such customary exceptions concerning fraudulent conveyance laws, creditors' rights and equitable principles as may be acceptable to the Trustee in its discretion).

                                   ARTICLE XII

                                  MISCELLANEOUS

               SECTION 12.01. TRUST INDENTURE ACT CONTROLS. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an "incorporated provision") included in this Indenture by operation of, Sections 310 to 318, inclusive, of the Trust Indenture Act, such imposed duties or incorporated provision shall control.

               SECTION 12.02. NOTICES. (a) Any notice or communication shall be in writing and delivered in person or mailed by first class mail, postage prepaid, addressed as follows: if to the Company, or any Guarantor: c/o Maxxim Medical, Inc., 104 Industrial Blvd., Sugar Land, Texas, 77478, Attention: Chief Operating Officer, with copies to Boyer, Ewing & Harris, Inc., Nine Greenway Plaza, Suite 3100, Houston, Texas, 77046, Attention: John R. Boyer, Jr., Esq.; if to the Trustee: First Union National Bank of North Carolina, 230 South Tryon Street, Ninth Floor, Charlotte, North Carolina 28288, Attention: Corporate Trust Department.

               (b) The Company, a Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications. Any notice or communication mailed to a Holder shall be sent to the Holder by first-class mail, postage prepaid, at the Holder's address as it appears in the Note Register and shall be duly given if so sent within the time prescribed. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed to the Company, the Trustee or a Holder in the manner provided above, it is duly given, whether or not the addressee receives it. In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give notice by mail to Holders, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

               (c) Any notice or communication delivered to the Company under the provisions herein shall constitute notice to the Guarantors.

               SECTION 12.03. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee upon request: (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

               SECTION 12.04. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 4.20 hereof) shall include: (a) a statement that the individual making such certificate or opinion has read such covenant or condition; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (c) a statement that, in the opinion of such individual, such person has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and (d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

               SECTION 12.05. RULES BY TRUSTEE, PAYING AGENT AND REGISTRAR. The Trustee may make reasonable rules for action by or a meeting of Holders, and any Registrar and Paying

Agent may make reasonable rules for their functions; PROVIDED that no such rule shall conflict with terms of this Indenture or the Trust Indenture Act.

               SECTION 12.06. PAYMENTS ON BUSINESS DAYS. If a payment hereunder is scheduled to be made on a date that is not a Business Day payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue with respect to that payment during the intervening period. If a regular record date is a date that is not a Business Day, such record date shall not be affected.

               SECTION 12.07. GOVERNING LAW, SUBMISSION TO JURISDICTION.

               (a) THIS INDENTURE, THE NOTE GUARANTEES AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.

               (b) Each of the Company and each of the Guarantors hereby (i) agrees that any suit, action or proceeding against it arising out of or relating to this Indenture or the Notes, as the case may be, may be instituted in any Federal or state court sitting in The City of New York, (ii) waives, to the extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and any claim that any suit, action or proceeding in such a court has been brought in an inconvenient forum, (iii) irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding, (iv) agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon each and may be enforced in the courts of the jurisdiction of which each is subject, respectively, by a suit upon judgment,
(v) agrees that service of process by mail to the addressed specified in Section
12.02 hereof shall constitute personal service of such process on it in any such suit, action or proceeding.

               SECTION 12.08. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of its status as a director, officer, employee, incorporator or stockholder of the Company. No director, officer, employee, incorporator or stockholder of any Guarantor, as such, shall have any liability for any obligations of any Guarantor under its Note Guarantee or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of its status as a director, officer, employee, incorporator or stockholder of such Guarantor. By accepting a Note, each Holder waives and releases all such liability (but only such liability) as part of the consideration for issuance of such Note to such Holder.

               SECTION 12.09. SUCCESSORS. All agreements of each of the Company and the Guarantors in this Indenture and the Notes shall bind its successors and assigns whether so expressed or not. All agreements of the Trustee in this Indenture shall bind its successors and assigns whether so expressed or not.

               SECTION 12.10. COUNTERPARTS. This Indenture may be executed in any number of counterparts and by the parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

               SECTION 12.11. TABLE OF CONTENTS; HEADINGS. The table of contents, cross-reference table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

               SECTION 12.12. SEVERABILITY. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

               SECTION 12.13. FURTHER INSTRUMENTS AND ACTS. Upon request of the Trustee, the Company and each Guarantor will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

               IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

                              MAXXIM MEDICAL, INC.,
                              as Issuer

                              By --------------------
                                 Name:  Alan S. Blazei
                                 Title: Vice President

                              MAXXIM MEDICAL, INC. (DELAWARE),
                              as Guarantor

                              By --------------------
                                 Name: Alan S. Blazei
                                 Title:

                              MAXXIM ACQUISITION CO.,
                              as Guarantor

                              By --------------------
                                 Name: Alan S. Blazei
                                 Title:

                              FABRITEK LA ROMANA, INC.,
                              as Guarantor

                              By --------------------
                                 Name: Alan S. Blazei
                                 Title:

                              MAXXIM MEDICAL CANADA LIMITED,
                              as Guarantor

                              By --------------------
                                 Name: Alan S. Blazei
                                 Title:

                              MEDICA B.V.
                              as Guarantor

                              By --------------------
                                 Name: Alan S. Blazei
                                 Title:

                              MEDICA HOSPITAL SUPPLIES, N.V.
                              as Guarantor

                              By --------------------
                                 Name: Alan S. Blazei
                                 Title:

                              FIRST UNION NATIONAL BANK OF NORTH CAROLINA,

                              By --------------------
                                 Name:  Shannon Stahel
                                 Title:

STATE OF NEW YORK     )
                      )      SS.:
COUNTY OF NEW YORK    )


               On the 30th day of July, 1996, before me personally came Alan S. Blazei, to me known, who, being by me duly sworn, did depose and say that he is Vice President of Maxxim Medical, Inc., one of the corporations described in and which executed the foregoing instrument, and that he signed his name thereto by authority of the Board of Directors of such corporation.


                                     -----------------------------------
                                               Notary Public

                                     State of
                                     My commission expires    /    /
[Seal]

STATE OF NEW YORK     )
                      )      SS.:
COUNTY OF NEW YORK    )


               On the 30th day of July, 1996, before me personally came , to me known, who, being by me duly sworn, did depose and say that he is _______________________ of Maxxim Medical, Inc. (Delaware), one of the corporations described in and which executed the foregoing instrument, and that he signed his name thereto by authority of the Board of Directors of such corporation.


                                     -----------------------------------
                                               Notary Public

                                     State of
                                     My commission expires    /    /
[Seal]

STATE OF NEW YORK     )
                      )      SS.:
COUNTY OF NEW YORK    )


               On the 30th day of July, 1996, before me personally came Alan S. Blazei, to me known, who, being by me duly sworn, did depose and say that he is ____________________ of Maxxim Acquisition Co., one of the corporations described in and which executed the foregoing instrument, and that he signed his name thereto by authority of the Board of Directors of such corporation.


                                     -----------------------------------
                                               Notary Public

                                     State of
                                     My commission expires    /    /
[Seal]

STATE OF NEW YORK     )
                      )      SS.:
COUNTY OF NEW YORK    )


               On the 30th day of July, 1996, before me personally came Alan S. Blazei, to me known, who, being by me duly sworn, did depose and say that he is _______________________ of Fabritek La Romana, Inc., one of the corporations described in and which executed the foregoing instrument, and that he signed his name thereto by authority of the Board of Directors of such corporation.


                                     -----------------------------------
                                               Notary Public

                                     State of
                                     My commission expires    /    /
[Seal]

STATE OF NEW YORK     )
                      )      SS.:
COUNTY OF NEW YORK    )


               On the 30th day of July, 1996, before me personally came Alan S. Blazei, to me known, who, being by me duly sworn, did depose and say that he is _______________________ of Maxxim Medical Canada Limited, one of the corporations described in and which executed the foregoing instrument, and that he signed his name thereto by authority of the Board of Directors of such corporation.


                                     -----------------------------------
                                               Notary Public

                                     State of
                                     My commission expires    /    /
[Seal]

STATE OF NEW YORK     )
                      )      SS.:
COUNTY OF NEW YORK    )


               On the 30th day of July, 1996, before me personally came Alan S. Blazei, to me known, who, being by me duly sworn, did depose and say that he is _______________________ of Medica B.V., one of the corporations described in and which executed the foregoing instrument, and that he signed his name thereto by authority of the Board of Directors of such corporation.


                                     -----------------------------------
                                               Notary Public

                                     State of
                                     My commission expires    /    /
[Seal]

STATE OF NEW YORK     )
                      )      SS.:
COUNTY OF NEW YORK    )


               On the 30th day of July, 1996, before me personally came Alan S. Blazei, to me known, who, being by me duly sworn, did depose and say that he is _______________________ of Medica Hospital Supplies, N.V., one of the corporations described in and which executed the foregoing instrument, and that he signed his name thereto by authority of the Board of Directors of such corporation.


                                     -----------------------------------
                                               Notary Public

                                     State of
                                     My commission expires    /    /
[Seal]

STATE OF NEW YORK     )
                      )      SS.:
COUNTY OF NEW YORK    )


               On the 30th day of July, 1996, before me personally came Shannon Stahel, to me known, who, being by me duly sworn, did depose and say that she is _______________ of First Union National Bank of North Carolina, one of the corporations described in and which executed the foregoing instrument, and that she signed her name thereto by like authority.


                                     -----------------------------------
                                               Notary Public

                                     State of
                                     My commission expires    /    /
[Seal]

                                                                [Execution Copy]

                                                                       EXHIBIT A

                           FORM OF INITIAL GLOBAL NOTE

                           FACE OF INITIAL GLOBAL NOTE

                              MAXXIM MEDICAL, INC.

No. __                                                       CUSIP No. 57777GAB1



         THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO.

         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (SUBJECT TO THE DELIVERY OF SUCH EVIDENCE, IF ANY, REQUIRED UNDER THE INDENTURE PURSUANT TO WHICH THIS NOTE IS ISSUED) AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION.

         UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO MAXXIM MEDICAL, INC. OR A SUCCESSOR THEREOF OR THE REGISTRAR FOR REGISTRATION OF TRANSFER OR EXCHANGE AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER ENTITY AS HAS BEEN REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS HAS BEEN REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFER OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, AND NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF INTERESTS IN THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.06 OF THE INDENTURE, DATED AS OF JULY 30, 1996 AMONG MAXXIM MEDICAL, INC., AS ISSUER, AND MAXXIM MEDICAL, INC. (DELAWARE), MAXXIM ACQUISITION CO., FABRITEK LA ROMANA, INC., MAXXIM MEDICAL CANADA LIMITED, MEDICA B.V., AND MEDICA HOSPITAL SUPPLIES, N.V. AS GUARANTORS, AND FIRST UNION NATIONAL BANK OF NORTH CAROLINA, AS TRUSTEE, PURSUANT TO WHICH THIS NOTE WAS ISSUED.

                                   GLOBAL NOTE
             REPRESENTING 10 1/2% SENIOR SUBORDINATED NOTES DUE 2006

         Maxxim Medical, Inc., a Texas corporation, for value received, hereby promises to pay to CEDE & CO., or its registered assigns, the principal sum indicated on Schedule A hereof, on August 1, 2006.

         Interest Payment Dates: February 1 and August 1, commencing February 1, 1997.

         Record Dates: January 15 and July 15.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                                      A-2

         Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purposes.

         IN WITNESS WHEREOF, Maxxim Medical, Inc. has caused this Note to be duly executed under its corporate seal.

                                          MAXXIM MEDICAL, INC.

                                           By: _______________________________
                                                  Name:
                                                  Title:

[Corporate Seal]

Attest:______________________

Dated:______________________

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

FIRSTUNION NATIONAL BANK OF NORTH CAROLINA, as Trustee, certifies that this is one of the Notes referred to in the Indenture.

By:
            Authorized Signatory

                                      A-3

                       REVERSE SIDE OF INITIAL GLOBAL NOTE

                              MAXXIM MEDICAL, INC.

                                   GLOBAL NOTE
             REPRESENTING 10 1/2% SENIOR SUBORDINATED NOTES DUE 2006

         1. INDENTURE.

         This Note is one of a duly authorized issue of debt securities of the Company (as defined below) designated as its "10 1/2% Senior Subordinated Notes Due 2006" (herein called the "Notes") limited in aggregate principal amount to $100,000,000, issued under an indenture dated as of July 30, 1996 (as amended or supplemented from time to time, the "Indenture") among the Company, as issuer, and Maxxim Medical, Inc. (Delaware), Maxxim Acquisition Co., Fabritek La Romana, Inc., Maxxim Medical Canada Limited, Medica B.V., and Medica Hospital Supplies, N.V. as guarantors (collectively, the "Guarantors"), and First Union National Bank of North Carolina, as trustee (the "Trustee," which term includes any successor trustee under the Indenture). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and such Act for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee and each Holder and of the terms upon which the Notes are, and are to be, authenticated and delivered. The summary of the terms of this Note contained herein does not purport to be complete and is qualified by reference to the Indenture. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control. All capitalized terms used in this Note which are not defined herein shall have the meanings assigned to them in the Indenture.

         The Indenture restricts, among other things, the Company's ability to incur additional indebtedness and issue preferred stock, pay dividends or make certain other restricted payments, incur liens to secure PARI PASSU or subordinated indebtedness, sell stock of Subsidiaries, apply net proceeds from certain asset sales, merge or consolidate with any other person, sell, assign, transfer, lease, convey or otherwise dispose of substantially all of the assets of the Company, enter into certain transactions with affiliates or incur indebtedness that is subordinate in right of payment to any Senior Indebtedness and senior in right of payment to the Notes. The Indenture permits, under certain circumstances, the Company's Subsidiaries that are organized under the laws of jurisdictions other than the United States of America, any state thereof or the District of Columbia to be deemed Unrestricted Subsidiaries and thus not subject to the restrictions of the Indenture.

         2. PRINCIPAL AND INTEREST.

         Maxxim Medical, Inc., a Texas corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay the principal amount set forth on Schedule A of this Note to the Holder hereof on August 1, 2006.

                                      A-4

         The Company shall pay interest at a rate of 10 1/2% PER ANNUM, from July 30, 1996 or from the most recent Interest Payment Date thereafter to which interest has been paid or duly provided for, semiannually in arrears on February 1 and August 1 of each year, commencing on February 1, 1997, in cash, to the Holder hereof until the principal amount hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions provided in the Indenture, be paid to the Person in whose name this Note (or the Note in exchange or substitution for which this Note was issued) is registered at the close of business on the Record Date for interest payable on such Interest Payment Date. The Record Date for any interest payment is the close of business on January 15 or July 15, as the case may be, whether or not a Business Day, immediately preceding the Interest Payment Date on which such interest is payable. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") shall forthwith cease to be payable to the Holder on such Record Date and shall be paid as provided in Section 2.11 of the Indenture. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         Each payment of interest in respect of an Interest Payment Date will include interest accrued through the day before such Interest Payment Date. If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment.

         If this Note is exchanged in a Registered Exchange Offer prior to the Record Date for the first Interest Payment Date following such exchange, accrued and unpaid interest, if any, on this Note, up to but not including the date of issuance of the New Note or New Notes issued in exchange for this Note, shall be paid on the first Interest Payment Date for such New Note or New Notes to the Holder or Holders of such New Note or New Notes on the first Record Date with respect to such New Note or New Notes. If this Note is exchanged in a Registered Exchange Offer subsequent to the Record Date for the first Interest Payment Date following such exchange but on or prior to such Interest Payment Date, then any such accrued and unpaid interest with respect to this Note and any accrued and unpaid interest on the New Note or New Notes issued in exchange for this Note, through the day before such Interest Payment Date, shall be paid on such Interest Payment Date to the Holder of this Note on such Record Date.

         To the extent lawful, the Company shall pay interest on overdue principal, overdue premium, Defaulted Interest and overdue Liquidated Damages (without regard to any applicable grace period) at the interest rate borne on this Note. The Company's obligation pursuant to the previous sentence shall apply whether such overdue amount is due at its Stated Maturity, as a result of the Company's obligations pursuant to Section 3.05, Section 4.07 or Section 4.08 of the Indenture, or otherwise.

                                      A-5

         3. REGISTRATION RIGHTS; LIQUIDATED DAMAGES.

         The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated July 30, 1996, among the Company and the Initial Purchasers (the "Registration Rights Agreement"), which agreement is attached to the Indenture as Exhibit J thereto. Such benefits include the right of the Holder to receive Liquidated Damages in the event of a failure on the part of the Company to comply with certain registration covenants, as provided in
Section 4 of the Registration Rights Agreement.

         4. METHOD OF PAYMENT.

         The Company, through the Paying Agent, shall pay interest on this Note to the registered Holder of this Note, as provided above. The Holder must surrender this Note to a Paying Agent to collect principal payments. The Company will pay principal, premium, if any, and interest and Liquidated Damages, if any, in money of the United States of America that at the time of payment is legal tender for payment of all debts public and private. Principal, premium, if any, and interest and Liquidated Damages, if any, shall be paid by check mailed to the registered Holders at their registered addresses; PROVIDED that all payments with respect to Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer immediately available funds to the accounts specified by the Holders thereof.

         5. PAYING AGENT AND REGISTRAR.

         Initially, the Trustee will act as Paying Agent and Registrar under the Indenture. The Company may, upon written notice to the Trustee, appoint and change any Paying Agent or Registrar. The Company or any of its Affiliates may act as Paying Agent or Registrar, PROVIDED that if the Company or such Affiliate is acting as Paying Agent, the Company or such Affiliate shall segregate all funds held by it as Paying Agent and hold them in trust for the benefit of the Holders or the Trustee.

         6. NOTE GUARANTEES.

         This Note is initially entitled to the benefits of the Note Guarantees made by Maxxim Medical, Inc. (Delaware), Maxxim Acquisition Co., Fabritek La Romana, Inc., Maxxim Medical Canada Limited, Medica B.V., and Medica Hospital Supplies, N.V., and may thereafter be entitled to Note Guarantees made by other Guarantors for the benefit of the Holders of Notes. Each present Guarantor has, and each future Guarantor will, irrevocably and unconditionally, jointly and severally, guarantee on a senior subordinated basis the punctual payment when due, whether at Stated Maturity, by acceleration, in connection with a Change of Control Offer, an Asset Sale Offer or redemption, or otherwise, of all obligations of the Company under the Indenture and this Note, whether for payment of principal of, premium, if any, interest or Liquidated Damages, if any, on the Notes, expenses, indemnification or otherwise. A Guarantor shall be released from its Note Guarantee upon the terms and subject to the conditions set forth in the Indenture.

                                      A-6

         7. SUBORDINATION.

         This Note and the Note Guarantees are subordinated in right of payment, as set forth in the Indenture, to the prior payment in full of all existing and future Senior Indebtedness. Each of the Company and the Guarantors agrees, and each Holder by accepting a Note agrees, to the subordination provisions set forth in the Indenture, authorizes the Trustee to give them effect and appoints the Trustee as attorney-in-fact for such purpose.

         8. REDEMPTION.

         The Notes are not redeemable at the option of the Company prior to August 1, 2001. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, on at least 30 calendar days' but not more than 60 calendar days' prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, and Liquidated Damages, if any, to the applicable Redemption Date (subject to the right of each Holder of record on the relevant Record Date to receive interest due on the relevant Interest Payment
Date), if redeemed during the twelve-month period beginning August 1 of the years indicated below:

YEAR                                                  PERCENTAGE
2001                                                  105.25%
2002                                                  103.50%
2003                                                  101.75%
2004 and thereafter                                   100.00%

         The Notes are not subject to any sinking fund.

         9. NOTICE OF REDEMPTION.

         At least 30 calendar days but not more than 60 calendar days before a Redemption Date, the Company shall deliver to the Trustee and send, by first-class mail, postage prepaid, to Holders of Notes to be redeemed at the addresses of such Holders as they appear in the Note Register, a notice of redemption.

         If less than all of the Notes are to be redeemed at any time, the Notes to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate and that complies with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a PRO RATA basis; PROVIDED that the Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000 (Notes in denominations of $1,000 or less may be redeemed only in whole). If any Note is redeemed subsequent to a Record Date with respect to any Interest Payment Date specified above and on or prior to such Interest Payment Date, then any accrued interest will be paid on such Interest Payment Date to the Holder of the Note on such Record Date. If money in an amount sufficient to pay the Redemption Price of all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent on or before the applicable Redemption Date and certain other conditions are satisfied, interest on the Notes or portions thereof to be redeemed on the applicable Redemption Date will cease to accrue.

                                      A-7

         10. REPURCHASE AT THE OPTION OF HOLDERS UPON CHANGE OF CONTROL.

         Upon the occurrence of a Change of Control, each Holder shall have the right in accordance with the terms hereof and the Indenture to require the Company to purchase such Holder's Notes, in whole or in part, in a principal amount that is an integral multiple of $1,000, pursuant to a Change of Control Offer, at a purchase price in cash equal to 101% of the principal amount of such Notes (or portions thereof) plus accrued and unpaid interest and Liquidated Damages, if any, to the Change of Control Payment Date.

         Within 30 calendar days following any Change of Control, the Company shall send, or cause to be sent, by first-class mail, postage prepaid, a notice regarding the Change of Control Offer to each Holder. The Holder of this Note may elect to have this Note or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below and tendering this Note pursuant to the Change of Control Offer. Unless the Company defaults in the payment of the Change of Control Purchase Price with respect thereto, all Notes or portions thereof accepted for payment pursuant to the Change of Control Offer will cease to accrue interest from and after the Change of Control Payment Date.

         Prior to complying with the provisions of the Indenture governing Change of Control Offers, but in any event within 30 calendar days following a Change of Control, the Company shall either repay all outstanding Senior Indebtedness or obtain the requisite consents, if any, under all agreements governing outstanding Senior Indebtedness to permit the repurchase of Notes required by the provisions of the Indenture governing Change of Control Offers.

         11. REPURCHASE AT THE OPTION OF HOLDERS UPON ASSET SALE.

         If at any time the Company or any Subsidiary engages in any Asset Sale, as a result of which the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company shall, within 30 calendar days of the date the amount of Excess Proceeds exceeds $5.0 million, use the then-existing Excess Proceeds to make an offer to purchase from all Holders of Notes, on a PRO RATA basis, Notes in an aggregate principal amount equal in amount to the then-existing Excess Proceeds, at a purchase price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon and Liquidated Damages to the Asset Sale Purchase Date. Upon completion of an Asset Sale Offer (including payment of the Asset Sale Purchase Price for accepted Notes), any surplus Excess Proceeds that were the subject of such offer shall cease to be Excess Proceeds, and the Company may then use such amounts for general corporate purposes.

         Within 30 calendar days of the date the amount of Excess Proceeds exceeds $5.0 million, the Company shall send, or cause to be sent, by first-class mail, postage prepaid, a notice regarding the Asset Sale Offer to each Holder. The Holder of this Note may elect to have this Note or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below and tendering this Note pursuant to the Asset Sale Offer. Unless the Company defaults in the payment of the Asset Sale Purchase Price with respect thereto, all Notes or portions thereof selected for payment pursuant to the Asset Sale Offer will cease to accrue interest from and after the Asset Sale Purchase Date.

                                      A-8

         12. THE GLOBAL NOTE.

         So long as this Global Note is registered in the name of the Depositary or its nominee, members of, or participants in, the Depositary ("Agent Members") shall have no rights under the Indenture with respect to this Global Note held on their behalf by the Depositary or the Trustee as its custodian, and the Depositary may be treated by the Company, the Guarantors, the Trustee and any agent of the Company, the Guarantors or the Trustee as the absolute owner of this Global Note for all purposes. Notwithstanding the foregoing, nothing herein shall (i) prevent the Company, the Guarantors, the Trustee or any agent of the Company, the Guarantors or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (ii) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder.

         The Holder of this Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests in this Global Note through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Notes.

         Whenever, as a result of optional redemption by the Company, a Change of Control Offer, an Asset Sale Offer, a Registered Exchange Offer or an exchange for Certificated Notes, this Global Note is redeemed, repurchased or exchanged in part, this Global Note shall be surrendered by the Holder thereof to the Trustee who shall cause an adjustment to be made to Schedule A hereof so that the principal amount of this Global Note will be equal to the portion not redeemed, repurchased or exchanged and shall thereafter return this Global Note to such Holder; PROVIDED that this Global Note shall be in a principal amount of $1,000 or an integral multiple of $1,000.

         13. THE REGISTERED EXCHANGE OFFER.

         Any Initial Notes represented by this Global Note that are presented to the Registrar for exchange pursuant to the Registered Exchange Offer (as defined in the Registration Rights Agreement) shall be exchanged for a Global Note representing New Notes of equal principal amount upon surrender of this Global Note to the Registrar in accordance with the terms of the Registered Exchange Offer and the Indenture.

                                      A-9

         14. TRANSFER AND EXCHANGE.

         The transfer of this Note is subject to certain restrictions, including those to which reference is made in the Private Placement Legend. A Holder may transfer or exchange Notes as provided in the Indenture and subject to certain limitations therein set forth. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes, fees and expenses required by law or permitted by the Indenture.

         15. DENOMINATIONS.

         The Notes are issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof of principal amount.

         16. DISCHARGE AND DEFEASANCE.

         Subject to certain conditions, the Company at any time may terminate some or all of the obligations of the Company and the Guarantors under the Notes, the Note Guarantees and the Indenture if the Company irrevocably deposits in trust with the Trustee cash or U.S. Government Obligations for the payment of principal, premium, if any, interest and Liquidated Damages, if any, on the Notes to redemption or maturity, as the case may be.

         17. AMENDMENT, WAIVER.

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes (which consent may, but need not, be given in connection with any tender offer or exchange offer for the Notes) and (ii) any Default and its consequences may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Notes (i) to evidence the succession of another Person to the Company and the assumption by such successor of the covenants of the Company under the Indenture and contained in the Notes; (ii) to add to the covenants of the Company, for the benefit of the Holders of all of the Notes, or to surrender any right or power conferred on the Company under the Indenture;
(iii) to add any additional Events of Default; (iv) to provide for uncertificated Notes in addition to or in place of Certificated Notes; (v) to evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee; (vi) to secure the Notes; (vii) to cure any ambiguity in the Indenture, or to correct or supplement any provision in the Indenture which may be inconsistent with any other provision therein or to add any other provisions with respect to matters or questions arising under the Indenture, PROVIDED that such actions shall not adversely affect the interests of the Holders of Notes in any material respect; (viii) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act; or (ix) to evidence the agreement or acknowledgment of a Subsidiary that it is a Guarantor for all purposes under the Indenture (including, without limitation, Article XI thereof).

                                      A-10

         18. DEFAULTS AND REMEDIES.

         Under the Indenture, Events of Default include: (i) a default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes (whether or not prohibited by the subordination provisions of the Indenture); (ii) default in payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture); (iii) failure by the Company to observe or perform certain covenants, conditions, agreements or other provisions of the Indenture or this Note (and, in the case of certain covenants, agreements or other provisions, such failure has continued for 60 calendar days after written notice by the Trustee or the Holders of at least 25% in principal amount of the Notes); (iv) failure by the Company to consummate the merger of Maxxim Acquisition Co. with and into Sterile Concepts on or prior to December 15, 1996; (v) default in the payment of Indebtedness of the Company or any of its Subsidiaries at its final maturity or acceleration of such Indebtedness in an amount in excess of $5.0 million in the aggregate; (vi) certain events of bankruptcy or insolvency with respect to the Company or any of its Subsidiaries; (vii) certain undischarged judgments in excess of $5.0 million in the aggregate; or (viii) the Note Guarantee of any Guarantor being held in any judicial proceeding to be unenforceable or invalid or ceasing for any reason to be in full force and effect (other than in accordance with the terms of the Indenture) or any Guarantor or any Person acting on behalf of any Guarantor denying or disaffirming the Note Guarantee of such Guarantor

         If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes, subject to certain limitations, may declare all the Notes to be immediately due and payable. Certain events of bankruptcy or insolvency shall result in the Notes being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

         Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power under the Indenture. The Holders of a majority in principal amount of the then outstanding Notes, by written notice to the Trustee and the Company, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all existing Events of Default have been cured or waived, except nonpayment of principal, interest, premium or Liquidated Damages that has become due solely because of acceleration. No such recission shall affect any subsequent Default or impair any right consequent thereto.

         19. INDIVIDUAL RIGHTS OF TRUSTEE.

         Subject to certain limitations imposed by the Trust Indenture Act, the Trustee or any Paying Agent or Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, the Guarantors or their Affiliates with the same rights it would have if it were not Trustee, Paying Agent or Registrar, as the case may be, under the Indenture.

                                      A-11

         20. NO RECOURSE AGAINST CERTAIN OTHERS.

         No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or such Guarantor under the Notes, the Note Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of its status as a director, officer, employee, incorporator or stockholder of the Company or such Guarantor. By accepting a Note, each Holder waives and releases all such liability (but only such liability) as part of the consideration for issuance of such Note to such Holder.

         21. AUTHENTICATION.

         This Note shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Note.

         22. ABBREVIATIONS.

         Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors
Act).

         23. CUSIP NUMBERS.

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         24. GOVERNING LAW.

         THE INDENTURE, THE NOTE GUARANTEES AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.

                                      A-12

         The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note. Requests may be made to:

                                    Maxxim Medical, Inc.
                                    104 Industrial Blvd.
                                    Sugar Land, Texas, 77478
                                    Attention:  Chief Operating Officer

                                      A-13

SCHEDULE A
                          SCHEDULE OF PRINCIPAL AMOUNT

The initial principal amount at maturity of this Note shall be $____________. The following decreases/increase in the principal amount in denominations of $1,000 or integral multiples thereof at maturity of this Note have been made:

                                                                 Total Principal
                                                                 Amount at                 Notation
                       Decrease in         Increase in           Maturity                  Made by
Date of                Principal           Principal             Following such            or on
Decrease/              Amount at           Amount at             Decrease/                 Behalf of
INCREASE               MATURITY            MATURITY              INCREASE                  TRUSTEE

============           ===========         ===========           =============             =========

============           ===========         ===========           =============             =========

============           ===========         ===========           =============             =========

============           ===========         ===========           =============             =========

============           ===========         ===========           =============             =========

============           ===========         ===========           =============             =========

============           ===========         ===========           =============             =========

============           ===========         ===========           =============             =========

                                      A-14

                                   ASSIGNMENT

                    (To be executed by the registered Holder
                  if such Holder desires to transfer this Note)

FOR VALUE RECEIVED ____________________ hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
TAX IDENTIFYING NUMBER OF TRANSFEREE

- -----------------------------------------


- --------------------------------------------------------------------------------
                  (Please print name and address of transferee)

- ------------------------------------------------------------------------------
this Note, together with all right, title and interest herein, and does hereby irrevocably constitute and appoint ________________________________ Attorney to transfer this Note on the Security Register, with full power of substitution.

Dated: _______________

- -----------------------------                  --------------------------------
Signature of Holder                                   Signature Guaranteed:

NOTICE: The signature to the foregoing Assignment must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

                                      A-15

                       OPTION OF HOLDER TO ELECT PURCHASE
                             (check as appropriate)

[_]      In connection with the Change of Control Offer made pursuant to Section
         4.07 of the Indenture, the undersigned hereby elects to have

         [_]      the entire principal amount

         [_] $________________ ($1,000 in principal amount or an integral multiple thereof) of this Note repurchased by the Company. The undersigned hereby directs the Trustee or Paying Agent to pay it or __________________________ an amount in cash equal to 101% of the principal amount indicated in the preceding sentence plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the Change of Control Payment Date.

|_| In connection with the Asset Sale Offer made pursuant to Section 4.08 of the Indenture, the undersigned hereby elects to have

         |_|      the entire principal amount

|_| $_________ ($1,000 in principal amount or an integral multiple thereof) of this Note repurchased by the Company. The undersigned hereby directs the Trustee or Paying Agent to pay it or __________________________ an amount in cash equal to 100% of the principal amount indicated in the preceding sentence plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the Asset Sale Purchase Date.

Dated: _______________

- -----------------------------                   --------------------------------
Signature of Holder                                     Signature Guaranteed:


NOTICE: The signature to the foregoing must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

                                      A-16

                                                                [Execution Copy]

                                                                       EXHIBIT B

                        FORM OF INITIAL CERTIFICATED NOTE

                        FACE OF INITIAL CERTIFICATED NOTE


                              MAXXIM MEDICAL, INC.

No. ____                                                    CUSIP No. 57777GAB1



         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (SUBJECT TO THE DELIVERY OF SUCH EVIDENCE, IF ANY, REQUIRED UNDER THE INDENTURE PURSUANT TO WHICH THIS NOTE IS ISSUED) AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION.


                    10 1/2% SENIOR SUBORDINATED NOTE DUE 2006

                  Maxxim Medical, Inc., a Texas corporation, for value received, hereby promises to pay to ________, or its registered assigns, the principal amount of ______, on August 1, 2006.

                  Interest Payment Dates: February 1 and August 1, commencing February 1, 1997.

                  Record Dates: January 15 and July 15.

                  Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purposes.

                  IN WITNESS WHEREOF, Maxxim Medical, Inc. has caused this Note to be duly executed under its corporate seal.

                                            MAXXIM MEDICAL, INC.

                                            By: ___________________________
                                                  Name:
                                                  Title:

[Corporate Seal]



Attest:______________________



Dated:______________________


TRUSTEE'S CERTIFICATE OF AUTHENTICATION

FIRSTUNION NATIONAL BANK OF NORTH CAROLINA, as Trustee, certifies that this is one of the Notes referred to in the Indenture.


By:
            Authorized Signatory

                                      B-2

                    REVERSE SIDE OF INITIAL CERTIFICATED NOTE

                              MAXXIM MEDICAL, INC.

                    10 1/2% SENIOR SUBORDINATED NOTE DUE 2006

     1.   INDENTURE.

                  This Note is one of a duly authorized issue of debt securities of the Company (as defined below) designated as its "10 1/2% Senior Subordinated Notes Due 2006" (herein called the "Notes") limited in aggregate principal amount to $100,000,000, issued under an indenture dated as of July 30, 1996 (as amended or supplemented from time to time, the "Indenture") among the Company, as issuer, and Maxxim Medical, Inc. (Delaware), Maxxim Acquisition Co., Fabritek La Romana, Inc., Maxxim Medical Canada Limited, Medica B.V., and Medica Hospital Supplies, N.V. as guarantors (collectively, the "Guarantors"), and First Union National Bank of North Carolina, as trustee (the "Trustee," which term includes any successor trustee under the Indenture). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and such Act for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee and each Holder and of the terms upon which the Notes are, and are to be, authenticated and delivered. The summary of the terms of this Note contained herein does not purport to be complete and is qualified by reference to the Indenture. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control. All capitalized terms used in this Note which are not defined herein shall have the meanings assigned to them in the Indenture.

                  The Indenture restricts, among other things, the Company's ability to incur additional indebtedness and issue preferred stock, pay dividends or make certain other restricted payments, incur liens to secure PARI PASSU or subordinated indebtedness, sell stock of Subsidiaries, apply net proceeds from certain asset sales, merge or consolidate with any other person, sell, assign, transfer, lease, convey or otherwise dispose of substantially all of the assets of the Company, enter into certain transactions with affiliates or incur indebtedness that is subordinate in right of payment to any Senior Indebtedness and senior in right of payment to the Notes. The Indenture permits, under certain circumstances, the Company's Subsidiaries that are organized under the laws of jurisdictions other than the United States of America, any state thereof or the District of Columbia to be deemed Unrestricted Subsidiaries and thus not subject to the restrictions of the Indenture.

         2.        PRINCIPAL AND INTEREST.

                  Maxxim Medical, Inc., a Texas corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay the principal amount set forth on Schedule A of this Note to the Holder hereof on August 1, 2006.

                                      B-3

                  The Company shall pay interest at a rate of 10 1/2% PER ANNUM, from July 30, 1996 or from the most recent Interest Payment Date thereafter to which interest has been paid or duly provided for, semiannually in arrears on February 1 and August 1 of each year, commencing on February 1, 1997, in cash, to the Holder hereof until the principal amount hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions provided in the Indenture, be paid to the Person in whose name this Note (or the Note in exchange or substitution for which this Note was issued) is registered at the close of business on the Record Date for interest payable on such Interest Payment Date. The Record Date for any interest payment is the close of business on January 15 or July 15, as the case may be, whether or not a Business Day, immediately preceding the Interest Payment Date on which such interest is payable. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") shall forthwith cease to be payable to the Holder on such Record Date and shall be paid as provided in Section 2.11 of the Indenture. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  Each payment of interest in respect of an Interest Payment Date will include interest accrued through the day before such Interest Payment Date. If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment.

                  If this Note is exchanged in a Registered Exchange Offer prior to the Record Date for the first Interest Payment Date following such exchange, accrued and unpaid interest, if any, on this Note, up to but not including the date of issuance of the New Note or New Notes issued in exchange for this Note, shall be paid on the first Interest Payment Date for such New Note or New Notes to the Holder or Holders of such New Note or New Notes on the first Record Date with respect to such New Note or New Notes. If this Note is exchanged in a Registered Exchange Offer subsequent to the Record Date for the first Interest Payment Date following such exchange but on or prior to such Interest Payment Date, then any such accrued and unpaid interest with respect to this Note and any accrued and unpaid interest on the New Note or New Notes issued in exchange for this Note, through the day before such Interest Payment Date, shall be paid on such Interest Payment Date to the Holder of this Note on such Record Date.

                  To the extent lawful, the Company shall pay interest on overdue principal, overdue premium, Defaulted Interest and overdue Liquidated Damages (without regard to any applicable grace period) at the interest rate borne on this Note. The Company's obligation pursuant to the previous sentence shall apply whether such overdue amount is due at its Stated Maturity, as a result of the Company's obligations pursuant to Section 3.05, Section 4.07 or
Section 4.08 of the Indenture, or otherwise.

                                      B-4

         3.        REGISTRATION RIGHTS; LIQUIDATED DAMAGES.

                  The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated July 30, 1996, among the Company and the Initial Purchasers (the "Registration Rights Agreement"), which agreement is attached to the Indenture as Exhibit J thereto. Such benefits include the right of the Holder to receive Liquidated Damages in the event of a failure on the part of the Company to comply with certain registration covenants, as provided in Section 4 of the Registration Rights Agreement.

         4.        METHOD OF PAYMENT.

                  The Company, through the Paying Agent, shall pay interest on this Note to the registered Holder of this Note, as provided above. The Holder must surrender this Note to a Paying Agent to collect principal payments. The Company will pay principal, premium, if any, and interest and Liquidated Damages, if any, in money of the United States of America that at the time of payment is legal tender for payment of all debts public and private. Principal, premium, if any, and interest and Liquidated Damages, if any, shall be paid by check mailed to the registered Holders at their registered addresses; PROVIDED that all payments with respect to Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer immediately available funds to the accounts specified by the Holders thereof.

         5.        PAYING AGENT AND REGISTRAR.

                  Initially, the Trustee will act as Paying Agent and Registrar under the Indenture. The Company may, upon written notice to the Trustee, appoint and change any Paying Agent or Registrar. The Company or any of its Affiliates may act as Paying Agent or Registrar, PROVIDED that if the Company or such Affiliate is acting as Paying Agent, the Company or such Affiliate shall segregate all funds held by it as Paying Agent and hold them in trust for the benefit of the Holders or the Trustee.

         6.        NOTE GUARANTEES.

                  This Note is initially entitled to the benefits of the Note Guarantees made by Maxxim Medical, Inc. (Delaware), Maxxim Acquisition Co., Fabritek La Romana, Inc., Maxxim Medical Canada Limited, Medica B.V., and Medica Hospital Supplies, N.V., and may thereafter be entitled to Note Guarantees made by other Guarantors for the benefit of the Holders of Notes. Each present Guarantor has, and each future Guarantor will, irrevocably and unconditionally, jointly and severally, guarantee on a senior subordinated basis the punctual payment when due, whether at Stated Maturity, by acceleration, in connection with a Change of Control Offer, an Asset Sale Offer or redemption, or otherwise, of all obligations of the Company under the Indenture and this Note, whether for payment of principal of, premium, if any, interest or Liquidated Damages, if any, on the Notes, expenses, indemnification or otherwise. A Guarantor shall be released from its Note Guarantee upon the terms and subject to the conditions set forth in the Indenture.

                                      B-5

         7.        SUBORDINATION.

                  This Note and the Note Guarantees are subordinated in right of payment, as set forth in the Indenture, to the prior payment in full of all existing and future Senior Indebtedness. Each of the Company and the Guarantors agrees, and each Holder by accepting a Note agrees, to the subordination provisions set forth in the Indenture, authorizes the Trustee to give them effect and appoints the Trustee as attorney-in-fact for such purpose.

         8.        REDEMPTION.

                  The Notes are not redeemable at the option of the Company prior to August 1, 2001. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, on at least 30 calendar days' but not more than 60 calendar days' prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, and Liquidated Damages, if any, to the applicable Redemption Date (subject to the right of each Holder of record on the relevant Record Date to receive interest due on the relevant Interest Payment
Date), if redeemed during the twelve-month period beginning August 1 of the years indicated below:

YEAR                                                  PERCENTAGE
2001                                                  105.25%
2002                                                  103.50%
2003                                                  101.75%
2004 and thereafter                                   100.00%

                  The Notes are not subject to any sinking fund.

         9.        NOTICE OF REDEMPTION.

                  At least 30 calendar days but not more than 60 calendar days before a Redemption Date, the Company shall deliver to the Trustee and send, by first-class mail, postage prepaid, to Holders of Notes to be redeemed at the addresses of such Holders as they appear in the Note Register, a notice of redemption.

                  If less than all of the Notes are to be redeemed at any time, the Notes to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate and that complies with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a PRO RATA basis; PROVIDED that the Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000 (Notes in denominations of $1,000 or less may be redeemed only in whole). If any Note is redeemed subsequent to a Record Date with respect to any Interest Payment Date specified above and on or prior to such Interest Payment Date, then any accrued interest will be paid on such Interest Payment Date to the Holder of the Note on such Record Date. If money in an amount sufficient to pay the Redemption Price of all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent on or before the applicable Redemption Date and certain other conditions are satisfied, interest on the Notes or portions thereof to be redeemed on the applicable Redemption Date will cease to accrue.

                                      B-6

         10.       REPURCHASE AT THE OPTION OF HOLDERS UPON CHANGE OF CONTROL.

                  Upon the occurrence of a Change of Control, each Holder shall have the right in accordance with the terms hereof and the Indenture to require the Company to purchase such Holder's Notes, in whole or in part, in a principal amount that is an integral multiple of $1,000, pursuant to a Change of Control Offer, at a purchase price in cash equal to 101% of the principal amount of such Notes (or portions thereof) plus accrued and unpaid interest and Liquidated Damages, if any, to the Change of Control Payment Date.

                  Within 30 calendar days following any Change of Control, the Company shall send, or cause to be sent, by first-class mail, postage prepaid, a notice regarding the Change of Control Offer to each Holder. The Holder of this Note may elect to have this Note or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below and tendering this Note pursuant to the Change of Control Offer. Unless the Company defaults in the payment of the Change of Control Purchase Price with respect thereto, all Notes or portions thereof accepted for payment pursuant to the Change of Control Offer will cease to accrue interest from and after the Change of Control Payment Date.

                  Prior to complying with the provisions of the Indenture governing Change of Control Offers, but in any event within 30 calendar days following a Change of Control, the Company shall either repay all outstanding Senior Indebtedness or obtain the requisite consents, if any, under all agreements governing outstanding Senior Indebtedness to permit the repurchase of Notes required by the provisions of the Indenture governing Change of Control Offers.

         11.       REPURCHASE AT THE OPTION OF HOLDERS UPON ASSET SALE.

                  If at any time the Company or any Subsidiary engages in any Asset Sale, as a result of which the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company shall, within 30 calendar days of the date the amount of Excess Proceeds exceeds $5.0 million, use the then-existing Excess Proceeds to make an offer to purchase from all Holders of Notes, on a PRO RATA basis, Notes in an aggregate principal amount equal in amount to the then-existing Excess Proceeds, at a purchase price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon and Liquidated Damages to the Asset Sale Purchase Date. Upon completion of an Asset Sale Offer (including payment of the Asset Sale Purchase Price for accepted Notes), any surplus Excess Proceeds that were the subject of such offer shall cease to be Excess Proceeds, and the Company may then use such amounts for general corporate purposes.

                  Within 30 calendar days of the date the amount of Excess Proceeds exceeds $5.0 million, the Company shall send, or cause to be sent, by first-class mail, postage prepaid, a notice regarding the Asset Sale Offer to each Holder. The Holder of this Note may elect to have this Note or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below and tendering this Note pursuant to the Asset Sale Offer. Unless the Company defaults in the payment of the Asset Sale Purchase Price with respect thereto, all Notes or portions thereof selected for payment pursuant to the Asset Sale Offer will cease to accrue interest from and after the Asset Sale Purchase Date.

                                      B-7

         12.       THE REGISTERED EXCHANGE OFFER.

                  Any Initial Notes (including this Note) that are presented to the Registrar for exchange pursuant to the Registered Exchange Offer (as defined in the Registration Rights Agreement) shall be exchanged for New Notes of equal principal amount upon surrender of such Notes to the Registrar in accordance with the terms of the Registered Exchange Offer and the Indenture.

         13.       TRANSFER AND EXCHANGE.

                  The transfer of this Note is subject to certain restrictions, including those to which reference is made in the Private Placement Legend. A Holder may transfer or exchange Notes as provided in the Indenture and subject to certain limitations therein set forth. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes, fees and expenses required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of Certificated Notes or portions thereof selected for redemption (except, in the case of a Certificated Note to be redeemed in part, the portion of such Certificated Note not to be redeemed) or any Certificated Notes for a period of 15 calendar days before a selection of Notes to be redeemed.

         14.       DENOMINATIONS.

                  The Notes are issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof of principal amount; PROVIDED that Initial Certificated Notes originally purchased by or transferred to Institutional Accredited Investors shall be subject to a minimum denomination of $250,000.

         15.       DISCHARGE AND DEFEASANCE.

                  Subject to certain conditions, the Company at any time may terminate some or all of the obligations of the Company and the Guarantors under the Notes, the Note Guarantees and the Indenture if the Company irrevocably deposits in trust with the Trustee cash or U.S. Government Obligations for the payment of principal, premium, if any, interest and Liquidated Damages, if any, on the Notes to redemption or maturity, as the case may be.

         16.       AMENDMENT, WAIVER.

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes (which consent may, but need not, be given in connection with any tender offer or exchange offer for the Notes) and (ii) any Default and its consequences may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Notes (i) to evidence the succession of another Person to the Company and the assumption by such successor of the covenants of the Company under the Indenture and contained in the Notes; (ii) to add to the covenants of the Company, for the benefit of the Holders of all of the Notes, or to surrender any right or power conferred on the Company under the Indenture; (iii) to add any additional Events of Default; (iv) to provide for uncertificated Notes in addition to or in place of Certificated Notes; (v) to evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee; (vi) to secure the Notes; (vii) to cure any ambiguity in the Indenture, or to correct or supplement any provision in the Indenture which may be inconsistent with any other provision therein or to add any other provisions with respect to matters or questions arising under the Indenture, PROVIDED that such actions shall not adversely affect the interests of the Holders of Notes in any material respect; (viii) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act; or (ix) to evidence the agreement or acknowledgment of a Subsidiary that it is a Guarantor for all purposes under the Indenture (including, without limitation, Article XI thereof).

                                      B-8

         17.       DEFAULTS AND REMEDIES.

                  Under the Indenture, Events of Default include: (i) a default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes (whether or not prohibited by the subordination provisions of the Indenture); (ii) default in payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture); (iii) failure by the Company to observe or perform certain covenants, conditions, agreements or other provisions of the Indenture or this Note (and, in the case of certain covenants, agreements or other provisions, such failure has continued for 60 calendar days after written notice by the Trustee or the Holders of at least 25% in principal amount of the Notes);
(iv) failure by the Company to consummate the merger of Maxxim Acquisition Co. with and into Sterile Concepts on or prior to December 15, 1996; (v) default in the payment of Indebtedness of the Company or any of its Subsidiaries at its final maturity or acceleration of such Indebtedness in an amount in excess of $5.0 million in the aggregate; (vi) certain events of bankruptcy or insolvency with respect to the Company or any of its Subsidiaries; (vii) certain undischarged judgments in excess of $5.0 million in the aggregate; or (viii) the Note Guarantee of any Guarantor being held in any judicial proceeding to be unenforceable or invalid or ceasing for any reason to be in full force and effect (other than in accordance with the terms of the Indenture) or any Guarantor or any Person acting on behalf of any Guarantor denying or disaffirming the Note Guarantee of such Guarantor

                  If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes, subject to certain limitations, may declare all the Notes to be immediately due and payable. Certain events of bankruptcy or insolvency shall result in the Notes being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

                                      B-9

                  Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power under the Indenture. The Holders of a majority in principal amount of the then outstanding Notes, by written notice to the Trustee and the Company, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all existing Events of Default have been cured or waived, except nonpayment of principal, interest, premium or Liquidated Damages that has become due solely because of acceleration. No such recission shall affect any subsequent Default or impair any right consequent thereto.

         18.       INDIVIDUAL RIGHTS OF TRUSTEE.

                  Subject to certain limitations imposed by the Trust Indenture Act, the Trustee or any Paying Agent or Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, the Guarantors or their Affiliates with the same rights it would have if it were not Trustee, Paying Agent or Registrar, as the case may be, under the Indenture.

         19.       NO RECOURSE AGAINST CERTAIN OTHERS.

                  No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or such Guarantor under the Notes, the Note Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of its status as a director, officer, employee, incorporator or stockholder of the Company or such Guarantor. By accepting a Note, each Holder waives and releases all such liability (but only such liability) as part of the consideration for issuance of such Note to such Holder.

         20.       AUTHENTICATION.

                  This Note shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Note.

         21.       ABBREVIATIONS.

                  Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors
Act).

                                      B-10

         22.       CUSIP NUMBERS.

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         23.       GOVERNING LAW.

                  THE INDENTURE, THE NOTE GUARANTEES AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.

                  The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note. Requests may be made to:

                                    Maxxim Medical, Inc.
                                    104 Industrial Blvd.
                                    Sugar Land, Texas, 77478
                                    Attention:  Chief Operating Officer

                                      B-11

ASSIGNMENT

                    (To be executed by the registered Holder
                  if such Holder desires to transfer this Note)

FOR VALUE RECEIVED ____________________ hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
TAX IDENTIFYING NUMBER OF TRANSFEREE

- -----------------------------------------


- ------------------------------------------------------------------------------
                 (Please print name and address of transferee)

- ------------------------------------------------------------------------------
this Note, together with all right, title and interest herein, and does hereby irrevocably constitute and appoint ________________________________ Attorney to transfer this Note on the Security Register, with full power of substitution.

Dated: _______________

- -----------------------------                   --------------------------------
Signature of Holder                                    Signature Guaranteed:


NOTICE: The signature to the foregoing Assignment must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

                                      B-12

                       OPTION OF HOLDER TO ELECT PURCHASE
                             (check as appropriate)

|_|      In connection with the Change of Control Offer made pursuant to Section
         4.07 of the Indenture, the undersigned hereby elects to have

         |_|      the entire principal amount

         |_| $________________ ($1,000 in principal amount or an integral multiple thereof) of this Note repurchased by the Company. The undersigned hereby directs the Trustee or Paying Agent to pay it or __________________________ an amount in cash equal to 101% of the principal amount indicated in the preceding sentence plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the Change of Control Payment Date.

|_| In connection with the Asset Sale Offer made pursuant to Section 4.08 of the Indenture, the undersigned hereby elects to have

         |_|      the entire principal amount

         |_| $________________ ($1,000 in principal amount or an integral multiple thereof) of this Note repurchased by the Company. The undersigned hereby directs the Trustee or Paying Agent to pay it or __________________________ an amount in cash equal to 100% of the principal amount indicated in the preceding sentence plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the Asset Sale Purchase Date.

Dated: _______________

- -----------------------------                  --------------------------------
Signature of Holder                                   Signature Guaranteed:


NOTICE: The signature to the foregoing must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

                                                                [Execution Copy]

                                                                       EXHIBIT C
                             FORM OF NEW GLOBAL NOTE

                             FACE OF NEW GLOBAL NOTE

                              MAXXIM MEDICAL, INC.

No. ____                                                  CUSIP No.

        THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO.

        UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO MAXXIM MEDICAL, INC. OR A SUCCESSOR THEREOF OR THE REGISTRAR FOR REGISTRATION OF TRANSFER OR EXCHANGE AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER ENTITY AS HAS BEEN REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS HAS BEEN REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        TRANSFER OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, AND NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE.

                                  GLOBAL NOTE
            REPRESENTING 10 1/2% SENIOR SUBORDINATED NOTES DUE 2006

               Maxxim Medical, Inc., a Texas corporation, for value received, hereby promises to pay to CEDE & CO., or its registered assigns, the principal sum indicated on Schedule A hereof, on August 1, 2006.

               Interest Payment Dates: February 1 and August 1, commencing February 1, 1997.

               Record Dates: January 15 and July 15.

               Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

               Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purposes.
                                      C-2

               IN WITNESS WHEREOF, Maxxim Medical, Inc. has caused this Note to be duly executed under its corporate seal.

                              MAXXIM MEDICAL, INC.

                              By: __________________________________________
                                  Name:
                                  Title:
[Corporate Seal]

Attest:______________________

Dated:_______________________

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

FIRST UNION NATIONAL BANK OF NORTH CAROLINA, as Trustee, certifies that this is one of the Notes referred to in the Indenture.

By:__________________________
      Authorized Signatory
                                      C-3

                        REVERSE SIDE OF NEW GLOBAL NOTE

                              MAXXIM MEDICAL, INC.

                                  GLOBAL NOTE
            REPRESENTING 10 1/2% SENIOR SUBORDINATED NOTES DUE 2006

        1.      INDENTURE.

               This Note is one of a duly authorized issue of debt securities of the Company (as defined below) designated as its "10 1/2% Senior Subordinated Notes Due 2006" (herein called the "Notes") limited in aggregate principal amount to $100,000,000, issued under an indenture dated as of July 30, 1996 (as amended or supplemented from time to time, the "Indenture") among the Company, as issuer, and Maxxim Medical, Inc. (Delaware), Maxxim Acquisition Co., Fabritek La Romana, Inc., Maxxim Medical Canada Limited, Medica B.V., and Medica Hospital Supplies, N.V. as guarantors (collectively, the "Guarantors"), and First Union National Bank of North Carolina, as trustee (the "Trustee," which term includes any successor trustee under the Indenture). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and such Act for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee and each Holder and of the terms upon which the Notes are, and are to be, authenticated and delivered. The summary of the terms of this Note contained herein does not purport to be complete and is qualified by reference to the Indenture. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control. All capitalized terms used in this Note which are not defined herein shall have the meanings assigned to them in the Indenture.

               The Indenture restricts, among other things, the Company's ability to incur additional indebtedness and issue preferred stock, pay dividends or make certain other restricted payments, incur liens to secure PARI PASSU or subordinated indebtedness, sell stock of Subsidiaries, apply net proceeds from certain asset sales, merge or consolidate with any other person, sell, assign, transfer, lease, convey or otherwise dispose of substantially all of the assets of the Company, enter into certain transactions with affiliates or incur indebtedness that is subordinate in right of payment to any Senior Indebtedness and senior in right of payment to the Notes. The Indenture permits, under certain circumstances, the Company's Subsidiaries that are organized under the laws of jurisdictions other than the United States of America, any state thereof or the District of Columbia to be deemed Unrestricted Subsidiaries and thus not subject to the restrictions of the Indenture.

        2.      PRINCIPAL AND INTEREST.

               Maxxim Medical, Inc., a Texas corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"),
                                      C-4

promises to pay the principal amount set forth on Schedule A of this Note to the Holder hereof on August 1, 2006.

               The Company shall pay interest at a rate of 10 1/2% PER ANNUM, from July 30, 1996 or from the most recent Interest Payment Date thereafter to which interest has been paid or duly provided for, semiannually in arrears on February 1 and August 1 of each year, commencing on February 1, 1997, in cash, to the Holder hereof until the principal amount hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions provided in the Indenture, be paid to the Person in whose name this Note (or the Note in exchange or substitution for which this Note was issued) is registered at the close of business on the Record Date for interest payable on such Interest Payment Date. The Record Date for any interest payment is the close of business on January 15 or July 15, as the case may be, whether or not a Business Day, immediately preceding the Interest Payment Date on which such interest is payable. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") shall forthwith cease to be payable to the Holder on such Record Date and shall be paid as provided in Section 2.11 of the Indenture. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

               Each payment of interest in respect of an Interest Payment Date will include interest accrued through the day before such Interest Payment Date. If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment.

               If this Note is issued pursuant to a Registered Exchange Offer on or prior to the Record Date for the first Interest Payment Date following such exchange, accrued and unpaid interest, if any, on the equivalent principal amount of the Initial Note in exchange for which this Note was issued, up to but not including the date of issuance of this Note, shall be paid on the first Interest Payment Date for this Note to the Holder of this Note on the first Record Date with respect to this Note. If this Note is issued pursuant to a Registered Exchange Offer subsequent to the Record Date for the first Interest Payment Date following such exchange but on or prior to such Interest Payment Date, then any such accrued and unpaid interest with respect to the equivalent principal amount of the Initial Note in exchange for which this Note was issued and any accrued and unpaid interest on this Note through the day before such Interest Payment Date shall be paid on such Interest Payment Date to the Holder of such Initial Note on such Record Date.

               To the extent lawful, the Company shall pay interest on overdue principal, overdue premium, Defaulted Interest and overdue Liquidated Damages (without regard to any applicable grace period) at the interest rate borne on this Note. The Company's obligation pursuant to the previous sentence shall apply whether such overdue amount is due at its Stated Maturity, as a result of the Company's obligations pursuant to Section 3.05, Section 4.07 or Section 4.08 of the Indenture, or otherwise.
                                      C-5

        3.      METHOD OF PAYMENT.

               The Company, through the Paying Agent, shall pay interest on this Note to the registered Holder of this Note, as provided above. The Holder must surrender this Note to a Paying Agent to collect principal payments. The Company will pay principal, premium, if any, and interest and Liquidated Damages, if any, in money of the United States of America that at the time of payment is legal tender for payment of all debts public and private. Principal, premium, if any, and interest and Liquidated Damages, if any, shall be paid by check mailed to the registered Holders at their registered addresses; PROVIDED that all payments with respect to Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer immediately available funds to the accounts specified by the Holders thereof.

        4.      PAYING AGENT AND REGISTRAR.

               Initially, the Trustee will act as Paying Agent and Registrar under the Indenture. The Company may, upon written notice to the Trustee, appoint and change any Paying Agent or Registrar. The Company or any of its Affiliates may act as Paying Agent or Registrar, PROVIDED that if the Company or such Affiliate is acting as Paying Agent, the Company or such Affiliate shall segregate all funds held by it as Paying Agent and hold them in trust for the benefit of the Holders or the Trustee.

        5.      NOTE GUARANTEES.

               This Note is initially entitled to the benefits of the Note Guarantees made by Maxxim Medical, Inc. (Delaware), Maxxim Acquisition Co., Fabritek La Romana, Inc., Maxxim Medical Canada Limited, Medica B.V., and Medica Hospital Supplies, N.V., and may thereafter be entitled to Note Guarantees made by other Guarantors for the benefit of the Holders of Notes. Each present Guarantor has, and each future Guarantor will, irrevocably and unconditionally, jointly and severally, guarantee on a senior subordinated basis the punctual payment when due, whether at Stated Maturity, by acceleration, in connection with a Change of Control Offer, an Asset Sale Offer or redemption, or otherwise, of all obligations of the Company under the Indenture and this Note, whether for payment of principal of, premium, if any, interest or Liquidated Damages, if any, on the Notes, expenses, indemnification or otherwise. A Guarantor shall be released from its Note Guarantee upon the terms and subject to the conditions set forth in the Indenture.

        6.      SUBORDINATION.

               This Note and the Note Guarantees are subordinated in right of payment, as set forth in the Indenture, to the prior payment in full of all existing and future Senior Indebtedness. Each of the Company and the Guarantors agrees, and each Holder by accepting a Note agrees, to the subordination provisions set forth in the Indenture, authorizes the Trustee to give them effect and appoints the Trustee as attorney-in-fact for such purpose.

                                      C-6

        7.      REDEMPTION.

               The Notes are not redeemable at the option of the Company prior to August 1, 2001. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, on at least 30 calendar days' but not more than 60 calendar days' prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, and Liquidated Damages, if any, to the applicable Redemption Date (subject to the right of each Holder of record on the relevant Record Date to receive interest due on the relevant Interest Payment
Date), if redeemed during the twelve-month period beginning August 1 of the years indicated below:

      YEAR                                         PERCENTAGE
      ----                                         ----------
      2001                                         105.25%
      2002                                         103.50%
      2003                                         101.75%
      2004 and thereafter                          100.00%

               The Notes are not subject to any sinking fund.

        8.      NOTICE OF REDEMPTION.

               At least 30 calendar days but not more than 60 calendar days before a Redemption Date, the Company shall deliver to the Trustee and send, by first-class mail, postage prepaid, to Holders of Notes to be redeemed at the addresses of such Holders as they appear in the Note Register, a notice of redemption.

               If less than all of the Notes are to be redeemed at any time, the Notes to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate and that complies with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a PRO RATA basis; PROVIDED that the Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000 (Notes in denominations of $1,000 or less may be redeemed only in whole). If any Note is redeemed subsequent to a Record Date with respect to any Interest Payment Date specified above and on or prior to such Interest Payment Date, then any accrued interest will be paid on such Interest Payment Date to the Holder of the Note on such Record Date. If money in an amount sufficient to pay the Redemption Price of all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent on or before the applicable Redemption Date and certain other conditions are satisfied, interest on the Notes or portions thereof to be redeemed on the applicable Redemption Date will cease to accrue.

        9.      REPURCHASE AT THE OPTION OF HOLDERS UPON CHANGE OF CONTROL.

               Upon the occurrence of a Change of Control, each Holder shall have the right in accordance with the terms hereof and the Indenture to require the Company to purchase such
                                      C-7

Holder's Notes, in whole or in part, in a principal amount that is an integral multiple of $1,000, pursuant to a Change of Control Offer, at a purchase price in cash equal to 101% of the principal amount of such Notes (or portions thereof) plus accrued and unpaid interest and Liquidated Damages, if any, to the Change of Control Payment Date.

               Within 30 calendar days following any Change of Control, the Company shall send, or cause to be sent, by first-class mail, postage prepaid, a notice regarding the Change of Control Offer to each Holder. The Holder of this Note may elect to have this Note or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below and tendering this Note pursuant to the Change of Control Offer. Unless the Company defaults in the payment of the Change of Control Purchase Price with respect thereto, all Notes or portions thereof accepted for payment pursuant to the Change of Control Offer will cease to accrue interest from and after the Change of Control Payment Date.

               Prior to complying with the provisions of the Indenture governing Change of Control Offers, but in any event within 30 calendar days following a Change of Control, the Company shall either repay all outstanding Senior Indebtedness or obtain the requisite consents, if any, under all agreements governing outstanding Senior Indebtedness to permit the repurchase of Notes required by the provisions of the Indenture governing Change of Control Offers.

        10.     REPURCHASE AT THE OPTION OF HOLDERS UPON ASSET SALE.

               If at any time the Company or any Subsidiary engages in any Asset Sale, as a result of which the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company shall, within 30 calendar days of the date the amount of Excess Proceeds exceeds $5.0 million, use the then-existing Excess Proceeds to make an offer to purchase from all Holders of Notes, on a PRO RATA basis, Notes in an aggregate principal amount equal in amount to the then-existing Excess Proceeds, at a purchase price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon and Liquidated Damages to the Asset Sale Purchase Date. Upon completion of an Asset Sale Offer (including payment of the Asset Sale Purchase Price for accepted Notes), any surplus Excess Proceeds that were the subject of such offer shall cease to be Excess Proceeds, and the Company may then use such amounts for general corporate purposes.

               Within 30 calendar days of the date the amount of Excess Proceeds exceeds $5.0 million, the Company shall send, or cause to be sent, by first-class mail, postage prepaid, a notice regarding the Asset Sale Offer to each Holder. The Holder of this Note may elect to have this Note or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below and tendering this Note pursuant to the Asset Sale Offer. Unless the Company defaults in the payment of the Asset Sale Purchase Price with respect thereto, all Notes or portions thereof selected for payment pursuant to the Asset Sale Offer will cease to accrue interest from and after the Asset Sale Purchase Date.

                                      C-8

        11.     THE GLOBAL NOTE.

               So long as this Global Note is registered in the name of the Depositary or its nominee, members of, or participants in, the Depositary ("Agent Members") shall have no rights under the Indenture with respect to this Global Note held on their behalf by the Depositary or the Trustee as its custodian, and the Depositary may be treated by the Company, the Guarantors, the Trustee and any agent of the Company, the Guarantors or the Trustee as the absolute owner of this Global Note for all purposes. Notwithstanding the foregoing, nothing herein shall (i) prevent the Company, the Guarantors, the Trustee or any agent of the Company, the Guarantors or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (ii) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder.

               The Holder of this Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests in this Global Note through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Notes.

               Whenever, as a result of optional redemption by the Company, a Change of Control Offer, an Asset Sale Offer or an exchange for Certificated Notes, this Global Note is redeemed, repurchased or exchanged in part, this Global Note shall be surrendered by the Holder thereof to the Trustee who shall cause an adjustment to be made to Schedule A hereof so that the principal amount of this Global Note will be equal to the portion not redeemed, repurchased or exchanged and shall thereafter return this Global Note to such Holder; PROVIDED that this Global Note shall be in a principal amount of $1,000 or an integral multiple of $1,000.

        12.     TRANSFER AND EXCHANGE.

               A Holder may transfer or exchange Notes as provided in the Indenture and subject to certain limitations therein set forth. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes, fees and expenses required by law or permitted by the Indenture.

        13.     DENOMINATIONS.

               The Notes are issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof of principal amount.

        14.     DISCHARGE AND DEFEASANCE.

               Subject to certain conditions, the Company at any time may terminate some or all of the obligations of the Company and the Guarantors under the Notes, the Note Guarantees and the Indenture if the Company irrevocably deposits in trust with the Trustee cash or U.S. Government Obligations for the payment of principal, premium, if any, interest and Liquidated Damages, if any, on the Notes to redemption or maturity, as the case may be.

                                      C-9

        15.     AMENDMENT, WAIVER.

               Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes (which consent may, but need not, be given in connection with any tender offer or exchange offer for the Notes) and (ii) any Default and its consequences may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Notes (i) to evidence the succession of another Person to the Company and the assumption by such successor of the covenants of the Company under the Indenture and contained in the Notes; (ii) to add to the covenants of the Company, for the benefit of the Holders of all of the Notes, or to surrender any right or power conferred on the Company under the Indenture;
(iii) to add any additional Events of Default; (iv) to provide for uncertificated Notes in addition to or in place of Certificated Notes; (v) to evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee; (vi) to secure the Notes; (vii) to cure any ambiguity in the Indenture, or to correct or supplement any provision in the Indenture which may be inconsistent with any other provision therein or to add any other provisions with respect to matters or questions arising under the Indenture, PROVIDED that such actions shall not adversely affect the interests of the Holders of Notes in any material respect; (viii) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act; or (ix) to evidence the agreement or acknowledgment of a Subsidiary that it is a Guarantor for all purposes under the Indenture (including, without limitation, Article XI thereof).

        16.     DEFAULTS AND REMEDIES.

               Under the Indenture, Events of Default include: (i) a default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes (whether or not prohibited by the subordination provisions of the Indenture); (ii) default in payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture); (iii) failure by the Company to observe or perform certain covenants, conditions, agreements or other provisions of the Indenture or this Note (and, in the case of certain covenants, agreements or other provisions, such failure has continued for 60 calendar days after written notice by the Trustee or the Holders of at least 25% in principal amount of the Notes);
(iv) failure by the Company to consummate the merger of Maxxim Acquisition Co. with and into Sterile Concepts on or prior to December 15, 1996; (v) default in the payment of Indebtedness of the Company or any of its Subsidiaries at its final maturity or acceleration of such Indebtedness in an amount in excess of $5.0 million in the aggregate; (vi) certain events of bankruptcy or insolvency with respect to the Company or any of its Subsidiaries; (vii) certain undischarged judgments in excess of $5.0 million in the aggregate; or (viii) the Note Guarantee of any Guarantor being held in any judicial proceeding to be unenforceable or invalid or ceasing for any reason to be in full force and effect (other than in accordance with the terms of the Indenture) or any Guarantor or any Person acting on behalf of any Guarantor denying or disaffirming the Note Guarantee of such Guarantor

                                      C-10

               If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes, subject to certain limitations, may declare all the Notes to be immediately due and payable. Certain events of bankruptcy or insolvency shall result in the Notes being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

               Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power under the Indenture. The Holders of a majority in principal amount of the then outstanding Notes, by written notice to the Trustee and the Company, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all existing Events of Default have been cured or waived, except nonpayment of principal, interest, premium or Liquidated Damages that has become due solely because of acceleration. No such recission shall affect any subsequent Default or impair any right consequent thereto.

        17.     INDIVIDUAL RIGHTS OF TRUSTEE.

               Subject to certain limitations imposed by the Trust Indenture Act, the Trustee or any Paying Agent or Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, the Guarantors or their Affiliates with the same rights it would have if it were not Trustee, Paying Agent or Registrar, as the case may be, under the Indenture.

        18.     NO RECOURSE AGAINST CERTAIN OTHERS.

               No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or such Guarantor under the Notes, the Note Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of its status as a director, officer, employee, incorporator or stockholder of the Company or such Guarantor. By accepting a Note, each Holder waives and releases all such liability (but only such liability) as part of the consideration for issuance of such Note to such Holder.

        19.     AUTHENTICATION.

               This Note shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Note.

        20.     ABBREVIATIONS.

               Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors
Act).
                                      C-11

        21.     CUSIP NUMBERS.

               Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

        22.     GOVERNING LAW.

               THE INDENTURE, THE NOTE GUARANTEES AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.

               The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note. Requests may be made to:

                             Maxxim Medical, Inc.
                             104 Industrial Blvd.
                             Sugar Land, Texas, 77478
                             Attention: Chief Operating Officer

                                      C-12

                                   SCHEDULE A

                          SCHEDULE OF PRINCIPAL AMOUNT

The initial principal amount at maturity of this Note shall be $___________. The following decreases/increase in the principal amount in denominations of $1,000 or integral multiples thereof at maturity of this Note have been made:

                                                 Total Principal
                                                 Amount at             Notation
                 Decrease in     Increase in     Maturity              Made by
Date of          Principal       Principal       Following such        or on
Decrease/        Amount at       Amount at       Decrease/             Behalf of
Increase         Maturity        Maturity        Increase              Trustee

- ------------     -----------     -----------     -------------         ---------
- ------------     -----------     -----------     -------------         ---------
- ------------     -----------     -----------     -------------         ---------
- ------------     -----------     -----------     -------------         ---------
- ------------     -----------     -----------     -------------         ---------
- ------------     -----------     -----------     -------------         ---------
- ------------     -----------     -----------     -------------         ---------
- ------------     -----------     -----------     -------------         ---------
- ------------     -----------     -----------     -------------         ---------
- ------------     -----------     -----------     -------------         ---------
- ------------     -----------     -----------     -------------         ---------
- ------------     -----------     -----------     -------------         ---------
- ------------     -----------     -----------     -------------         ---------
- ------------     -----------     -----------     -------------         ---------
- ------------     -----------     -----------     -------------         ---------
- ------------     -----------     -----------     -------------         ---------

                                      C-13

                                   ASSIGNMENT

                    (To be executed by the registered Holder
                 if such Holder desires to transfer this Note)

FOR VALUE RECEIVED ___________________________ hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
TAX IDENTIFYING NUMBER OF TRANSFEREE

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
                 (Please print name and address of transferee)

- --------------------------------------------------------------------------------
this Note, together with all right, title and interest herein, and does hereby irrevocably constitute and appoint ________________________________ Attorney to transfer this Note on the Security Register, with full power of substitution.

Dated: _______________

- -----------------------------                      -----------------------------
Signature of Holder                                Signature Guaranteed:

NOTICE: The signature to the foregoing Assignment must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.
                                      C-14

                       OPTION OF HOLDER TO ELECT PURCHASE
                             (check as appropriate)

|_|     In connection with the Change of Control Offer made pursuant to
        Section 4.07 of the Indenture, the undersigned hereby elects to have

        |_|    the entire principal amount

        |_|    $________________ ($1,000 in principal amount or an integral multiple thereof) of this Note

        repurchased by the Company. The undersigned hereby directs the Trustee or Paying Agent to pay it or __________________________ an amount in cash equal to 101% of the principal amount indicated in the preceding sentence plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the Change of Control Payment Date.

|_| In connection with the Asset Sale Offer made pursuant to Section 4.08 of the Indenture, the undersigned hereby elects to have

        |_|    the entire principal amount

        |_|    $________________ ($1,000 in principal amount or an integral multiple thereof) of this Note

        repurchased by the Company. The undersigned hereby directs the Trustee or Paying Agent to pay it or __________________________ an amount in cash equal to 100% of the principal amount indicated in the preceding sentence plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the Asset Sale Purchase Date.

Dated: _______________

- -----------------------------                      -----------------------------
Signature of Holder                                Signature Guaranteed:

NOTICE: The signature to the foregoing must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

                                                                [Execution Copy]

                                                                       EXHIBIT D

                          FORM OF NEW CERTIFICATED NOTE

                          FACE OF NEW CERTIFICATED NOTE

                              MAXXIM MEDICAL, INC.

No. __                                                CUSIP No.

                    10 1/2% SENIOR SUBORDINATED NOTE DUE 2006

            Maxxim Medical, Inc., a Texas corporation, for value received, hereby promises to pay to__________, or its registered assigns, the principal amount of __________, on August 1, 2006.

            Interest Payment Dates: February 1 and August 1, commencing February 1, 1997.

            Record Dates:  January 15 and July 15.

            Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purposes.

            IN WITNESS WHEREOF, Maxxim Medical, Inc. has caused this Note to be duly executed under its corporate seal.

                              MAXXIM MEDICAL, INC.

                              By: __________________________________________
                                      Name:
                                     Title:

[Corporate Seal]

Attest:______________________

Dated:______________________

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

FIRST UNION NATIONAL BANK OF NORTH CAROLINA, as Trustee, certifies that this is one of the Notes referred to in the Indenture.

By:
            Authorized Signatory

                                      D-2

                      REVERSE SIDE OF NEW CERTIFICATED NOTE

                              MAXXIM MEDICAL, INC.

                    10 1/2% SENIOR SUBORDINATED NOTE DUE 2006

      1.     INDENTURE.

            This Note is one of a duly authorized issue of debt securities of the Company (as defined below) designated as its "10 1/2% Senior Subordinated Notes Due 2006" (herein called the "Notes") limited in aggregate principal amount to $100,000,000, issued under an indenture dated as of July 30, 1996 (as amended or supplemented from time to time, the "Indenture") among the Company, as issuer, and Maxxim Medical, Inc. (Delaware), Maxxim Acquisition Co., Fabritek La Romana, Inc., Maxxim Medical Canada Limited, Medica B.V., and Medica Hospital Supplies, N.V. as guarantors (collectively, the "Guarantors"), and First Union National Bank of North Carolina, as trustee (the "Trustee," which term includes any successor trustee under the Indenture). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and such Act for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee and each Holder and of the terms upon which the Notes are, and are to be, authenticated and delivered. The summary of the terms of this Note contained herein does not purport to be complete and is qualified by reference to the Indenture. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control. All capitalized terms used in this Note which are not defined herein shall have the meanings assigned to them in the Indenture.

            The Indenture restricts, among other things, the Company's ability to incur additional indebtedness and issue preferred stock, pay dividends or make certain other restricted payments, incur liens to secure PARI PASSU or subordinated indebtedness, sell stock of Subsidiaries, apply net proceeds from certain asset sales, merge or consolidate with any other person, sell, assign, transfer, lease, convey or otherwise dispose of substantially all of the assets of the Company, enter into certain transactions with affiliates or incur indebtedness that is subordinate in right of payment to any Senior Indebtedness and senior in right of payment to the Notes. The Indenture permits, under certain circumstances, the Company's Subsidiaries that are organized under the laws of jurisdictions other than the United States of America, any state thereof or the District of Columbia to be deemed Unrestricted Subsidiaries and thus not subject to the restrictions of the Indenture.

      2.     PRINCIPAL AND INTEREST.

            Maxxim Medical, Inc., a Texas corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"),

                                      D-3

promises to pay the principal amount set forth on Schedule A of this Note to the Holder hereof on August 1, 2006.

            The Company shall pay interest at a rate of 10 1/2% PER ANNUM, from July 30, 1996 or from the most recent Interest Payment Date thereafter to which interest has been paid or duly provided for, semiannually in arrears on February 1 and August 1 of each year, commencing on February 1, 1997, in cash, to the Holder hereof until the principal amount hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions provided in the Indenture, be paid to the Person in whose name this Note (or the Note in exchange or substitution for which this Note was issued) is registered at the close of business on the Record Date for interest payable on such Interest Payment Date. The Record Date for any interest payment is the close of business on January 15 or July 15, as the case may be, whether or not a Business Day, immediately preceding the Interest Payment Date on which such interest is payable. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") shall forthwith cease to be payable to the Holder on such Record Date and shall be paid as provided in Section 2.11 of the Indenture. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

            Each payment of interest in respect of an Interest Payment Date will include interest accrued through the day before such Interest Payment Date. If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment.

            If this Note is issued pursuant to a Registered Exchange Offer on or prior to the Record Date for the first Interest Payment Date following such exchange, accrued and unpaid interest, if any, on the equivalent principal amount of the Initial Note in exchange for which this Note was issued, up to but not including the date of issuance of this Note, shall be paid on the first Interest Payment Date for this Note to the Holder of this Note on the first Record Date with respect to this Note. If this Note is issued pursuant to a Registered Exchange Offer subsequent to the Record Date for the first Interest Payment Date following such exchange but on or prior to such Interest Payment Date, then any such accrued and unpaid interest with respect to the equivalent principal amount of the Initial Note in exchange for which this Note was issued and any accrued and unpaid interest on this Note through the day before such Interest Payment Date shall be paid on such Interest Payment Date to the Holder of such Initial Note on such Record Date.

            To the extent lawful, the Company shall pay interest on overdue principal, overdue premium, Defaulted Interest and overdue Liquidated Damages (without regard to any applicable grace period) at the interest rate borne on this Note. The Company's obligation pursuant to the previous sentence shall apply whether such overdue amount is due at its Stated Maturity, as a result of the Company's obligations pursuant to Section 3.05, Section 4.07 or Section 4.08 of the Indenture, or otherwise.

                                      D-4

      3.     METHOD OF PAYMENT.

            The Company, through the Paying Agent, shall pay interest on this Note to the registered Holder of this Note, as provided above. The Holder must surrender this Note to a Paying Agent to collect principal payments. The Company will pay principal, premium, if any, and interest and Liquidated Damages, if any, in money of the United States of America that at the time of payment is legal tender for payment of all debts public and private. Principal, premium, if any, and interest and Liquidated Damages, if any, shall be paid by check mailed to the registered Holders at their registered addresses; PROVIDED that all payments with respect to Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer immediately available funds to the accounts specified by the Holders thereof.

      4.     PAYING AGENT AND REGISTRAR.

            Initially, the Trustee will act as Paying Agent and Registrar under the Indenture. The Company may, upon written notice to the Trustee, appoint and change any Paying Agent or Registrar. The Company or any of its Affiliates may act as Paying Agent or Registrar, PROVIDED that if the Company or such Affiliate is acting as Paying Agent, the Company or such Affiliate shall segregate all funds held by it as Paying Agent and hold them in trust for the benefit of the Holders or the Trustee.

      5.     NOTE GUARANTEES.

            This Note is initially entitled to the benefits of the Note Guarantees made by Maxxim Medical, Inc. (Delaware), Maxxim Acquisition Co., Fabritek La Romana, Inc., Maxxim Medical Canada Limited, Medica B.V., and Medica Hospital Supplies, N.V., and may thereafter be entitled to Note Guarantees made by other Guarantors for the benefit of the Holders of Notes. Each present Guarantor has, and each future Guarantor will, irrevocably and unconditionally, jointly and severally, guarantee on a senior subordinated basis the punctual payment when due, whether at Stated Maturity, by acceleration, in connection with a Change of Control Offer, an Asset Sale Offer or redemption, or otherwise, of all obligations of the Company under the Indenture and this Note, whether for payment of principal of, premium, if any, interest or Liquidated Damages, if any, on the Notes, expenses, indemnification or otherwise. A Guarantor shall be released from its Note Guarantee upon the terms and subject to the conditions set forth in the Indenture.

      6.     SUBORDINATION.

            This Note and the Note Guarantees are subordinated in right of payment, as set forth in the Indenture, to the prior payment in full of all existing and future Senior Indebtedness. Each of the Company and the Guarantors agrees, and each Holder by accepting a Note agrees, to the subordination provisions set forth in the Indenture, authorizes the Trustee to give them effect and appoints the Trustee as attorney-in-fact for such purpose.

                                      D-5

      7.     REDEMPTION.

            The Notes are not redeemable at the option of the Company prior to August 1, 2001. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, on at least 30 calendar days' but not more than 60 calendar days' prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, and Liquidated Damages, if any, to the applicable Redemption Date (subject to the right of each Holder of record on the relevant Record Date to receive interest due on the relevant Interest Payment
Date), if redeemed during the twelve-month period beginning August 1 of the years indicated below:

YEAR                                 PERCENTAGE
2001                                 105.25%
2002                                 103.50%
2003                                 101.75%
2004 and thereafter                  100.00%

            The Notes are not subject to any sinking fund.

      8.     NOTICE OF REDEMPTION.

            At least 30 calendar days but not more than 60 calendar days before a Redemption Date, the Company shall deliver to the Trustee and send, by first-class mail, postage prepaid, to Holders of Notes to be redeemed at the addresses of such Holders as they appear in the Note Register, a notice of redemption.

            If less than all of the Notes are to be redeemed at any time, the Notes to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate and that complies with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a PRO RATA basis; PROVIDED that the Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000 (Notes in denominations of $1,000 or less may be redeemed only in whole). If any Note is redeemed subsequent to a Record Date with respect to any Interest Payment Date specified above and on or prior to such Interest Payment Date, then any accrued interest will be paid on such Interest Payment Date to the Holder of the Note on such Record Date. If money in an amount sufficient to pay the Redemption Price of all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent on or before the applicable Redemption Date and certain other conditions are satisfied, interest on the Notes or portions thereof to be redeemed on the applicable Redemption Date will cease to accrue.

      9.     REPURCHASE AT THE OPTION OF HOLDERS UPON CHANGE OF CONTROL.

            Upon the occurrence of a Change of Control, each Holder shall have the right in accordance with the terms hereof and the Indenture to require the Company to purchase such

                                      D-6

Holder's Notes, in whole or in part, in a principal amount that is an integral multiple of $1,000, pursuant to a Change of Control Offer, at a purchase price in cash equal to 101% of the principal amount of such Notes (or portions thereof) plus accrued and unpaid interest and Liquidated Damages, if any, to the Change of Control Payment Date.

            Within 30 calendar days following any Change of Control, the Company shall send, or cause to be sent, by first-class mail, postage prepaid, a notice regarding the Change of Control Offer to each Holder. The Holder of this Note may elect to have this Note or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below and tendering this Note pursuant to the Change of Control Offer. Unless the Company defaults in the payment of the Change of Control Purchase Price with respect thereto, all Notes or portions thereof accepted for payment pursuant to the Change of Control Offer will cease to accrue interest from and after the Change of Control Payment Date.

            Prior to complying with the provisions of the Indenture governing Change of Control Offers, but in any event within 30 calendar days following a Change of Control, the Company shall either repay all outstanding Senior Indebtedness or obtain the requisite consents, if any, under all agreements governing outstanding Senior Indebtedness to permit the repurchase of Notes required by the provisions of the Indenture governing Change of Control Offers.

      10.    REPURCHASE AT THE OPTION OF HOLDERS UPON ASSET SALE.

            If at any time the Company or any Subsidiary engages in any Asset Sale, as a result of which the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company shall, within 30 calendar days of the date the amount of Excess Proceeds exceeds $5.0 million, use the then-existing Excess Proceeds to make an offer to purchase from all Holders of Notes, on a PRO rata basis, Notes in an aggregate principal amount equal in amount to the then-existing Excess Proceeds, at a purchase price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon and Liquidated Damages to the Asset Sale Purchase Date. Upon completion of an Asset Sale Offer (including payment of the Asset Sale Purchase Price for accepted Notes), any surplus Excess Proceeds that were the subject of such offer shall cease to be Excess Proceeds, and the Company may then use such amounts for general corporate purposes.

            Within 30 calendar days of the date the amount of Excess Proceeds exceeds $5.0 million, the Company shall send, or cause to be sent, by first-class mail, postage prepaid, a notice regarding the Asset Sale Offer to each Holder. The Holder of this Note may elect to have this Note or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below and tendering this Note pursuant to the Asset Sale Offer. Unless the Company defaults in the payment of the Asset Sale Purchase Price with respect thereto, all Notes or portions thereof selected for payment pursuant to the Asset Sale Offer will cease to accrue interest from and after the Asset Sale Purchase Date.

                                      D-7

      11.    TRANSFER AND EXCHANGE.

            A Holder may transfer or exchange Notes as provided in the Indenture and subject to certain limitations therein set forth. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes, fees and expenses required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of Certificated Notes or portions thereof selected for redemption (except, in the case of a Certificated Note to be redeemed in part, the portion of such Certificated Note not to be redeemed) or any Certificated Notes for a period of 15 calendar days before a selection of Notes to be redeemed.

      12.    DENOMINATIONS.

            The Notes are issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof of principal amount.

      13.    DISCHARGE AND DEFEASANCE.

            Subject to certain conditions, the Company at any time may terminate some or all of the obligations of the Company and the Guarantors under the Notes, the Note Guarantees and the Indenture if the Company irrevocably deposits in trust with the Trustee cash or U.S. Government Obligations for the payment of principal, premium, if any, interest and Liquidated Damages, if any, on the Notes to redemption or maturity, as the case may be.

      14.    AMENDMENT, WAIVER.

            Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes (which consent may, but need not, be given in connection with any tender offer or exchange offer for the Notes) and (ii) any Default and its consequences may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Notes (i) to evidence the succession of another Person to the Company and the assumption by such successor of the covenants of the Company under the Indenture and contained in the Notes; (ii) to add to the covenants of the Company, for the benefit of the Holders of all of the Notes, or to surrender any right or power conferred on the Company under the Indenture;
(iii) to add any additional Events of Default; (iv) to provide for uncertificated Notes in addition to or in place of Certificated Notes; (v) to evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee; (vi) to secure the Notes; (vii) to cure any ambiguity in the Indenture, or to correct or supplement any provision in the Indenture which may be inconsistent with any other provision therein or to add any other provisions with respect to matters or questions arising under the Indenture, PROVIDED that such actions shall not adversely affect the interests of the Holders of Notes in any material respect; (viii) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the

                                      D-8

Trust Indenture Act; or (ix) to evidence the agreement or acknowledgment of a Subsidiary that it is a Guarantor for all purposes under the Indenture (including, without limitation, Article XI thereof).

      15.    DEFAULTS AND REMEDIES.

            Under the Indenture, Events of Default include: (i) a default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes (whether or not prohibited by the subordination provisions of the Indenture); (ii) default in payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture); (iii) failure by the Company to observe or perform certain covenants, conditions, agreements or other provisions of the Indenture or this Note (and, in the case of certain covenants, agreements or other provisions, such failure has continued for 60 calendar days after written notice by the Trustee or the Holders of at least 25% in principal amount of the Notes); (iv) failure by the Company to consummate the merger of Maxxim Acquisition Co. with and into Sterile Concepts on or prior to December 15, 1996; (v) default in the payment of Indebtedness of the Company or any of its Subsidiaries at its final maturity or acceleration of such Indebtedness in an amount in excess of $5.0 million in the aggregate; (vi) certain events of bankruptcy or insolvency with respect to the Company or any of its Subsidiaries; (vii) certain undischarged judgments in excess of $5.0 million in the aggregate; or (viii) the Note Guarantee of any Guarantor being held in any judicial proceeding to be unenforceable or invalid or ceasing for any reason to be in full force and effect (other than in accordance with the terms of the Indenture) or any Guarantor or any Person acting on behalf of any Guarantor denying or disaffirming the Note Guarantee of such Guarantor

            If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes, subject to certain limitations, may declare all the Notes to be immediately due and payable. Certain events of bankruptcy or insolvency shall result in the Notes being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

            Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power under the Indenture. The Holders of a majority in principal amount of the then outstanding Notes, by written notice to the Trustee and the Company, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all existing Events of Default have been cured or waived, except nonpayment of principal, interest, premium or Liquidated Damages that has become due solely because of acceleration. No such recission shall affect any subsequent Default or impair any right consequent thereto.

                                      D-9

      16.    INDIVIDUAL RIGHTS OF TRUSTEE.

            Subject to certain limitations imposed by the Trust Indenture Act, the Trustee or any Paying Agent or Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, the Guarantors or their Affiliates with the same rights it would have if it were not Trustee, Paying Agent or Registrar, as the case may be, under the Indenture.

      17.    NO RECOURSE AGAINST CERTAIN OTHERS.

            No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or such Guarantor under the Notes, the Note Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of its status as a director, officer, employee, incorporator or stockholder of the Company or such Guarantor. By accepting a Note, each Holder waives and releases all such liability (but only such liability) as part of the consideration for issuance of such Note to such Holder.

      18.    AUTHENTICATION.

            This Note shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Note.

      19.    ABBREVIATIONS.

            Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors
Act).

      20.    CUSIP NUMBERS.

            Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

      21.    GOVERNING LAW.

            THE INDENTURE, THE NOTE GUARANTEES AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.

                                      D-10

            The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note. Requests may be made to:

                        Maxxim Medical, Inc.
                        104 Industrial Blvd.
                        Sugar Land, Texas, 77478
                       Attention: Chief Operating Officer

                                      D-11

ASSIGNMENT
                   (To be executed by the registered Holder
                if such Holder desires to transfer this Note)

FOR VALUE RECEIVED ___________________________ hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
TAX IDENTIFYING NUMBER OF TRANSFEREE

- ----------------------------
                           |
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
                 (Please print name and address of transferee)
- ------------------------------------------------------------------------------
this Note, together with all right, title and interest herein, and does hereby irrevocably constitute and appoint ________________________________ Attorney to transfer this Note on the Security Register, with full power of substitution.

Dated: _______________

- -----------------------------             --------------------------------
Signature of Holder                             Signature Guaranteed:

NOTICE: The signature to the foregoing Assignment must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

                                      D-12

                       OPTION OF HOLDER TO ELECT PURCHASE
                             (check as appropriate)

|_|   In connection with the Change of Control Offer made pursuant to Section
      4.07 of the Indenture, the undersigned hereby elects to have

      |_|   the entire principal amount

      |_|   $________________ ($1,000 in principal amount or an integral multiple thereof) of this Note

      repurchased by the Company. The undersigned hereby directs the Trustee or Paying Agent to pay it or __________________________ an amount in cash equal to 101% of the principal amount indicated in the preceding sentence plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the Change of Control Payment Date.

|_| In connection with the Asset Sale Offer made pursuant to Section 4.08 of the Indenture, the undersigned hereby elects to have

      |_|   the entire principal amount

      |_|   $________________ ($1,000 in principal amount or an integral multiple thereof) of this Note

      repurchased by the Company. The undersigned hereby directs the Trustee or Paying Agent to pay it or __________________________ an amount in cash equal to 100% of the principal amount indicated in the preceding sentence plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the Asset Sale Purchase Date.

Dated: _______________

- -----------------------------             --------------------------------
Signature of Holder                             Signature Guaranteed:

NOTICE: The signature to the foregoing must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

                                      D-13